                                                                    EXHIBIT 10.1


                           SECOND AMENDED AND RESTATED
                         MULTICURRENCY CREDIT AGREEMENT

                          DATED AS OF OCTOBER 25, 1998,

                           AMENDED AND RESTATED AS OF
                               DECEMBER 15, 1998,

                     AND FURTHER AMENDED AND RESTATED AS OF
                                  JUNE 15, 1999

                                      AMONG

                            MACDERMID, INCORPORATED,

                               NATIONSBANK, N.A.,

                            AS ADMINISTRATIVE AGENT,
                          LETTER OF CREDIT ISSUING BANK

                                       AND

                               SWING LINE LENDER,

                                BANKBOSTON, N.A.,

                             AS DOCUMENTATION AGENT,

                              FLEET NATIONAL BANK,

                              AS SYNDICATION AGENT,

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                       AND
                         BANC OF AMERICA SECURITIES LLC

                                       AS
                         LEAD ARRANGER AND BOOK MANAGER

                                TABLE OF CONTENTS

         Section                                                                        Page
         ARTICLE I

                  DEFINITIONS..........................................................   2
         1.01     Certain Defined Terms................................................   2
         1.02     Other Interpretive Provisions........................................  30
         1.03     Accounting Principles................................................  31

         ARTICLE II

                  THE CREDITS..........................................................  32
         2.01     Amounts and Terms of Commitment......................................  32
                  (a)      Term Loan...................................................  32
                  (b)      Sterling Acquisition Loan...................................  32
                  (c)      The Revolving Credit........................................  32
                  (d)      Swing Line Loans............................................  34
                  (e)      PTI Term Loan...............................................  37
         2.02     Loan Accounts........................................................  37
         2.03     Procedure for Borrowing..............................................  37
         2.04     Conversion and Continuation Elections for Revolving Loans............  39
         2.05     Voluntary Termination or Reduction of Commitments....................  41
         2.06     Optional Prepayments of Loans........................................  41
         2.07     Termination of Commitments; Mandatory Prepayments of
                  Loans; Mandatory Commitment Reductions...............................  42
         2.08     Repayment of Loans...................................................  45
         2.09     Interest.............................................................  45
         2.10     Fees.................................................................  46
                  (a)      Agency Fees.................................................  46
                  (b)      Revolving Loan Commitment Fee...............................  46
                  (c)      Term Loan Commitment Fee....................................  47
                  (d)      Sterling Acquisition Loan Commitment Fee....................  47
                  (e)      PTI Term Loan Commitment Fee................................  48
                  (f)      Amendment Fee...............................................  48
         2.12     Payments by a Borrower...............................................  49
         2.13     Payments by the Lenders to the Administrative Agent..................  50
         2.14     Sharing of Payments, Etc.............................................  50
         2.15     Utilization of Commitments in Offshore Currencies....................  51

         ARTICLE III

                   THE LETTERS OF CREDIT FACILITY......................................  53
         3.01     The Letter of Credit Facility........................................  53
         3.02     Issuance, Amendment and Renewal of Letters of Credit.................  54

         Section                                                                         Page
         3.03     Risk Participations, Drawings, Revolving Loans and Reimbursements....  56
         3.04     Repayment of Participations..........................................  57
         3.05     Role of the Issuing Bank.............................................  58
         3.06     Obligations Absolute.................................................  59
         3.07     Cash Collateral Pledge...............................................  60
         3.08     Letter of Credit Fees................................................  60
         3.09     Existing Letters of Credit...........................................  60
         3.10     Uniform Customs and Practice.........................................  61

         ARTICLE IV

                  TAXES, YIELD PROTECTION AND ILLEGALITY...............................  61
         4.01     Taxes................................................................  61
         4.02     Illegality...........................................................  62
         4.03     Increased Costs and Reduction of Return..............................  63
         4.04     Funding Losses.......................................................  64
         4.05     Inability to Determine Rates.........................................  65
         4.06     Reserves on Offshore Rate Loans......................................  65
         4.07     Certificates of Lenders..............................................  66
         4.08     Substitution of Lenders..............................................  66
         4.09     Survival.............................................................  66

         ARTICLE V

                  CONDITIONS PRECEDENT.................................................  66
         5.01     Conditions to Announcement Date......................................  66
                  (a)      Prior Loan Document.........................................  67
                  (b)      Resolutions; Incumbency.....................................  67
                  (c)      Organization Documents; Good Standing.......................  67
                  (d)      Legal Opinions..............................................  67
                  (e)      Payment of Fees.............................................  67
                  (f)      Certificate.................................................  68
                  (g)      Press Release...............................................  68
                  (h)      Consent to Existing Credit Agreement........................  68
                  (i)      Currency Fluctuations Protection............................  68
                  (j)      Environment Review..........................................  69
                  (k)      Pro Forma Balance Sheet; Projections; and Financials........  69
                  (l)      Solvency Certificates.......................................  69
                  (m)      Collateral Documents........................................  69
                  (n)      Other Documents.............................................  70
         5.02     Conditions of Initial Funding Date...................................  70
                  (a)      First Amended and Restated Credit Agreement and
                           the promissory notes contemplated thereby...................  70
                  (b)      Bring Down Certificate......................................  70

     Section                                                                             Page
                  (c)      Lender Payoff Letter........................................  70
                  (d)      Solvency Certificates.......................................  71
                  (e)      Resolutions; Incumbency.....................................  71
                  (f)      Organization Documents; Good Standing.......................  71
                  (g)      Collateral Documents........................................  71
                  (h)      Completion of Offer.........................................  72
                  (i)      Legal Opinion...............................................  72
                  (j)      Applicable Margin Certificate...............................  73
                  (k)      Application of Swap Contract Proceeds.......................  73
                  (l)      Payment of Fees.............................................  73
                  (m)      Other Documents.............................................  73
         5.03     Conditions to All Credit Extensions..................................  73
                  (a)      Notice, Application.........................................  74
                  (b)      Continuation of Representations and Warranties..............  74
                  (c)      No Existing Default.........................................  74
         5.04     First Borrowing by Each Eligible Borrower............................  75
         5.05     Conditions to PTI Effective Date.....................................  76
                  (a)      Credit Agreement............................................  76
                  (b)      PTI Merger Documents........................................  76
                  (c)      Resolutions; Incumbency.....................................  76
                  (d)      Organization Documents; Good Standing.......................  77
                  (e)      Legal Opinion...............................................  77
                  (f)      Payment of Fees.............................................  77
                  (g)      Certificate.................................................  77
                  (h)      Environmental Review........................................  78
                  (i)      Pro Forma Balance Sheet; Projections; and Financials........  78
                  (j)      Solvency Certificates.......................................  79
                  (k)      Collateral Documents........................................  79
                  (l)      Updated Disclosure Schedules................................  79
                  (m)      Other Documents.............................................  79
         5.06     Conditions of PTI Funding Date.......................................  79
                  (a)      Notes.......................................................  79
                  (b)      Bring Down Certificate for Disclosure Schedules.............  79
                  (c)      Applicable Margin Certificate...............................  80
                  (d)      Lender Payoff Letters.......................................  80
                  (e)      Certificate.................................................  80
                  (f)      Solvency Certificates.......................................  81
                  (g)      Resolutions; Incumbency.....................................  81
                  (h)      Organization Documents; Good Standing.......................  82
                  (i)      Collateral Documents........................................  82
                  (j)      Completion of PTI Merger....................................  83
                  (k)      Approval of Pro Forma Balance Sheet and Delivery
                           of Updated PTI Financial Statements.........................  84
                  (l)      Legal Opinions..............................................  84

         Section                                                                        Page

                  (m)      Y2K Problem Review..........................................  85
                  (n)      Payment of Fees.............................................  85
                  (o)      Other Documents.............................................  85

         ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES.......................................  85
         6.01     Incorporation, Good Standing and Due Qualification...................  85
         6.02     Corporate Power and Authority; No Conflicts..........................  85
         6.03     Legally Enforceable Agreements.......................................  86
         6.04     Litigation...........................................................  86
         6.05     Financial Statements; SEC Filings....................................  86
         6.06     Taxes................................................................  87
         6.07     ERISA................................................................  88
         6.08     Subsidiaries and Ownership of Stock..................................  88
         6.09     Credit Arrangements..................................................  88
         6.10     No Default on Outstanding Judgments or Orders........................  88
         6.11     Governmental Regulation..............................................  88
         6.12     Environmental Matters................................................  88
         6.13     Margin Stock.........................................................  89
         6.14     Full Disclosure......................................................  89
         6.15     Collateral Documents.................................................  89
         6.16     Solvency.............................................................  90
         6.17     Labor Relations......................................................  90
         6.18     Copyrights, Patents, Trademarks and Licenses, etc....................  90
         6.19     Broker's; Transaction Fees...........................................  90
         6.20     Insurance............................................................  90
         6.21     Swap Obligations.....................................................  91
         6.22     Transaction Agreements and PTI Merger Documents......................  91
         6.23     Governmental Authorization...........................................  92
         6.24     Year 2000 Compliance.................................................  93
         6.25     Representations of Eligible Borrowers................................  93

         ARTICLE VII

                  AFFIRMATIVE COVENANTS................................................  94
         7.01     Reporting Requirements...............................................  94
         7.02     Payment of Obligations...............................................  96
         7.03     Maintenance of Property; Insurance...................................  96
         7.04     Conduct of Business and Maintenance of Existence.....................  97
         7.05     Compliance with Laws.................................................  97
         7.06     Inspection of Property, Books and Records............................  97
         7.07     Maintenance of Ownership of Subsidiaries.............................  97
         7.08     Use of Proceeds......................................................  98

         Section                                                                        Page

         7.09     Solvency.............................................................  99
         7.10     Further Assurances...................................................  99
         7.11     Foreign Subsidiaries Security........................................  99
         7.12     The Offer............................................................ 100
         7.13     Bidco Capitalization................................................  102
         7.14     The PTI Merger......................................................  102

         ARTICLE VIII

                   NEGATIVE COVENANTS.................................................  102
         8.01     Debt................................................................  103
         8.02     Restricted Payments.................................................  104
         8.03     Investments.........................................................  104
         8.04     Negative Pledge.....................................................  105
         8.05     Consolidations, Mergers and Sales of Assets.........................  106
         8.06     Transactions with Affiliates........................................  106
         8.07     Change in Business..................................................  107
         8.08     Accounting Changes..................................................  108
         8.09     Target Operations...................................................  108

         ARTICLE IX

                  FINANCIAL COVENANTS.................................................  108
         9.01     EBIT to Interest Expense Ratio......................................  109
         9.02     Minimum Consolidated Net Worth......................................  109
         9.03     Maximum Total Debt to Consolidated EBITDA...........................  109

         ARTICLE X

                  EVENTS OF DEFAULT...................................................  109
         10.01    Event of Default....................................................  109
         10.02    Relevant Events of Default with respect to Offer....................  112
         10.03    Remedies............................................................  113
         10.04    Rights Not Exclusive................................................  114
         10.05    Permitted Swap Contract Remedies....................................  114

         ARTICLE XI

                  THE ADMINISTRATIVE AGENT............................................  115

         11.01    Appointment and Authorization; "Administrative Agent"...............  115
         11.02    Delegation of Duties................................................  115
         11.03    Liability of Administrative Agent...................................  116
         11.04    Reliance by Administrative Agent....................................  116
         11.05    Notice of Default...................................................  116

         Section                                                                        Page
         11.06    Credit Decision.....................................................  117
         11.07    Indemnification of Administrative Agent.............................  117
         11.08    Administrative Agent in Individual Capacity.........................  118
         11.09    Successor Administrative Agent......................................  118
         11.10    Withholding Tax.....................................................  119
         11.11    Collateral Matters..................................................  120
         11.12    Administrative Agent as English Trustee.............................  121
         11.13    Assignment under Dutch Law..........................................  121

         ARTICLE XII

                  MISCELLANEOUS.......................................................  122
         12.01    Amendments and Waivers..............................................  122
         12.02    Notices.............................................................  123
         12.03    No Waiver; Cumulative Remedies......................................  124
         12.04    Costs and Expenses..................................................  124
         12.05    Company Indemnification.............................................  125
         12.06    Payments Set Aside..................................................  126
         12.07    Successors and Assigns..............................................  126
         12.08    Assignments, Participations, etc....................................  126
         12.09    Confidentiality.....................................................  128
         12.10    Set-off.............................................................  129
         12.11    Notification of Addresses, Lending Offices, etc.....................  129
         12.12    Counterparts........................................................  129
         12.13    Severability........................................................  129
         12.14    No Third Parties Benefited..........................................  129
         12.15    Governing Law and Jurisdiction......................................  129
         12.16    Waiver of Jury Trial................................................  130
         12.17    Entire Agreement....................................................  131
         12.18    Judgment Currency...................................................  131

SCHEDULES

Schedule 1(a)                       Reserve Asset Costs
Schedule 2.01                       Commitments
Schedule 2.08(d)                    Term Loan, PTI Term Loan and Sterling Acquisition Loan
                                    Amortization
Schedule 3.09                       Existing Letters of Credit
Schedule 5.02                       Specified Foreign Subsidiaries
Schedule 6.04                       Litigation
Schedule 6.05(a)                    Company Financial Statements
Schedule 6.05(b)                    Target Financial Statements
Schedule 6.05(c)                    PTI Financial Statements
Schedule 6.08                       Subsidiaries
Schedule 6.09                       Existing Debt
Schedule 6.12                       Environmental Matters
Schedule 6.18                       Exceptions to Title for Intellectual Property
Schedule 6.19                       Brokers' and Transaction Fees
Schedule 6.21                       Existing Swap Contracts
Schedule 8.03(a)                    Existing Investments
Schedule 8.03(b)                    Existing ViaTek Investments
Schedule 8.04                       Existing Liens
Schedule 12.02                      Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A-1                Form of Notice of Borrowing (Certain Funds Period)
Exhibit A-2                Form of Notice of Borrowing
Exhibit B                  Form of Notice of Conversion/Continuation
Exhibit C                  Form of Compliance Certificate
Exhibit D-1                Form of Legal Opinion of Nutter, McClennen & Fish LLP
Exhibit D-2                Form of Legal Opinion of Simmons & Simmons
Exhibit D-3                Form of Legal Opinion of Allen & Overy
Exhibit D-4                Form of Legal Opinion Nutter, McClennen & Fish, LLP (as of PTI Effective
                                                                                          Date)
Exhibit E                  Form of Assignment and Acceptance
Exhibit F-1(A)             Form of Revolving Loan Note
Exhibit F-1(B)             Form of Revolving Loan Note
Exhibit F-2                Form of Term Loan Note
Exhibit F-3                Form of Sterling Acquisition Loan Note
Exhibit F-4                Form of Swing Line Loan Note
Exhibit F-5                Form of PTI Term Loan Note
Exhibit G                  Form of Election to Participate
Exhibit H                  Form of Election to Terminate
Exhibit I-1                Form of Company Pledge Agreement
Exhibit I-2                Form of US Holdco Pledge Agreement
Exhibit I-3                Form of Subsidiary Guarantor Pledge Agreement

Exhibit J-1                Form of Company Guaranty
Exhibit J-2                Form of Subsidiary Guaranty
Exhibit K-1                Form of Solvency Certificate - Company,  US Holdco#1 and US Holdco#2
Exhibit K-2                Form of Solvency Certificate - Bidco
Exhibit L                  Form of Solvency Certificate - Target
Exhibit M                  Form of Announcement Date Notice
Exhibit N                  Form of Authorization Letter
Exhibit O                  Press Release

                           SECOND AMENDED AND RESTATED
                         MULTICURRENCY CREDIT AGREEMENT


         This SECOND AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT is entered into as of October 25, 1998, amended and restated as of December 15, 1998 and as further amended and restated as of June 15, 1999 among MacDERMID, INCORPORATED, a Connecticut corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders"; individually, a "Lender"), and NationsBank, N.A., as letter of credit issuing bank, swing line lender and administrative agent for the Lenders.

                                    RECITALS

         WHEREAS, the Company (such term and each other capitalized term used but not defined in these recitals having the meaning assigned to such terms in
Article I), through MacDermid (UK) Limited, a private limited liability company incorporated under the laws of England and Wales and an indirect Wholly-Owned Subsidiary of the Company ("Bidco"), acquired W. Canning plc, a public limited liability company incorporated under the laws of England and Wales ("Target"), pursuant to a recommended cash offer by Bidco for all the outstanding shares of Target's capital stock, followed by a compulsory squeeze out of the remaining shareholders of Target pursuant to Section 428-430F of the Companies Act (the "Squeeze-Out") pursuant to which (i) Target became a Wholly-Owned Subsidiary of Bidco and (ii) all holders of shares of capital stock of Target (other than those acquired pursuant to the Offer) received cash consideration for their shares;

         WHEREAS, in connection therewith, the Company amended and restated the terms and provisions of the Multicurrency Credit Agreement, dated as of October 25, 1998 (the "Prior Loan Document"), among the Company, the existing lenders thereunder and the Agent, to facilitate the funding and consummation of the Offer and the Transaction and to provide for the Loans permitted thereby and the Lenders agreed to make available to the Company and, in certain circumstances, Eligible Borrowers, additional financing pursuant to that certain Amended and Restated Multicurrency Credit Agreement, dated as of December 15, 1998 (the "First Amended and Restated Credit Agreement") comprising a multicurrency revolving credit facility, with a letter of credit subfacility and, with respect to the Company, a swing line subfacility, a term loan facility and an acquisition loan facility upon the terms and conditions set forth in the First Amended and Restated Credit Agreement;

         WHEREAS, the Company, (i) through MCD Acquisition Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the Company ("PTI MergeCo"), intends to acquire all of the capital stock of PTI, Inc., a Delaware corporation ("PTI") in exchange for (x) the issuance of 7.7 million shares of Company Capital Stock and (y) the refinancing of PTI's existing debt in an amount not to exceed $180,000,000 and (ii) intends to cause PTI MergeCo to merge with and into PTI causing PTI to become a Wholly-Owned Subsidiary of the Company (collectively, the "PTI Merger");


         WHEREAS, in connection with the PTI Merger and the various transactions related thereto, the Company has requested that (i) the Lenders agree to (a) an increase in the Aggregate Revolving

Loan Commitment by $50,000,000 (from $75,000,000 to $125,000,000) (the "PTI
Revolver Increase Commitment"); and (b) the Company incurring the PTI Term Loans in the aggregate principal amount of $115,000,000, subject to certain restrictions set forth herein; and (ii) the PTI Term Loan Lenders agree to make the PTI Term Loans in the aggregate principal amount of $115,000,000, subject to the terms and conditions set forth herein; and

         WHEREAS, the Company, the Lenders and Administrative Agent now desire to further amend and restate the First Amended and Restated Credit Agreement to, among other things, set forth the terms and conditions under which each Lender with a PTI Term Loan Commitment hereafter will make the PTI Term Loans to the Company, to set forth the terms and conditions under which the PTI Revolver Increase Commitment shall occur and to amend and restate the First Amended and Restated Credit Agreement to reflect the amendments thereto;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01     Certain Defined Terms.

         The following terms have the following meanings:

         "Acquisition" means any transaction or series of related transactions (other than the Transaction or the PTI Merger) for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or other equity interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or a Subsidiary is the surviving entity.

         "Administrative Agent" means NationsBank in its capacity as agent for the Lenders hereunder, or any successor agent arising under Section 11.09.

         "Administrative Agent-Related Persons" means NationsBank (solely in its capacities as administrative agent, letter of credit issuing bank or swing line lender hereunder) and any successor administrative agent arising under Section
11.09 or any successor letter of credit issuing bank or swing line lender hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and its Affiliates.

         "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 12.02 or such other address as the Administrative Agent may from time to time specify.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, partnership interests or other equity interests, by contract or otherwise, but shall with respect to the Company or any of its Subsidiaries specifically exclude NationsBank.

         "Agreed Alternative Currency" has the meaning specified in Section 2.15(e).

         "Aggregate Commitment" means the sum of (a) the Aggregate Revolving Loan Commitment, (b) the Aggregate Term Loan Commitment; (c) the Aggregate Sterling Acquisition Loan Commitment; and (d) the Aggregate PTI Term Loan Commitment.

         "Aggregate PTI Term Loan Commitment" means the aggregate PTI Term Loan Commitments of the Lenders equal to One Hundred Fifteen Million Dollars ($115,000,000).

         "Aggregate Revolving Loan Commitment" means (i) at all times prior to the PTI Funding Date, the aggregate Revolving Loan Commitments of the Lenders equal to Seventy-Five Million Dollars ($75,000,000), as such amount is increased pursuant to Section 2.01(c)(ii) or decreased pursuant to Section 2.05; and (ii) at all times on or after the PTI Funding Date, the aggregate Revolving Loan Commitments of the Lenders equal to One Hundred Twenty-Five Million Dollars ($125,000,000), subject to any increase or decrease in such commitment effected under clause (i) above as of the PTI Funding Date, as such amount is further increased pursuant to Section 2.01(c)(ii) or further decreased pursuant to
Section 2.05.

         "Aggregate Sterling Acquisition Loan Commitment" means the aggregate Sterling Acquisition Loan Commitments of the Lenders equal to Forty-Five Million Sterling (pound sterling45,000,000).

         "Aggregate Term Loan Commitment" means the aggregate Term Loan Commitments of the Lenders equal to Two Hundred Million Three Hundred Thousand Dollars ($200,300,000).

         "Agreement" means this Second Amended and Restated Multicurrency Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Agreement Currency" has the meaning specified in Section 12.18.

         "Amendment Fee" has the meaning specified in Section 2.10(f).

         "Announcement Date" means the date on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived by the Administrative Agent as evidenced by its delivery of a notice in the form of Exhibit M hereto.

         "Applicable Currency" means, as to any particular payment, with respect to any Loan or Letter of Credit, Dollars or, with respect to Revolving Loans and Letters of Credit, the Offshore Currency in which it is denominated or is payable.

         "Applicable Margin" means on any date the applicable percentage per annum set forth below based upon the Level as shown in the Compliance Certificate then most recently delivered to the Lenders:

                                                                                             Commitment
    Level                  Base Rate Loans                   Offshore Rate Loans                Fee
--------------------------------------------------------------------------------------------------------------
I                               0.75%                             1.75%                        0.375%
--------------------------------------------------------------------------------------------------------------
II                              0.50%                             1.50%                        0.375%
--------------------------------------------------------------------------------------------------------------
III                             0.25%                             1.25%                        0.275%
--------------------------------------------------------------------------------------------------------------
IV                              0.00%                             1.00%                        0.250%
--------------------------------------------------------------------------------------------------------------
V                               0.00%                             0.75%                        0.250%
--------------------------------------------------------------------------------------------------------------


;provided, however, that for the period from (i) the Announcement Date until the Initial Funding Date, the Applicable Margin shall be deemed to be Level II, (ii) the Initial Funding Date until the date which is the 180th day following the Initial Funding Date, the Applicable Margin shall be deemed to be the Level which is the higher of (x) Level II and (y) the Applicable Margin as determined pursuant to the most recent Compliance Certificate delivered to the Lenders pursuant to Section 7.01(c) and (iii) thereafter, the Applicable Margin as determined pursuant to the most recent Compliance Certificate; and provided further that, if the Company shall have failed to deliver the Applicable Margin certificate referred to in Section 5.02(j) or any Compliance Certificate pursuant to Section 7.01(c), in each case by the date required, or if any other Event of Default shall have occurred and be continuing, then from the date such Applicable Margin certificate or Compliance Certificate was required to be delivered until the date of such delivery or the cure or waiver in writing of such other Event of Default, as the case may be, the Applicable Margin shall be deemed to be Level I. Each change in the Applicable Margin shall take effect with respect to all outstanding Loans and fees on the first Business Day immediately succeeding the day on which such Compliance Certificate is received by the Administrative Agent. Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the first Business Day immediately succeeding the day on which such Event of Default is either waived or cured (assuming no other Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered Compliance Certificate.

         "Asset Disposition" means the direct or indirect sale, assignment, conveyance, transfer or other disposition (whether in one or a series of transactions) of any property or assets (including accounts and notes receivable, with or without recourse), or the entering into of an agreement to do any of the foregoing; provided, however, that the Company and Qualified Subsidiaries shall at all times be permitted to effect such sales, assignments, conveyances, transfers and other dispositions among such Persons, and such permitted dispositions shall be specifically excluded from the definition of Asset Disposition.

         "Assignee" has the meaning specified in Section 12.08(a).

         "Attorney Costs" means and includes all reasonable and customary fees and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

         "Authorization Letter" means the letter agreement executed by an Eligible Borrower in the form of Exhibit N.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

         "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by NationsBank in Charlotte, North Carolina as its "reference rate." The "reference rate" is a rate set by NationsBank based upon various factors including NationsBank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by NationsBank shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan or an L/C Advance that bears interest based on the Base Rate.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Bidco" has the meaning set forth in the recitals.

         "Borrower" means the Company or any Eligible Borrower, as the context may require, and their respective successors and assigns, and "Borrowers" means all of the foregoing.

         "Borrowing" means a borrowing hereunder consisting of Loans of the same Type and in the same Applicable Currency made to a Borrower on the same day by the Lenders under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

         "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.03.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York or Charlotte, North Carolina are authorized or required by law to close and (i) with respect to disbursements and payments in Dollars with respect to any Loan bearing interest based upon the Offshore Rate, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (ii) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursements or payment in such Offshore Currency will be made or received hereunder.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, as additional collateral for the Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent. Derivatives of such term shall have corresponding meaning.

         "Cash Equivalents" means:

                  (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than one year from the date of acquisition;

                  (b) certificates of deposit, time deposits, Eurocurrency time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than one year, issued by any Lender, or by any commercial bank having combined capital and surplus of not less than $100,000,000 and either located in the U.S. or with respect to Foreign Subsidiaries organized under the laws of an Approved Country (as defined in clause (d) below) whose short term securities are rated at least A-1 by S&P and P-1 by Moody's, or with respect to banks located in an Approved Country the equivalent thereof;

                  (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, and in either case having a tenor of not more than six months; and

                  (d) with respect to Foreign Subsidiaries organized under the laws of an Approved Country, government obligations of the United Kingdom and of any other country approved by the Administrative Agent or whose debt securities are rated by S&P and Moody's A-1 or P-1, respectively, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, respectively, or the equivalent thereof (if a long-term unsecured debt rating is provided by either (each such country, an "Approved Country"), in each case with maturities of less than 12 months.

         "Certain Funds Period" means the period commencing on the first day after the Announcement Date and ending on whichever is the earlier of (a) the date on which the Aggregate Commitment is terminated pursuant to Section 2.07(a), (b) the Business Day following the Squeeze- Out Date and (c) the date which is six (6) calendar months after the Announcement Date; provided, however, that the date set forth in clause (c) above shall be extended by an additional one (1) month and two weeks if Bidco has initiated the Squeeze-Out during the initial six months after the Announcement Date.

         "Change in Control" means (a) the acquisition by any Person (other than a Plan, the MacDermid, Incorporated Employee Pension Plan, the MacDermid, Incorporated Employee Profit

Sharing Plan, the MacDermid, Incorporated Employee Stock Ownership Plan or other qualified ERISA plan (other than a Multiemployer Plan)), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding shares of voting stock of the Company, or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office.

         "Chase" means The Chase Manhattan Bank, in its individual capacity.

         "City Code" means The City Code on Take-overs and Mergers as issued by the Panel on Take-overs and Mergers in the United Kingdom.

         "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by a Borrower or any Subsidiary Guarantor in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders, whether under this Agreement or under any other document executed by any of such Persons and delivered to the Administrative Agent.

         "Collateral Documents" means, collectively (if and when each such document is required to be executed and delivered hereunder), (a) each Credit Agreement Guaranty, the Pledge Agreements and all other pledge agreements, guarantees and other similar agreements between a Borrower or its Subsidiaries and the Lenders or the Administrative Agent, for the benefit of itself, the Issuing Bank and the Lenders, now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against a Borrower or any of its Subsidiaries as debtor in favor of the Lenders or the Administrative Agent, for the benefit of itself, the Issuing Bank and the Lenders, as secured party, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Commitments" means, collectively, the Revolving Loan Commitment (including the L/C Commitment and Swing Line Loan Commitment thereunder), the Term Loan Commitment, the Sterling Acquisition Loan Commitment and the PTI Term Loan Commitment.

         "Commitment Fee" means, collectively, the Revolving Loan Commitment Fee, the Term Loan Commitment Fee, the Sterling Acquisition Loan Commitment Fee and the PTI Term Loan Commitment Fee.

         "Companies Act" means the Companies Act of 1985 of the United Kingdom.

         "Company" means MacDermid, Incorporated, a Connecticut corporation.

         "Company Common Stock" means the authorized common stock of the Company which is publicly traded on the New York Stock Exchange.

         "Company Guaranty" means the Guaranty to be executed and delivered by the Company in the form attached to this Agreement as Exhibit J-1.

         "Company Pledge Agreement" means the Pledge Agreement to be executed and delivered by the Company in the form attached to this Agreement as Exhibit I-1.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Computation Date" has the meaning specified in Section 2.15(a).

         "Consolidated EBIT" means, for any period the sum of (a) Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period, plus (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) Consolidated Interest Expense and (ii) consolidated taxes of the Company and its Consolidated Subsidiaries for such period; provided, however, that for all purposes for any businesses acquired (whether by purchase accounting or pooling accounting) during the period of determination (including Target and its Subsidiaries), Consolidated EBIT for such period shall be determined on a pro forma basis as if such acquisition had occurred as of the beginning of such period (including synergies agreed to by the Administrative Agent in its reasonable discretion); provided, further, that without the consent of the Administrative Agent and the Majority Lenders, the Consolidated EBIT being added as a result of any such acquisition shall not exceed (i) in the case that only unaudited financial statements are available with respect to the assets, Person or division being acquired (whether by merger, stock or asset purchase, or otherwise), the amount of Consolidated EBIT of the acquiree on a stand alone basis being added from such acquisition shall not exceed 15% of the otherwise applicable amount of Consolidated EBIT of the Company and its Subsidiaries (other than the acquiree) taken as a whole, or (ii) the instance that unqualified audited financial statements in accordance with GAAP are available for the acquiree, then 100% of the Consolidated EBIT of the acquiree.

         "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period, plus (b) to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense, (ii) consolidated depreciation and amortization expense and (iii) consolidated taxes of the Company and its Consolidated Subsidiaries for such period; provided, however, that for all purposes for any businesses acquired (whether by purchase accounting or pooling accounting) during the period of determination (including Target and its Subsidiaries), Consolidated EBITDA for such period shall be determined on a pro forma basis as if such acquisition had occurred as of the beginning of such period (including synergies agreed to by the Administrative Agent in its reasonable discretion); provided, further, that without the consent of the Administrative Agent and the Majority Lenders, the Consolidated EBITDA being added as a result of any such acquisition shall not exceed (i) in the case that only unaudited financial statements are available with respect to the assets, Person or division being acquired (whether by merger, stock or asset purchase, or otherwise), the amount of Consolidated EBITDA of the acquiree on a stand alone basis being added from such acquisition shall not exceed 15% of the otherwise applicable amount of Consolidated EBITDA of the Company and its Subsidiaries (other than the acquiree) taken as a whole, or (ii) the instance that unqualified audited financial statements in accordance with GAAP are available for the acquiree, then 100% of the Consolidated EBITDA of the acquiree.

         "Consolidated Interest Expense" means, for any period, the interest expense of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period.

         "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period as adjusted to exclude the following:

                  (a) the effect of each change in accounting principles;

                  (b) any gain, together with any related provisions for taxes on such gain, realized upon the sale or other disposition of any asset of the Company or any Consolidated Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business;

                  (c) any gain or loss, together with any related provision for taxes on such gain, realized in connection with the extinguishment of any Debt of the Company or any of its Consolidated Subsidiaries;

                  (d) all extraordinary gains and losses determined in accordance with generally accepted accounting principles;

                  (e) subject to the proviso below, the net income (to the extent not distributed to the Company in cash) or loss of any Person that is not a Consolidated Subsidiary of the Company or that the Company accounts for by the equity method of accounting; and

                  (f) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

provided, however, that to the extent deducted in determining net income at any time during the nine month period following the Initial Funding Date, and without duplication, Consolidated Net Income shall be adjusted to include the following:

                           (i) non-cash charges relating to the Transaction;

                           (ii) cash charges relating to the Transaction in an aggregate amount not to exceed $5,000,000; and

                           (iii) cash charges (other than as provided in clause
         (ii)) relating to the Transaction and reasonably acceptable to the Administrative Agent.

         "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries as at such date.

         "Consolidated Subsidiary" means any Subsidiary whose accounts are, or are required to be, consolidated with the accounts of the Company.

         "Consolidated Total Debt" means with respect to the Company and its Subsidiaries (on a consolidated basis) at any date the sum of (i) total Debt of the type described in clauses (a), (b) and (d) contained in the definition of Debt, (ii) all standby letters of credit, other than at any time that Galvanevet s.r.l. is not a Consolidated Subsidiary, Existing Letters of Credit related to or given in connection with the Galvanevet acquisition, and (y) standby letters of credit backing trade obligations incurred in the ordinary course of business in an aggregate Stated Amount up to $5,000,000, and (iii) Guarantees of Debt of any Person other than the Company or any of its Consolidated Subsidiaries.

         "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans (other than Swing Line Loans) of one Type to another Type, or (b) continues as Loans (other than Swing Line Loans) of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

         "Credit Agreement Guaranty" means, collectively, if and when each such document is executed and delivered (a) the Company Guaranty, (b) the Subsidiary Guaranty and (c) each guaranty required to be delivered by a Foreign Subsidiary pursuant to Section 7.11, in each case in favor of the Administrative Agent, on behalf of itself, the Issuing Bank and the Lenders, as each of the same may be amended, supplemented or otherwise modified from time to time.

         "Credit Extension" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

         "Debt" means, with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (e) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, whether drawn or undrawn (provided, however, if the Company provides standby letters of credit or bank guarantees in support of obligations of a Subsidiary, only the underlying obligation and not the contingent liability created by the letter of credit or bank guaranty shall be treated as Debt of the Company and such Subsidiary), (f) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (g) all obligations of such Person under a synthetic lease transaction and (h) all Guarantees.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Deutschemarks" and the sign "DM" each mean the national currency unit for the time being of Germany.

         "Dollars", "dollars" and the symbol "$" each mean the lawful currency of the United States.

         "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date.

         "Domestic Subsidiary" means each Subsidiary that is organized under the laws of the United States or any state thereof.

         "Effective Amount" means:

                  (a) with respect to any Revolving Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any Borrowing and prepayments or repayments of Revolving Loans occurring on such date;

                  (b) with respect to any outstanding L/C Obligations on any date, the Dollar Equivalent of the aggregate amount of such L/C Obligations on such date after giving effect to the Issuance of any Letter of Credit occurring on such date and any other changes in the amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under Letters of Credit or any reductions in the maximum amount available for drawing under the Letters of Credit taking effect on such date;

                  (c) with respect to any Swing Line Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowing and prepayments or repayments of Swing Line Loans occurring on such date;

                  (d) with respect to any Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowing and prepayments or repayments of Term Loans occurring on such date;

                  (e) with respect to any Sterling Acquisition Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowing and prepayments or repayments of Sterling Acquisition Loans occurring on such date; and


                  (f) with respect to any PTI Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowing and prepayments or repayments of PTI Term Loans occurring on such date.

For purposes of Section 2.07, the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under said Section.

         "Election to Participate" means an Election to Participate executed by an Eligible Borrower and substantially in the form of Exhibit G.

         "Election to Terminate" means an Election to Terminate executed by an Eligible Borrower and substantially in the form of Exhibit H.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) a commercial finance company or finance subsidiary of a corporation organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $100,000,000; (e) a savings bank or savings and loan association organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $100,000,000; (f) as to the Term Loans, an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (other than the Company or an Affiliate of the Company); and
(g) any other entity approved by the Company and the Administrative Agent.

         "Eligible Borrower" means any (a) Wholly-Owned Consolidated Subsidiary that is a Domestic Subsidiary the capital stock of which has been delivered to the Administrative Agent pursuant to a Pledge Agreement and (b) Wholly-Owned Consolidated Subsidiary that is a Foreign Subsidiary whose ultimate non-U.S. parent's capital stock has been delivered to the Administrative Agent pursuant to a Pledge Agreement, and in each case as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Borrower theretofore incurred. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

         "EMU" means European Economic and Monetary Union.

         "EMU Legislation" means legislative measures of the European Council in relation to EMU.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, conversions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute including any rules and regulations promulgated thereunder.

         "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(c) of the Code.

         "euro" means the single currency of the Participating Member States.

         "euro unit" means a currency unit of the euro.

         "Eurocurrency Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

         "Event of Default" means any of the events or circumstances specified in Section 10.01.

         "Existing Credit Agreement" means the Amended and Restated Credit Agreement, dated as of August 23, 1996, as amended by the First Amendment, dated as of March 30, 1998, the Second Amendment, dated as of April 24, 1998, the Third Amendment, dated as of June 26, 1998 and the Fourth Amendment, dated as of August 5, 1998, among the Company, the financial institutions from time to time party thereto and The Chase Manhattan Bank, as agent.

         "Existing Letters of Credit" shall mean each letter of credit listed on
Schedule 3.09.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "Fee Letter" has the meaning specified in Section 2.10(a).

         "First Amended and Restated Credit Agreement" has the meaning specified in the Recitals hereto.

         "First Amended and Restated Credit Agreement Lenders" has the meaning specified in Section 12.19(b).

         "Foreign Subsidiary" means each Subsidiary that is not a Domestic Subsidiary.

         "Francs" and the symbol "FF" each mean the national currency unit for the time being of France.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "FTC" means the Federal Trade Commission of the United States.

         "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

         "FX Trading Office" means the Foreign Exchange Trading Center Charlotte, North Carolina of NationsBank, or such other foreign exchange trading center of NationsBank as it may designate from time to time.

         "GAAP" means U.S. generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that for purposes of all computations required to be made with respect to compliance by the Company with Sections 9.01, 9.02 and 9.03, such term shall mean generally accepted accounting principles as in effect on the date of this Agreement, applied in a manner consistent with those used in preparing the financial statements referred to in
Section 6.05(a).

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guilders" means the national currency unit for the time being of the Netherlands.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydro-carbons, or any substance having any constituent elements displaying any of the foregoing characteristics and any other element, compound, mixture, solution or substance which poses a present or potential hazard to human health or the environment.

         "Honor Date" shall mean the date that any amount is paid by the Issuing Bank under any Letter of Credit.

         "Indemnified Liabilities" has the meaning specified in Section 12.05.

         "Indemnified Party" has the meaning specified in Section 12.05.

         "Initial Funding Date" means the date on which all of the conditions precedent set forth in Section 5.02 are satisfied in all material respects or waived by the Majority Lenders and the initial Loans are made by the Lenders hereunder to the Company to facilitate the purchase by Bidco of the Target Shares pursuant to the Offer.

         "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code or any foreign equivalent.

         "Intercompany Debt" means Debt representing loans from the Company or any Qualified Subsidiary to a Non-Qualified Subsidiary.

         "Interest Payment Date" means, as to any (i) Offshore Rate Loan, the last day of each Interest Period applicable to such Offshore Rate Loan, (ii) Base Rate Loan, the last Business Day of each March, June, September and December and (iii) any Swing Line Loan bearing interest at the Quoted Rate, the date such Swing Line Loan is to be repaid; provided, however, that if any Interest Period exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

         "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Offshore Rate Loan or on the Conversion/Continuation Date on which the relevant Loan is converted into or continued as an Offshore Rate Loan, and ending (x) with respect to any Offshore Rate Loan made on the Initial Funding Date or on the Business Day following the Initial Funding Date, on March 31, 1999 and (y) with respect to all other Offshore Rate Loans, on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (c) no Interest Period for any Term Loan, PTI Term Loan or Sterling Acquisition Loan shall extend beyond the Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Termination Date; and

                  (d) no Interest Period applicable to a Term Loan, PTI Term Loan or Sterling Acquisition Loan or portion thereof shall extend beyond any Principal Payment Date unless the aggregate principal amount of such Term Loans, PTI Term Loans and Sterling Acquisition Loans represented by Base Rate Loans or Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of the principal payment due on such Principal Payment Date.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Issuance Date" means the date upon which the Issuing Bank Issues a Letter of Credit.

         "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

         "Issuing Bank" means (x) NationsBank in its capacity as issuer of the Letters of Credit (other than Existing Letters of Credit) hereunder, together with any replacement letter of credit issuer arising under Section 11.01(b) or
Section 11.09 and (y) Chase in its capacity as issuer of the Existing Letters of Credit hereunder.

         "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         "Judgment Currency" has the meaning specified in Section 12.18.

         "L/C Advance" means each Revolving Lender's participation in any L/C Borrowing in accordance with its Pro Rata Revolving Share.

         "L/C Amendment Application" means an application form for amendment of outstanding Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C Application" means an application form for issuances of Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made or converted into a Borrowing of Revolving Loans under Section 3.03(b).

         "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Revolving Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the Effective Amount of $38,000,000 (of which amount (x) no more than the Effective Amount of $15,000,000 shall be attributable to Letters of Credit issued on and after the Initial Funding Date not relating to Existing Letters of Credit and (y) no more than the Effective Amount of $23,000,000 shall be attributable to Existing Letters of Credit), as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the L/C Commitment is a part of the combined Revolving Loan Commitments, rather than a separate, independent commitment.

         "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

         "L/C Obligations" means the sum of (i) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (ii) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

         "Lender" has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include NationsBank, including in its capacity as Issuing Bank and Swing Line Lender and any other Lender assuming such capacity in the future, and for purposes of clarification only, to the extent that NationsBank may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Bank or Swing Line Lender, its status as such will be specifically referenced.

         "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 12.02, or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.

         "Letters of Credit" means any letter of credit issued by Issuing Bank hereunder, and any amendments thereto or replacements thereof, pursuant to
Article III, and each Existing Letter of Credit.

         "Level" means, and includes, Level I, Level II, Level III, Level IV or Level V, whichever is in effect at the relevant time.

         "Level I" shall exist at any time the Leverage Ratio is greater than 3.50:1.0.

         "Level II" shall exist at any time the Leverage Ratio is equal to or less than 3.50:1.0 but greater than 3.00:1.0.

         "Level III" shall exist at any time the Leverage Ratio is equal to or less than 3.00:1.0 but greater than 2.50:1.0.

         "Level IV" shall exist at any time the Leverage Ratio is equal to or less than 2.50:1.0 but greater than 2.00:1.0.

         "Level V" shall exist at any time the Leverage Ratio is equal to or less than 2.00:1.0.

         "Leverage Ratio" means, with respect to any period, the ratio of Consolidated Total Debt to Consolidated EBITDA tested as of the end of each fiscal quarter for the preceding four fiscal quarters.

         "LIBOR" has the meaning specified in the definition "Offshore Rate".

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "Lira" means the national currency unit for the time being of Italy.

         "Loan" means an extension of credit by a Lender to a Borrower under
Article II or Article III in the form of a Revolving Loan, a Term Loan, a PTI Term Loan, a Sterling Acquisition Loan, a Swing Line Loan or a L/C Borrowing.

         "Loan Documents" means this Agreement, any Notes, the Fee Letter, the L/C-Related Documents, the Collateral Documents, each Election to Participate, each Authorization Letter and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

         "Majority Lenders" means as of the date of determination thereof, the Lenders having at least 51% of the sum of (i) the aggregate principal amount of loans and other extensions of credit then outstanding under any of the Loan Documents plus (ii) the aggregate amount of the remaining available commitments of the Lenders under any of the Loan Documents; provided, however, that for purposes of determining the amount of a Revolving Lender's Loans, each Revolving Lender shall be deemed to hold the principal amount of Swing Line Loans and the amount L/C Obligations equal to its Revolving Loan Pro Rata Share of the Swing Line Loans and L/C Obligations then outstanding.

         "Mandatory Cost" means the cost imputed to the Lender(s) of compliance with:

                  (a) the Mandatory Liquid Assets requirements of the Bank of England and/or the banking supervision or other costs of the Financial Services Authority as determined in accordance with Schedule 1(a); and

                  (b) any other applicable regulatory or central bank requirement relating to any Loan made through a branch in the jurisdiction of the currency of that Loan including any reserve asset requirements of the European Central Bank.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

         "Material Debt" means Debt (other than the Notes) of the Company and/or one or more of its Subsidiaries, in an aggregate principal amount, individually or in the aggregate, exceeding $5,000,000.

         "Material Plan" means at any time a Plan or Plans having an aggregate amount of Unfunded Liabilities in excess of $1,000,000.

         "Material Subsidiary" means US Holdco #1, US Holdco #2, Bidco, Target, each Eligible Borrower, PTI MergeCo, PTI and any other Subsidiary of the Company whose assets constitute 5% or more of the total assets of the Company and its Subsidiaries taken as a whole.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "national currency unit" means the lawful currency unit (other than a euro unit) of a Participating Member State, being a sub-denomination of the euro unit.

         "NationsBank" means NationsBank, N.A., a national banking association, individually.

         "Net Proceeds" means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making an Asset Disposition, net of: (a) the direct costs relating to such Asset Disposition (excluding amounts payable to the Company or any Affiliate of the Company), (b) all taxes paid or payable as a result thereof and
(c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Debt secured by a Lien on the asset which is the subject of such Asset Disposition.

         "Non-Qualified Subsidiary" means any Subsidiary that is not a Qualified Subsidiary.

         "Note" means a promissory note executed by a Borrower in favor of a Lender pursuant to Section 2.02(b), in substantially the form of Exhibit F-1(A), with respect to Revolving Loans before the PTI Effective Date, Exhibit F-1(B) with respect to Revolving Loans after the PTI Funding Date, Exhibit F-2, with respect to Term Loans, Exhibit F-3, with respect to Sterling Acquisition Loans, Exhibit F-4, with respect to Swing Line Loans and Exhibit F-5 with respect to PTI Term Loans.

         "Notice of Borrowing" means a notice in substantially the form of (a) Exhibit A-1 with respect to a Borrowing of Sterling Acquisition Loans or Term Loans on a Business Day during the Certain Funds Period and (b) Exhibit A-2 with respect to any other Borrowing.

         "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

         "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Administrative Agent or any Indemnified Party, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "Offer" means the cash offer, recommended by the Directors of the Target, for the Target Shares made or to be made by Bidco on the terms and conditions contained in the Press Release, as such offer may be amended, varied or waived in compliance with Section 7.12.

         "Offer Document" means the document to be issued to the shareholders of Target containing the Offer outlined in the Press Release.

         "Offshore Currency" means, at any time, Sterling, Deutschemarks, Guilders, Pesetas, Yen, Francs, Lira, Swiss Francs, euros and/or euro units or such other currency as is acceptable to the Administrative Agent and the Lenders in accordance with Section 2.15(e).

         "Offshore Currency Loan" means any Revolving Loan that is an Offshore Rate Loan denominated in an Offshore Currency and any Sterling Acquisition Loan.

         "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

            Offshore Rate =                             LIBOR
                                      --------------------------------------
                                      1.00 - Eurocurrency Reserve Percentage

Where,

                  "Eurocurrency Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any bank or Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities"); and

                  "LIBOR" means the rate of interest per annum determined by the Administrative Agent to be the rate of interest per annum at which deposits, in the Applicable Currency in the approximate amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by the entity that is the Administrative Agent and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period rounded upwards to the next 1/100th of 1%.

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Percentage. In the case of Offshore Currency Loans, the cost to the Lenders of complying with any Mandatory Costs will be added to the interest rate computed in the manner set forth in Schedule 1(a).

         "Offshore Rate Loan" means a Loan (other than Swing Line Loans) that bears interest based on the Offshore Rate.

         "Organization Documents" means, for any corporation, partnership, limited liability company or other similar organization or business entry, the certificate or articles of incorporation, partnership agreement, limited liability company agreement, memorandum or articles of association, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation or other entity, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation or other entity.

         "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by NationsBank's London Branch to major banks in the London or other applicable offshore interbank market.

         "Participant" has the meaning specified in Section 12.08(d).

         "Participating Member State" means a member state of the European Union that adopts the euro as its currency in accordance with legislation of the European Union relating to European Economic and Monetary Union.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means:

                  (a) in the case of real properties, easements, restrictions, exceptions, reservations or defects which, in the aggregate, do not interfere materially with the continued use of such properties for the purposes for which they are used and do not affect materially the value thereof;

                  (b) liens, if contested in good faith by appropriate proceedings and appropriate reserves are maintained, in accordance with generally accepted accounting principles, with respect thereto;

                  (c) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure performance in connection with bids, tenders and contracts (other than contracts for the payment of borrowed money) to which the Company or any of its Subsidiaries is a party;

                  (d) deposits to secure public or statutory obligations of the Company or any of its Subsidiaries;

                  (e) materialmen's, mechanics', carriers', workmen's or other like liens arising in the ordinary course of business, or deposits of cash or United States obligations to obtain the release of such liens;

                  (f) deposits to secure surety or appeal bonds in proceedings to which the Company or any of its Subsidiaries is a party;

                  (g) existing leases by the Company or its Subsidiaries of real and personal property;

                  (h) liens for taxes not yet due and payable;

                  (i) liens on the assets of Target and its Subsidiaries to the extent such liens were in effect prior to the Announcement Date and are otherwise acceptable to the Administrative Agent in the Administrative Agent's reasonable discretion; and

                  (j) liens on the assets of PTI and its Subsidiaries to the extent such liens were in effect prior to the PTI Effective Date and are otherwise acceptable to the Administrative Agent in the Administrative Agent's reasonable discretion.

         "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (I) (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default (other than an Event of Default under Section 10.01(a)) or (II) such Swap Contract was entered into prior to the Announcement Date and is listed on Schedule 6.21.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Pesetas" means the national currency unit for the time being of Spain.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards set forth in Section 412 of the Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five
(5) years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pledge Agreements" means, collectively, if and when each such document is executed and delivered, (a) the Company Pledge Agreement, (b) each US Holdco Pledge Agreement, (c) the Subsidiary Guarantor Pledge Agreement and (d) each pledge agreement required to be delivered by a Foreign Subsidiary pursuant to
Section 7.11, in each case pledging the stock of their respective Subsidiaries and (other than with respect to Foreign Subsidiaries) intercompany notes to the Administrative Agent, for the benefit of itself, the Issuing Bank and the Lenders, as each of the same may be amended, supplemented or otherwise modified from time to time.

         "Pledged Collateral" has the meaning specified in the relevant Pledge Agreement.

         "Principal Payment Date" has the meaning specified in Section 2.08(d).

         "Prior Loan Document" has the meaning specified in the Recitals.

         "Prior Loan Document Lender" has the meaning specified in Section 12.19(a).

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Press Release" means the form of press release agreed between the Company and the Administrative Agent, which has been initialed by or on behalf of the Company and the Administrative Agent for the purpose of identification, a true and correct copy of which is attached as Exhibit O hereto.

         "Projections" means the Company's forecasted consolidated: (a) balance sheets; (b) income statements; and (c) cash flow statements, all prepared on a basis consistent with the Company's historical financial statements.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Pro Rata Revolving Share" means, as to any Revolving Lender, (a) at any time at which the Aggregate Revolving Loan Commitment remains outstanding, the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of such Lender's Revolving Loan Commitment divided by the Aggregate Revolving Loan Commitment, and (b) after the termination of the Aggregate Revolving Loan Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender's outstanding Revolving Loans (other than Swing Line Loans) divided by the aggregate principal amount of the outstanding Revolving Loans (other than Swing Line Loans) of all the Lenders.

         "Pro Rata Share" means, as to any Lender, (a) in respect of a particular Loan and/or Commitment, (i) at any time at which the Commitments in respect of such Loan remain outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment in respect of such Loan divided by the combined Commitments in respect of such Loan, and (ii) after the termination of the Commitments in respect of such Loan, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount outstanding of such Loans held by such Lender divided by the aggregate principal amount outstanding of such Loans held by all Lenders, and (b) in respect of all Loans and/or Commitments, (i) at any time at which the Aggregate Commitment (or any portion thereof) remains outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitments in respect of all Loans divided by the Aggregate Commitment, and (b) after the termination of the Aggregate Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender's outstanding Loans (including such Lender's ratable share of outstanding Swing Line Loans and L/C Obligations) divided by the aggregate principal amount of the outstanding Loans and L/C Obligations of all of the Lenders.

         "PTI" means PTI, Inc. a Delaware corporation.

          "PTI Effective Date" means the date on which all of the conditions precedent set forth in Section 5.05 are satisfied or waived by the Lenders.

          "PTI Funding Date" means the date on which all of the conditions precedent set forth in Section 5.06 are satisfied or waived by the Lenders or the Administrative Agent, as the case may require, and the initial PTI Term Loans are made by the Lenders holding PTI Term Loan Commitments hereunder to the Company to facilitate the purchase by PTI MergeCo of all of the outstanding capital stock of PTI pursuant to the PTI Merger.

         "PTI MergeCo" has the meaning specified in the Recitals hereto.

         "PTI Merger" has the meaning specified in the Recitals hereto.

         "PTI Merger Documents" has the meaning specified in Section 6.22(b).

         "PTI Revolver Increase Commitment" has the meaning specified in the Recitals hereto.

         "PTI Subsidiaries" means each Subsidiary of PTI.

         "PTI Term Loan" has the meaning specified in Section 2.01(e).

         "PTI Term Loan Commitment" means, as to each Lender, such Lender's PTI Term Loan Commitment, as specified on Schedule 2.01.

         "PTI Term Loan Commitment Fee" has the meaning specified in Section 2.10(e).

         "Qualified Subsidiary" means any Subsidiary Guarantor and any Eligible Borrower.

         "Quoted Rate" means the rate of interest per annum with respect to a Swing Line Loan as agreed to between the Company and the Swing Line Lender at the time such Swing Line Loan is made to the Company.

         "Relevant Event of Default" has the meaning specified in Section 10.02.

         "Relevant Representations and Warranties" means each of the matters represented in Section 6.01(a) (with respect to the Company, US Holdco #1, US Holdco #2 and Bidco) and Sections 6.02(b), 6.03, 6.15(a) and 6.16.

         "Relevant Undertakings" means each of the undertakings and covenants of the Company contained in Sections 7.04(a), 7.08(d), 7.09, 7.12(a), (c), (f) and
(j) and 8.02.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means (i) the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility or (ii) with respect to PTI or PTI MergeCo, the chief executive officer or the president of such Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility. Unless otherwise qualified, "Responsible Officer" means a Responsible Officer of the Company.

         "Restricted Payment" means (a) any dividend or other distribution on any shares of the Company's or any of its Subsidiaries' capital stock (except dividends payable solely in shares of such Person's capital stock) or (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Company's or any of its Subsidiaries' capital stock or (ii) any option, warrant or other right to acquire shares of the Company's or any of its Subsidiaries' capital stock; provided, that any Subsidiary of the Company shall at all times be permitted to make payments, distributions or dividends of the type referenced in clauses (a) and (b) above to the Company or any Wholly-Owned Consolidated Subsidiary of the Company and such payments, distributions or dividends shall be excluded under the definition of Restricted Payments.

         "Revolving Lender" means a Lender having a Revolving Loan Commitment.

         "Revolving Loan" has the meaning specified in Section 2.01(c).

         "Revolving Loan Commitment" has the meaning specified in Section
2.01(c).

         "Revolving Loan Commitment Fee" has the meaning specified in Section 2.10(b).

         "Revolving Loan Termination Date" means the earlier to occur of:

                  (a) the date which is the fifth anniversary of the Announcement Date; and

                  (b) the date on which the Revolving Loan Commitments terminate and are reduced to zero in accordance with Section 2.05(a), 2.07(a) or 10.03.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, and any successor thereto.

         "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be reasonably determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Solvent" means, when used with respect to (A) a Person (other than subject to clause (B)), that (a) the fair saleable value of the assets of such Person (including goodwill) is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with GAAP), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted and (B) for any Person incorporated in England and Wales, on a particular date, on that date such Person has the ability to pay its debts as and when they fall due and could not be deemed to be insolvent for the purposes of the Insolvency Act 1986 of the United Kingdom. "Solvency" shall have a correlative meaning.

         "Specified Foreign Subsidiary" has the meaning specified in Section 5.02(g).

         "Spot Rate" for a currency means the rate generally quoted by NationsBank as the spot rate for the purchase by NationsBank of such currency with another currency through its FX Trading Office on the date two Business Days prior to the date as of which the foreign exchange computation is made.

         "Squeeze-Out" has the meaning specified in the second paragraph of this Agreement.

         "Squeeze-Out Date" means the Business Day after the Business Day following the last date upon which Bidco becomes obliged to pay any consideration for the purchase of the Target Shares.

         "Squeeze-Out Period" means the period from the Initial Funding Date to and including the last day of the Certain Funds Period.

         "Stated Amount" means the stated or face amount of a Letter of Credit to the extent available at the time for drawing (subject to presentment of all requested documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit

         "Sterling" and the symbol "pound sterling" each mean the lawful currency of the United Kingdom.

         "Sterling Acquisition Loan" has the meaning specified in Section
2.01(b).

         "Sterling Acquisition Loan Commitment" means, as to each Lender, such Lender's Sterling Acquisition Loan Commitment, as specified on Schedule 2.01.

         "Sterling Acquisition Loan Commitment Fee" has the meaning specified in
Section 2.10(d).

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity
(A) of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the such Person, or one or more of the Subsidiaries of such Person, or a combination thereof and (B) with respect to any Person incorporated in England and Wales, a subsidiary within the meaning of Section 736 of the Companies Act or, unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company; provided, that for purposes of this Agreement, neither Target nor any Target Subsidiary shall be a Subsidiary until the occurrence of the Initial Funding Date after giving effect to the Transaction completed on such date.

         "Subsidiary Guarantor" means, collectively, (a) US Holdco #1, US Holdco #2, each Domestic Subsidiary identified as a Subsidiary Guarantor on the Announcement Date on Schedule 6.08 and each other Domestic Subsidiary created or acquired after the Announcement Date and (b) to the extent required pursuant to
Section 7.11, each Foreign Subsidiary.

         "Subsidiary Guarantor Pledge Agreement" means the Pledge Agreement to be executed and delivered by the Subsidiary Guarantors (other than US Holdco #1 and US Holdco #2) in the form attached to this Agreement as Exhibit I-3.

         "Subsidiary Guaranty" means the Guaranty to be executed and delivered by the Subsidiary Guarantors in the form attached to this Agreement as Exhibit J-2.

         "Surety Instruments" means all letters of credit (including standby and documentary), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         "Swing Line Loan Commitment" has the meaning specified in Section 2.01(d).

         "Swing Line Lender" means NationsBank, in its capacity as provider of the Swing Line Loans. With respect to Swing Line Loans, NationsBank may cause a local affiliate to make such

Swing Line Loans and such local affiliate shall be deemed to be the Swing Line Lender for the purposes of this Agreement.

         "Swing Line Loan" means a Loan made by the Swing Line Lender, denominated in Dollars, pursuant to Section 2.01(d).

         "Swing Line Termination Date" means the earlier to occur of:

                  (a) the date which is the fifth Business Day prior to the fifth anniversary of the Announcement Date; and

                  (b) the date on which the Revolving Loan Commitment terminates in accordance with the provisions of this Agreement.

         "Swiss Francs" means the lawful currency of Switzerland.

         "Take Out Debt" has the meaning specified in Section 8.01(g).

         "Target" has the meaning ascribed thereto in the recitals.

         "Target Shares" means the issued shares of each class of the capital of the Target (including any shares of the Target issued while the Offer remains open for acceptance).

         "Target Subsidiaries" means each Subsidiary of the Target.

         "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

         "Term Loan" has the meaning specified in Section 2.01(a).

         "Term Loan Commitment" means, as to each Lender, such Lender's Term Loan Commitment, as specified on Schedule 2.01.

         "Term Loan Commitment Fee" has the meaning specified in Section
2.10(c).

         "Transaction" shall include (a) the Offer, (b) the purchase of Target Shares by Bidco (c) the Credit Extensions made on the Initial Funding Date and
(d) the refinancing of certain Debt of the Company and its Subsidiaries (including Target and certain Target Subsidiaries) on the Initial Funding Date.

         "Transaction Agreements" has the meaning specified in Section 6.22.

         "Type" means, with respect to any Borrowing of Loans (other than Swing Line Loans), its nature as a Base Rate Loan or an Offshore Rate Loan.

         "Unconditional Date" means the date upon which the Offer becomes or is declared unconditional in all respects.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), but only to the extent that such excess represents a potential liability of any member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" and "U.S." each means the United States of America.

         "US Holdco #1" means MacDermid Tower, Inc., a Delaware corporation, a Wholly-Owned Consolidated Subsidiary of the Company and 50% shareholder of Bidco.

         "US Holdco #2" means MacDermid Tartan, Inc., a Delaware corporation, a Wholly-Owned Consolidated Subsidiary of the Company and 50% shareholder of Bidco.

         "US Holdco Pledge Agreement" means the Pledge Agreement to be executed and delivered by each of US Holdco #1 and US Holdco #2 in the form attached as
Exhibit I-2 hereto.

         "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

         "Y2K Problem" means any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of a Person will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably in all material respects as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

         "Yen" means the lawful currency of Japan.

         1.02     Other Interpretive Provisions

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (ii) The term "including" is not limiting and means "including without limitation."

                      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

                  (h) Any test, threshold, item, limit or other measurement expressed in Dollars herein shall also mean and include the Dollar Equivalent of such amount from time to time should the test, threshold, item, limit or other measurement be used in respect of any item expressed in a currency other than Dollars.

                  (i) To the extent that any provision of this Agreement relates to any currency of a state which is not a Participating Member State on the date of this Agreement, that provision shall take effect as though the reference to that currency were a reference to euro on the date on which that country becomes a Participating Member State.

         1.03     Accounting Principles

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

         2.01     Amounts and Terms of Commitment.

                  (a)      Term Loan

                  Each Lender with a Term Loan Commitment severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Term Loan") on the Initial Funding Date, in an amount not to exceed such Lender's Term Loan Commitment as set forth on Schedule 2.01. Amounts borrowed as a Term Loan which are repaid or prepaid by the Company may not be reborrowed.

                  (b)      Sterling Acquisition Loan

                  Each Lender with a Sterling Acquisition Loan Commitment severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Sterling Acquisition Loan") on the Business Day following the Initial Funding Date, in an amount not to exceed such Lender's Sterling Acquisition Loan Commitment as set forth on Schedule 2.01. Amounts borrowed as a Sterling Acquisition Loan which are repaid or prepaid by the Company may not be reborrowed.

                  (c)      The Revolving Credit

                           (i) Subject to Section 2.01(d), each Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans to a Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Initial Funding Date to the Revolving Loan Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount, as the same may be increased pursuant to Section 2.01(c)(ii), reduced under Section 2.05 or 2.07 or reduced or increased as a result of one or more assignments under Section 12.08, such Revolving Lender's "Revolving Loan Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of Revolving Loans, Swing Line Loans and L/C Obligations at such time shall not at any time exceed the Aggregate Revolving Loan Commitment; and provided further, that the Effective Amount of Revolving Loans of any Revolving Lender plus the participation of such Revolving Lender in the Effective Amount of all L/C Obligations and such Revolving Lender's Pro Rata

         Revolving Share of the Effective Amount of Swing Line Loans shall not at any time exceed such Revolving Lender's Revolving Loan Commitment. Within the limits of each Revolving Lender's Commitment, and subject to the other terms and conditions hereof, a Borrower may borrow under this
         Section 2.01(c), prepay under Section 2.06 and reborrow under this
         Section 2.01(c).


                           (ii) On and after the date upon which the Administrative Agent and any co-arrangers have notified the Company that they are satisfied with the initial syndication of the Commitments and Loans, the Company may, at its option at any time on a single occasion, seek to increase the Revolving Loan Commitment by up to $50,000,000 (after giving effect to which the Aggregate Revolving Loan Commitment shall not exceed an amount equal to $125,000,000 (provided, however, in the event that the Aggregate Revolving Loan Commitment has been increased on the PTI Funding Date pursuant to the PTI Revolver Increase Commitment, such amount shall not exceed $175,000,000 and provided, further, that each Revolving Lender hereby agrees to make the necessary adjustments or payments as determined by the Administrative Agent on the PTI Funding Date (including the wiring of funds to other Revolving Lenders) to properly reflect such Revolving Lender's Pro Rata Share of the outstanding Revolving Loans after taking into account the PTI Revolver Increase Commitment and any Revolving Loan borrowings on the PTI Funding Date) less the aggregate amount of reductions to the Revolving Loan Commitment effected on or prior to the date of such increase) upon at least 30 days (but not more than 45 days) written notice to the Administrative Agent (which notice the Administrative Agent shall promptly deliver to the Lenders), which notice shall specify the date upon which such increase is to occur and shall be delivered at a time when no Default or Event of Default has occurred and is continuing. The Company shall, after giving such notice, offer the increase in the Revolving Loan Commitment (A) (i) first on a pro-rata basis to the Lenders, which Lenders may in their individual sole discretion decline such offer, and (ii) then on a non pro-rata basis to Lenders and/or (B) to other lenders or entities constituting Eligible Assignees and otherwise reasonably acceptable to the Administrative Agent and the Company, provided that the minimum final allocated Revolving Loan Commitment of each such lender or other entity is equal to or in excess of $10,000,000 in the case of any new lender and $5,000,000 in the case of an existing Lender. No increase in the Revolving Loan Commitments shall become effective until the existing or new Lenders extending such incremental commitment amount shall have delivered to the Administrative Agent a writing in form reasonably satisfactory to the Administrative Agent pursuant to which such existing Lenders state the amount of their Revolving Loan Commitment increase and any such new Lenders state their Revolving Loan Commitment amount and agree to assume and accept the obligations and rights of a Lender hereunder and any such new and increasing Lenders agree to make a Revolving Loan such that the outstandings of such new Lender or increasing Lender constitute a proportionate amount of the aggregate outstanding Revolving Loans based on the Revolving Loan Commitment of such new or increasing Lender. Any Borrowing as a result of an increase to the Revolving Loan Commitment pursuant to this Section 2.01(c)(ii) shall be subject to the terms and conditions contained in this Agreement.

                           (iii) (A) On and after the third anniversary of the Announcement Date, the Company may make a written request to the Administrative Agent, who shall forward a copy of each such request to each of the Lenders, that the Revolving Loan Termination Date then in effect be extended to the date which is one year after such existing Revolving Loan Termination Date; provided, however, that the Borrower shall not be permitted to obtain more than one extension pursuant to this clause (iii). Such request shall be accompanied by a certificate of a Responsible Officer of the Company stating that no Default or Event of Default has occurred and is continuing. If, by the date (a "Response Date") which is 60 days after the date of such request, Lenders holding at least 85% of the Revolving Loan Commitments then outstanding agree thereto in writing (each such Lender, a "Continuing Lender"), the Revolving Loan Termination Date of each Continuing Lender shall be automatically extended to the first anniversary of the then existing Revolving Loan Termination Date, and the Revolving Loan Termination Date with respect to any non-Continuing Lender (a "Non-Continuing Lender") shall, subject to the following clause (B), remain the then existing Revolving Loan Termination Date. In the event that the Company has not obtained agreement to the requested extension from the requisite percentage of Lenders to permit an extension by the Response Date, the Revolving Loan Termination Date shall not be extended. If the Borrower obtains agreement from the requisite percentage of the Lenders during such 60 day period, the Revolving Loan Termination Date shall be extended as provided in the second preceding sentence. The Administrative Agent shall notify the Company and each Lender of the effectiveness of any such extension. No Lender shall be obligated to agree to any extension pursuant to this clause (iii), and the extension of the Revolving Loan Termination Date as to any Lender shall be in its sole discretion; provided, however, that as to any extension by a Lender pursuant to this Section 2.01(c)(iii), the definition of Revolving Loan Termination Date as to such Lender shall be construed so as to take into account the extension of such Lender's Revolving Loan Commitment.

                  (B) In the case of a Non-Continuing Lender, the Company, after giving notice to the Administrative Agent and such Non-Continuing Lender, may request such Non-Continuing Lender to assign its entire Revolving Loan Commitment (and upon receipt of such notice such Non-Continuing Lender hereby agrees to take such action as reasonably requested by the Company to effect such assignment pursuant to Section 12.08) (i) to the Continuing Lenders, (x) first on a pro-rata basis, which the Continuing Lenders may in their individual sole discretion decline to accept such offer, and (y) then on a non pro-rata basis to Continuing Lenders and/or (ii) to other lenders or entities constituting Eligible Assignees and otherwise reasonably acceptable to the Administrative Agent and the Company, provided that any such new lender shall agree that its Revolving Loan Commitment will terminate on the date applicable to the Revolving Loan Commitment of the Continuing Lenders, and all then outstanding Obligations owing to such Non-Continuing Lender shall be repaid in full on the date of any such assignment.

         (d) Swing Line Loans

                           (i) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make Swing Line Loans to the Company from time to time prior to the Swing Line Termination Date in an aggregate principal amount at any one time outstanding not to exceed $15,000,000 (the "Swing Line Loan Commitment"); provided, that after giving effect to any such Swing Line Loan, the Effective Amount of Revolving Loans, Swing Line Loans and L/C Obligations at such time would not exceed the Aggregate Revolving Loan Commitment at such time. Prior to the Swing Line Termination Date, the Company may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                           (ii) The Company may borrow under the Swing Line Commitment on any Business Day after the Initial Funding Date but on or prior to the Swing Line Termination Date; provided, that the Company shall deliver to the Swing Line Lender a Notice of Borrowing signed by a Responsible Officer (which notice must be received by the Swing Line Lender prior to 1:00 p.m. (New York time)) with a copy to the Administrative Agent specifying the amount of the requested Swing Line Loan, which shall be in a minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Company in immediately available funds at the office of the Swing Line Lender by 2:00 p.m. (New York time) on the date of such notice. The Company may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 1:00 p.m. (New York time) on any Business Day of the date and amount of prepayment with a copy to the Administrative Agent. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

                           (iii) The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to so act on its behalf) notify the Administrative Agent to notify each Revolving Lender (including the Swing Line Lender) to make a Revolving Loan to the Company in a principal amount equal to such Lender's Pro Rata Revolving Share of the amount of such Swing Line Loan, and such Revolving Lender shall be obligated, pursuant to Section 2.01(c), to make Same Day Funds available to the Administrative Agent on the date such notice is given in an aggregate amount equal to or in excess of such Swing Line Loan, in which case such funds shall be applied by the Administrative Agent first to repay such Swing Line Loan and any remaining funds shall be made available to the Company in accordance with Section 2.01(c); provided, however, that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under Section 10.01(g) or (h). Upon notice from the Administrative Agent, each Revolving Lender (other than the Swing Line Lender) will immediately transfer to the Administrative Agent, for transfer to the Swing Line Lender, in immediately available funds, an amount equal to such Revolving Lender's Pro Rata Revolving Share of the amount of such Swing Line Loan so repaid. So long as no notice has been delivered to the Swing Line Lender pursuant to Section 2.01(d)(iv)(ii) prior to the making of each relevant Swing Line Loan, each Revolving Lender's obligation to transfer the amount of such Revolving Loan to the Administrative Agent shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set- off, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have against the Swing Line Lender, (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Revolving Loan Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person, (iv) any breach of this Agreement by the Company or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                           (iv) Notwithstanding anything herein to the contrary, the Swing Line Lender (i) shall not be obligated to make any Swing Line Loan if the conditions set forth in Article V have not been satisfied and (ii) shall not make any requested Swing Line Loan if, prior to 11:00 a.m. (New York time) on the date two (2) days preceding the date of such requested Swing Line Loan, it has received a written notice from the Administrative Agent or any Revolving Lender directing it not to make further Swing Line Loans because one or more of the conditions specified in Article V are not then satisfied.

                           (v) If prior to the making of a Revolving Loan required to be made by Section 2.01(d)(iii) an Event of Default described in Section 10.01(g) or (h) shall have occurred, each Revolving Lender will, on the date such Revolving Loan was to have been made pursuant to the notice described in Section 2.01(d)(iii), purchase an undivided participating interest in the Effective Amount of Swing Line Loans in an amount equal to its Pro Rata Revolving Share of the Effective Amount of Swing Line Loans then outstanding. Each Revolving Lender will immediately transfer to the Administrative Agent for the benefit of the Swing Line Lender, in immediately available funds, the amount of its participation.

                           (vi) Whenever, at any time after a Revolving Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Administrative Agent for delivery to such Revolving Lender the amount of its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Lender will return to the Administrative Agent for delivery to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

                           (vii) So long as no notice has been delivered to the Swing Line Lender pursuant to Section 2.01(d)(iv)(ii) prior to the making of each relevant Swing Line Loan, each Revolving Lender's obligation to make the Revolving Loans referred to in Section 2.01(d)(iii) and to purchase participating interests pursuant to
         Section 2.01(d)(v) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (I) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or a Borrower may have against the Swing Line Lender, a Borrower or any other Person for any reason whatsoever, (II) the occurrence or continuance of a Default or an Event of Default, (III) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary Guarantor, (IV) any breach of this Agreement or any other Loan Document by the Company or any of its Subsidiaries or any other Lender or (V) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (e)      PTI Term Loan

                  Each Lender with a PTI Term Loan Commitment severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "PTI Term Loan") on the PTI Funding Date, in an amount not to exceed such Lender's PTI Term Loan Commitment as set forth on Schedule 2.01. Amounts borrowed as a PTI Term Loan which are repaid or prepaid by the Company may not be reborrowed.

         2.02     Loan Accounts.

                  (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Bank and each Lender shall be prima facie evidence of the amount of the Loans made by the Lenders to a Borrower and the Letters of Credit Issued by the Issuing Bank for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of a Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

                  (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender may record on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the applicable Borrower with respect thereto. Each such Lender is irrevocably authorized by each Borrower to make such recordations on its Note(s) and each Lender's record shall be deemed prima facie correct; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations any Borrower hereunder or under any such Note to such Lender.

         2.03     Procedure for Borrowing.

                  (a) Each Borrowing (other than a Borrowing of Swing Line Loans or a L/C Borrowing) shall be made upon a Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to (i) 11:30 a.m. (New York time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars, (ii) 1:00 p.m. (New York time) four Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans in an Offshore Currency and (iii) 11:30 a.m. (New York time) on the date of the requested Borrowing, in the case of Base Rate Loans, specifying:

                  (i) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000, or any multiple of $100,000 in excess thereof, in the case of Base Rate Loans, and $2,00,000, or any multiple of $100,000 in excess thereof, in the case of Offshore Rate Loans;

                  (ii) the requested Borrowing Date, which shall be a Business Day;

                  (iii) whether such Loan shall be a Revolving Loan, a Term Loan, PTI Term Loan or a Sterling Acquisition Loan;

                  (iv)     the Type of Loans comprising the Borrowing;

                  (v) if a Revolving Loan comprised of Offshore Currency Loans, the Applicable Currency;

                  (vi)     if the Loan then requested is to be an Offshore
         Rate Loan, the duration of the Interest Period applicable to such Loans included in such notice, provided, however, that in the event the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months; and

                  (vii)    if a Revolving Loan, the identity of the Borrower.

            (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Lender thereof and of the amount of such Lender's Pro Rata Share of the related Borrowing. In the case of a Borrowing of Revolving Loans comprised of Offshore Currency Loans, such notice will provide the amount of each Lender's Pro Rata Revolving Share of such Borrowing, and the Administrative Agent will, upon the determination of the Dollar Equivalent amount of such Borrowing as specified in the Notice of Borrowing, promptly notify each Lender of the exact Dollar Equivalent amount of such Lender's Pro Rata Revolving Share of such Borrowing. The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Administrative Agent for such Borrowing on the Computation Date therefor in accordance with
Section 2.15(a).

            (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the requesting Borrower at the Administrative Agent's Payment Office on the Borrowing Date requested in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 2:00 p.m. (New York time) and (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Administrative Agent may specify. The proceeds of all such Loans will then be made available to the requesting Borrower by the Administrative Agent at such office by crediting the account of the requesting Borrower on the books of NationsBank with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  (d) After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than six (6) different Interest Periods in effect with respect to Offshore Rate Loans.

                  (e) After the occurrence of an Event of Default (other than a Relevant Event of Default) during the Certain Funds Period, the Company hereby requests that any Sterling Acquisition Loans being made to facilitate the purchase of Target Shares be funded (on behalf of the Company) as a loan to the Company directly to the receiving agent for the Offer pursuant to wire transfer information as provided by the Company and subject to (i) compliance with all laws and (ii) the satisfaction of any other borrowing conditions by the Company hereunder.

         2.04     Conversion and Continuation Elections for Revolving Loans

                  (a) A Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.04(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans (other than Sterling Acquisition Loans), to convert any such Loans (or any part thereof in an aggregate minimum amount of $1,000,000, or any multiple of $100,000 in excess thereof, in the case of Base Rate Loans, and $2,000,000, or any multiple of $100,000 in excess thereof, in the case of Offshore Rate Loans) into Loans of any other Type; or

                           (ii) elect as of the last day of the applicable Interest Period with respect of any Offshore Rate Loan, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Dollar Equivalent of $2,000,000, or that is in an integral multiple of the Dollar Equivalent of $100,000 in excess thereof) as Loans of the same Type;

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans as of the last day of the Interest Period applicable thereto, and on and after such date the right of the Company to continue such Revolving Loans as, and convert such Revolving Loans into, Offshore Rate Loans shall terminate.

                  (b) A Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 a.m. (New York time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans (x) are to be converted into or continued as Offshore Rate Loans denominated in Dollars or (y) are Sterling Acquisition Loans, (ii) four Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans in an Offshore Currency and (iii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                           (i) the proposed Conversion/Continuation Date;

                           (ii) the aggregate amount of Loans to be converted or continued;

                           (iii) the Type of Loans resulting from the proposed conversion or continuation;

                           (iv) the Applicable Currency;

                           (v) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period; and

                           (vi) the identity of the Borrower.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans (other than Offshore Currency Loans), the relevant Borrower has failed to select a new Interest Period to be applicable to such Offshore Rate Loans by the time specified in Section 2.04(b), or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If the Company has failed to select a new Interest Period to be applicable to Sterling Acquisition Loans by the time specified in Section 2.04(b), or if any Default or Event of Default then exists, the Company shall be deemed to have elected to continue such Sterling Acquisition Loan on the basis of a one month Interest Period. If the relevant Borrower has failed to select a new Interest Period to be applicable to Offshore Currency Loans (other than Sterling Acquisition Loans) prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 2.04(b), or if any Default or Event of Default shall then exist, such Borrower shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one month Interest Period.

                  (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the relevant Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans, with respect to which the notice was given, held by each Lender.

                  (e) Unless the Majority Lenders otherwise consent, during the existence of a Default or Event of Default, a Borrower may not elect to have (i) a Loan converted into or continued as an Offshore Rate Loan or (ii) an Offshore Currency Loan continued on the basis of an Interest Period exceeding one month.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than six (6) different Interest Periods in effect with respect to Offshore Rate Loans.

                  (g) Notwithstanding anything else to the contrary in this Agreement, Swing Line Loans may only bear interest at the Base Rate or the Quoted Rate.

                  (h) Upon the delivery of an Election to Participate, each Eligible Borrower hereby appoints the Company as its agent, and authorizes the Company to deliver any Notice of Borrowing or Notice of Conversion/Continuation to the Administrative Agent on behalf of such Eligible Borrower.

         2.05     Voluntary Termination or Reduction of Commitments

                  (a) The Company may, upon not less than three Business Days' prior notice to the Administrative Agent (which notice the Administrative Agent shall promptly deliver to Lenders), terminate the Commitments of all Lenders ratably, or permanently reduce the Commitments of all Lenders ratably by an aggregate minimum amount of the Dollar Equivalent of $5,000,000 or any multiple of the Dollar Equivalent of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans plus Swing Line Loans plus L/C Obligations made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the amount of the combined Revolving Loan Commitments of all Revolving Lenders then in effect,
(b) the Effective Amount of all L/C Obligations would exceed the amount of the L/C Commitment then in effect or (c) the Effective Amount of all Swing Line Loans would exceed the Swing Line Loan Commitment then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued commitment and letter of credit fees and interest, if applicable, to, but not including, the effective date of any reduction or termination of the Commitments shall be paid on the effective date of such reduction or termination.

                  (b) At no time shall the Swing Line Commitment exceed the Aggregate Revolving Loan Commitment, and any reduction of the Aggregate Revolving Loan Commitment which reduces the Aggregate Revolving Loan Commitment below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Aggregate Revolving Loan Commitment, as so reduced, without any action on the part of the Swing Line Lender. Any reduction of the Aggregate Revolving Loan Commitment below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Aggregate Revolving Loan Commitment as so reduced, without any action on the part of the Swing Line Lender.

         2.06     Optional Prepayments of Loans

                  Subject to Section 4.04, any Borrower, may, at any time or from time to time, upon irrevocable notice to the Administrative Agent, prepay (but not permanently reduce the Revolving Loan Commitments to the extent of prepayments on the Revolving Loans unless otherwise expressly requested in writing by the Company) the Loans in whole or in part, in minimum amounts of $1,000,000, or any multiple of $100,000 in excess thereof, in the case of Base Rate Loans, and the Dollar Equivalent of $2,000,000, or any multiple of the Dollar Equivalent of $100,000 in excess thereof (or such other amount necessary to repay any Offshore Currency Loan in full), in the case of Offshore Rate Loans. The relevant Borrower may designate whether such prepayments shall be applied to prepay Revolving Loans, Term Loans, PTI Term Loans or Sterling Acquisition Loans provided that such prepayments shall be applied ratably among the Lenders holding such Loans. A

Borrower shall deliver a notice of prepayment in accordance with Section 12.02 to be received by the Administrative Agent not later than 11:00 a.m. (New York time) (a) at least three Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Currency Loans, (b) at least two Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Rate Loans in Dollars, and (iii) on the date of the prepayment date if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment, the Loans being prepaid and whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof, the Applicable Currency and the identity of the Borrower. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

         2.07 Termination of Commitments; Mandatory Prepayments of Loans; Mandatory Commitment Reductions

                  (a) The Aggregate Commitment shall be terminated and reduced to zero in the event that:

                           (i) the Offer is not posted on or prior to the thirtieth (30th) day following the Announcement Date;

                           (ii) the Company and/or Bidco withdraws the Offer or the Offer lapses;

                           (iii) the Offer has not gone wholly unconditional within six (6) calendar months after the Announcement Date;

                           (iv) the Initial Funding Date has not occurred within sixteen (16) days after the Offer has gone wholly unconditional; or

                           (v) the consent relating to the Existing Credit Agreement delivered pursuant to Section 5.01(h) fails for any reason to remain in full force and effect, or is not extended before December 31, 1998 to April 30, 1999 or a date thereafter.

                  (b) Subject to Section 4.04, if on any date the Effective Amount of Revolving Loans, Swing Line Loans and L/C Obligations exceeds the Aggregate Revolving Loan Commitment, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Swing Line Loans, Revolving Loans and L/C Advances by an amount equal to the applicable excess and the Lenders shall apply such amounts first to repay Base Rate Loans and thereafter to repay Offshore Rate Loans.

                  (c) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under all outstanding Letters of Credit over the L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of Revolving Loans, Swing Line Loans and L/C Obligations exceeds the Aggregate Revolving Loan Commitment, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Swing Line Loans, Revolving Loans and L/C Advances by an amount equal to the applicable excess. Each Borrower, effective as of the Initial Funding Date, hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, a security interest in all cash and deposit account balances subject to Cash Collateralization. Cash collateral subject to Cash Collateralization shall be maintained in blocked deposit accounts at NationsBank. NationsBank shall invest any and all available funds deposited in such deposit account, promptly upon the relevant funds becoming available, in securities issued or fully guaranteed or insured by the United States Government or any agency thereof backed by the full faith and credit of the United States having maturities of no greater than three months from the date of acquisition thereof (collectively, "Government Obligations"). Each Borrower hereby acknowledges and agrees that NationsBank shall not have any liability with respect to, and each Borrower hereby indemnifies NationsBank against, any loss resulting from the acquisition of the Government Obligations and NationsBank shall not have any obligation to monitor the trading activity of any such Governmental Obligations on and after the acquisition thereof for the purpose of obtaining the highest possible return with respect thereto, NationsBank's responsibility being limited to acquiring such Governmental Obligations.

                  (d) If on any Computation Date the Administrative Agent shall have determined that the aggregate Dollar Equivalent principal amount of all Revolving Loans and Swing Line Loans then outstanding and the aggregate amount of outstanding L/C Obligations exceeds the Aggregate Revolving Loan Commitment, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Administrative Agent shall give notice to the Company that a prepayment is required under Section 2.07(b), and the Company agrees thereupon to make prepayments of Revolving Loans, subject to Section 4.04, such that, after giving effect to such prepayment, the aggregate Dollar Equivalent amount of all Revolving Loans, Swing Line Loans and aggregate outstanding L/C Obligations does not exceed the Aggregate Revolving Loan Commitment.

                  (e) The Company shall prepay Loans in an amount equal to 100% of the insurance proceeds received by the Company or any Subsidiary following a casualty involving such Person's Property, to the extent not applied (or intended to be applied) within 90 days after the consummation or receipt thereof, as applicable, to the purchase of replacement assets or repair of damaged assets. Such prepayment shall be made on the 90th day after receipt of such insurance proceeds and the amount of such prepayment shall be applied (i) first, to prepay Term Loans, PTI Term Loans and Sterling Acquisition Loans on a ratable basis among the then outstanding Term Loans, PTI Term Loans and Sterling Acquisition Loans (based on the Dollar Equivalent thereof on the date of such prepayment), applied on a ratable basis among all remaining payments in respect of each such Loan, (ii) second, to prepay the then outstanding Swing Line Loans (without a corresponding reduction in the Swing Line Loan Commitment), and (iii) third, to prepay the then outstanding Revolving Loans (without a corresponding reduction in the Aggregate Revolving Loan Commitment). Such proceeds shall be applied first, to the extent possible, to prepay Base Rate Loans and then to prepay Offshore Rate Loans. The Company shall use its commercially reasonable efforts to notify the Administrative Agent of the amount of any required prepayment at least three (3) Business Days before it is made.

                  (f) The Company shall prepay Loans in an amount equal to 100% of the sum of the Net Proceeds realized upon all Asset Dispositions (other than an Asset Disposition pursuant to Section 8.05(ii)(y)) made by the Company or any Subsidiary, aggregating in excess of $3,000,000 during any calendar year, within one hundred eighty (180) Business Days after the date of such Asset Disposition or, if later, the date of the receipt of the proceeds therefrom to the extent not applied (or committed to be applied) within such period to the purchase of other assets that are not classified as current assets under GAAP and are used or useful in the business of the Company and its Subsidiaries. The amount of such prepayment shall be applied (i) first, to prepay Term Loans, PTI Term Loans and Sterling Acquisition Loans on a ratable basis among the then outstanding Term Loans, PTI Term Loans and Sterling Acquisition Loans (based on the Dollar Equivalent thereof on the date of such prepayment), applied on a ratable basis among all remaining payments in respect of each such Loan, (ii) second, to prepay the then outstanding Swing Line Loans (without a corresponding reduction in the Swing Line Loan Commitment), and (iii) third, to prepay the then outstanding Revolving Loans (without a corresponding reduction in the Aggregate Revolving Loan Commitment). Such proceeds shall be applied first, to the extent possible, to prepay Base Rate Loans and then to prepay Offshore Rate Loans. The Company shall use its commercially reasonable efforts to notify the Administrative Agent of the amount of any required prepayment at least three (3) Business Days before it is made.

                  (g) The relevant Borrower shall pay, together with each prepayment under this Section 2.07, accrued interest on the amount prepaid through the date of such prepayment.

                  (h) The Aggregate Term Loan Commitment and the Aggregate Sterling Acquisition Loan Commitment, and the Term Loan Commitment and Sterling Acquisition Loan Commitment of each Lender, shall be reduced on the Initial Funding Date or the Business Day occurring after the Initial Funding Date (after giving effect to any Term Loan and/or Sterling Acquisition Loan, as the case may be, made on the Initial Funding Date) in an amount equal to the unutilized Aggregate Term Loan Commitment and the unutilized Aggregate Sterling Acquisition Loan Commitment, and the unutilized Term Loan Commitment and unutilized Sterling Acquisition Loan Commitment of each Lender, as of such date.

                  (i) The Aggregate PTI Term Loan Commitment and the PTI Revolver Increase Commitment shall be terminated and reduced to zero in the event that:

                           (I) the PTI Merger has not been consummated on or prior to September 30, 1999; and

                           (II) the PTI Funding Date has not occurred on or prior to September 30, 1999.

                  (j) The Aggregate PTI Term Loan Commitment and the PTI Term Loan Commitment of each Lender shall be reduced on the PTI Funding Date (after giving effect to any PTI Term Loan made on the PTI Funding Date) in an amount equal to the unutilized Aggregate PTI Term Loan Commitment and the unutilized PTI Term Loan Commitment of each Lender, as of such date.

                  (k) The Company shall prepay Loans in an amount equal to 100% of the sum of the net proceeds (meaning gross proceeds less reasonable transaction expenses) realized upon the issuance of any Take Out Debt substantially simultaneously with the receipt of the proceeds therefrom. The amount of such prepayment shall be applied (i) first, to prepay Term Loans and PTI Term Loans on a ratable basis among the then outstanding Term Loans and PTI Term Loans, applied on a ratable basis among all remaining payments in respect of each such Loan, (ii) second, to prepay the then outstanding Swing Line Loans (without a corresponding reduction in the Swing Line Loan Commitment), and (iii) third, to prepay the then outstanding Revolving Loans (without a corresponding reduction in the Aggregate Revolving Loan Commitment). Such proceeds shall be applied first, to the extent possible, to prepay Base Rate Loans and then to prepay Offshore Rate Loans. The Company shall use its commercially reasonable efforts to notify the Administrative Agent of the amount of any required prepayment at least three (3) Business Days before it is made.

         2.08     Repayment of Loans

                  (a) Each Borrower shall repay to the Revolving Lenders on the Revolving Loan Termination Date the aggregate principal amount of Revolving Loans of such Borrower outstanding on such date.

                  (b) The Company shall repay Swing Line Loans (other than with proceeds of a Swing Line Loan) in full on the thirtieth (30th) day following the incurrence of any such Swing Line Loan.

                  (c) The Company shall repay to the Swing Line Lender on the Swing Line Termination Date the aggregate principal amount of Swing Line Loans outstanding on such date.

                  (d) The Company shall repay the Term Loans, PTI Term Loans and Sterling Acquisition Loans on each date and in the amount set forth on Schedule 2.08(d) (each a "Principal Payment Date").

         2.09     Interest

                  (a) Each (i) Loan (other than a Sterling Acquisition Loan or a Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin,
(ii) Sterling Acquisition Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate, plus the Applicable Margin and (iii) Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate, plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans or the Quoted Rate.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of the conversion of an Offshore Rate Loan into a Base Rate Loan, on the date of any prepayment of any Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Lenders.

                  (c) Notwithstanding Section 2.09(a), while any Event of Default exists or after acceleration, each Borrower shall pay interest or additional fees (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin or rate then in effect for such Obligations; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Offshore Rate Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

                  (d) Anything herein to the contrary notwithstanding, the obligations of each Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event each Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

         2.10     Fees

                  In addition to certain fees described in Section 3.08:

                  (a) Agency Fees

                  The Company shall pay the fees to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreements (as amended from time to time, collectively, the "Fee Letter") between the Company and the Administrative Agent, dated as of October 16, 1998 and March 23, 1999.


                  (b) Revolving Loan Commitment Fee

                  The Company shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee ("Revolving Loan Commitment Fee") on the actual daily unused portion of such Revolving Lender's Revolving Loan Commitment computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to (x) for the period from and including the Announcement Date and to but excluding the sixtieth (60th) day following the Announcement Date, 0.20% per annum and (y) thereafter, the Applicable Margin per annum applicable to the Commitment Fee. For purposes of calculating utilization under this clause (b), the Revolving Loan Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding and the Effective Amount of all L/C Obligations then outstanding. Such commitment fee shall accrue from the Announcement Date to the Revolving Loan Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December through the Revolving Loan Termination Date, with the final payment to be made on the Revolving Loan Termination Date. The commitment fees provided in this clause (b) shall accrue at all times after the Announcement Date, including at any time during which one or more conditions in
Article V are not met. Notwithstanding anything herein to the contrary, for purposes of the PTI Revolver Increase Commitment amount, the Company shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee equal to 0.20% per annum on the PTI Revolver Increase Commitment for the period from and including the PTI Effective Date and to but excluding the PTI Funding Date (provided, however, in the event that the PTI Funding Date has not occurred on or before July 31, 1999, such commitment fee shall equal the Applicable Margin per annum applicable to the Commitment Fee for the period on and including August 1, 1999 to and excluding the PTI Funding Date).

                  (c) Term Loan Commitment Fee

                  The Company shall pay to the Administrative Agent for the account of each Lender with a Term Loan Commitment a commitment fee ("Term Loan Commitment Fee") on the actual daily unused portion of such Lender's Term Loan Commitment computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to (x) for the period from and including the Announcement Date and to but excluding the sixtieth (60th) day following the Announcement Date, 0.20% per annum and (y) thereafter, the Applicable Margin per annum applicable to the Commitment Fee. For purposes of calculating utilization under this clause (c), the Term Loan Commitments shall be deemed used to the extent of the Effective Amount of Term Loans then outstanding. Such Term Loan Commitment Fee shall accrue from the Announcement Date to the Initial Funding Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December through the Initial Funding Date, with the final payment to be made on the Initial Funding Date; provided, that in connection with any reduction or termination of Term Loan Commitments, as the case may be, under Section 2.05 or 2.07(a), the accrued Term Loan Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Term Loan Commitment Fee shall accrue at all times after the above-mentioned commencement date until the Initial Funding Date.

                  (d) Sterling Acquisition Loan Commitment Fee

                  The Company shall pay to the Administrative Agent for the account of each Lender with a Sterling Acquisition Loan Commitment a commitment fee ("Sterling Acquisition Loan Commitment Fee") on the actual daily unused portion of such Lender's Sterling Acquisition Loan Commitment computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to (x) for the period from and including the Announcement Date and to but excluding the sixtieth (60th) day following the Announcement Date, 0.20% per annum and (y) thereafter, the Applicable Margin per annum applicable to the Commitment Fee. For purposes of calculating utilization under this clause (d), the Sterling Acquisition Loan Commitments shall be deemed used to the extent of the Effective Amount of Sterling Acquisition Loans then outstanding. Such Sterling Acquisition Loan Commitment Fee shall be paid in Dollars and shall accrue from the Announcement Date to the Business Day following the Initial Funding Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December through the Business Day following the Initial Funding Date with the final payment to be made on the Squeeze Out Date; provided, that in connection with any reduction or termination of Sterling Acquisition Loan Commitments, as the case may be, under Section 2.05 or 2.07(a), the accrued Sterling Acquisition Loan Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Sterling Acquisition Loan Commitment Fee shall accrue at all times after the above-mentioned commencement date until the Business Day following the Initial Funding Date.

                  (e) PTI Term Loan Commitment Fee

                  The Company shall pay to the Administrative Agent for the account of each Lender with a PTI Term Loan Commitment a commitment fee ("PTI Term Loan Commitment Fee") on the actual daily unused portion of such Lender's PTI Term Loan Commitment computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to 0.20% per annum for the period from and including the PTI Effective Date and to but excluding the PTI Funding Date; provided, however, in the event that the PTI Funding Date has not occurred on or before July 31, 1999, such commitment fee shall equal the Applicable Margin per annum applicable to the Commitment Fee for the period on and including August 1, 1999 to and excluding the PTI Funding Date. For purposes of calculating utilization under this clause (e), the PTI Term Loan Commitments shall be deemed used to the extent of the Effective Amount of PTI Term Loans then outstanding. Such PTI Term Loan Commitment Fee shall accrue from the PTI Effective Date to but excluding the PTI Funding Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December through the day preceding the PTI Funding Date, with the final payment to be made on the PTI Funding Date; provided, that in connection with any reduction or termination of PTI Term Loan Commitments, as the case may be, under Section 2.05 or 2.07(i), the accrued PTI Term Loan Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The PTI Term Loan Commitment Fee shall accrue at all times after the above-mentioned commencement date until the PTI Funding Date.

                  (f) Amendment Fee.

                  The Company shall pay to the Administrative Agent for the account of each consenting Lender party hereto immediately prior to the effectiveness of this Agreement an amendment fee ("Amendment Fee") in an amount equal to $5,000 for each such consenting Lender party to the First Amended and Restated Credit Agreement on the PTI Effective Date.

         2.11     Computation of Fees and Interest

                  (a) All computations of interest for Base Rate Loans when the Base Rate is determined by NationsBank's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate or a Dollar Equivalent amount by the Administrative Agent shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of a Borrower or any Lender, deliver to such Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate or any Dollar Equivalent Amount.

                  (c) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation, any amount translated from a national currency unit to a euro unit under this Agreement (or under any EMU Legislation) may be rounded up or down by the Administrative Agent acting reasonably.

         2.12     Payments by a Borrower

                  (a) All payments to be made by a Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by a Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be reasonably determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal lending procedures in the place of payment, and
(ii) in the case of any Dollar payments, no later than 12:00 noon (New York time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 12:00 noon (New York time) in the case of Dollar payments, or later than the time specified by the Administrative Agent as provided in clause
(i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that a Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in Same Day Funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate, for each day from the date such amount is distributed to such Lender until the date repaid.

         2.13     Payments by the Lenders to the Administrative Agent

                  (a) Unless the Administrative Agent receives notice from a Lender at least one Business Day prior to the date of any Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the relevant Borrower the amount of that Lender's Pro Rata Share of such Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in Same Day Funds on the relevant Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in Same Day Funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate or, in the case of any Borrowing consisting of Offshore Currency Loans, the Overnight Rate, for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this Section 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the relevant Borrowing Date, the Administrative Agent will notify the relevant Borrower of such failure to fund and, upon demand by the Administrative Agent, the relevant Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

         2.14     Sharing of Payments, Etc.

                  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participation in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the relevant Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

         2.15     Utilization of Commitments in Offshore Currencies

                  (a) The Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Offshore Currency Loans (other than Sterling Acquisition Loans) as of the requested Borrowing Date, (ii) outstanding Offshore Currency Loans denominated in a currency other than Dollars as of the last Business Day of each month, (iii) outstanding Offshore Currency Loans denominated in a currency other than Dollars as of any redenomination date pursuant to this Section 2.15 or Section 4.05,
(iv) L/C Obligations denominated in a currency other than Dollars, on the date of Issuance and thereafter as of the last Business Day of each month and (v) Offshore Currency Loans or L/C Obligations, as of any date specified for determining the Dollar Equivalent of any amount (each such date under clauses
(i) through (iv) a "Computation Date").

                  (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans (other than Sterling Acquisition Loans), the Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Administrative Agent has received notice from any of the Lenders by 5:00 p.m. (New York time) four Business Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Offshore Currency, in which event the Administrative Agent will give notice to the Company no later than 12:00 noon (New York time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency (other than Sterling Acquisition Loans) is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have so notified the Company that any such Borrowing in a requested Offshore Currency is not then available, the Company may, by notice to the Administrative Agent not later than 5:00 p.m. (New York time) two Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Company does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Lender. If the Company does not so withdraw such Notice of Borrowing, the Administrative Agent will promptly so notify each Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Offshore Rate Loans (other than Sterling Acquisition Loans) for the same Interest Period previously applicable in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Administrative Agent to each Lender the Administrative Agent will state such aggregate amount of such Borrowing in Dollars and such Lender's Pro Rata Share thereof.

                  (c) In the case of a proposed continuation of Offshore Currency Loans (other than Sterling Acquisition Loans) for an additional Interest Period pursuant to Section 2.04, the Lenders shall be under no obligation to continue such Offshore Currency Loans if the Administrative Agent has received notice from any of the Lenders by 5:00 p.m. (New York time) four Business Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the relevant Offshore Currency, in which event the Administrative Agent will give notice to the Company not later than 12:00 noon (New York time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Lenders. If the Administrative Agent shall have so notified the Company that any such continuation of Offshore Currency Loans (other than Sterling Acquisition Loans) is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Offshore Rate Loans in Dollars for the same Interest Period previously applicable with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Administrative Agent will promptly notify the Company and the Lenders of any such redenomination and in such notice by the Administrative Agent to each Lender the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans (other than Sterling Acquisition Loans) as of the Computation Date with respect thereto and such Lender's Pro Rata Share thereof.

                  (d) Notwithstanding anything herein to the contrary, during the existence of a payment default or an Event of Default, upon the request of the Majority Lenders, all or any part of any outstanding Offshore Currency Loans (other than Sterling Acquisition Loans) shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Administrative Agent will promptly notify the Company and the Lenders of any such redenomination and conversion request.

                  (e) The Company shall be entitled to request that Revolving Loans and Swing Line Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Administrative Agent, the Swing Line Lender and the Lenders is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The Company shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with Section 12.02, to be received by the Administrative Agent not later than 12:00 noon (New York time) at least 10 Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative

Agent will promptly notify the Lenders thereof, and each Lender will use its commercially reasonable efforts to respond to such request within five (5) Business Days of receipt thereof. Each Lender may grant or accept such request in its sole discretion. The Administrative Agent will promptly notify the Company and the Lenders of the acceptance or rejection of any such request.


                                   ARTICLE III

                         THE LETTERS OF CREDIT FACILITY

         3.01     The Letter of Credit Facility

                  (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Initial Funding Date to the day which is thirty (30) days prior to the Revolving Loan Termination Date, to issue standby or trade Letters of Credit for the account of a Borrower and to amend or renew Letters of Credit previously issued by it under this clause (a) in accordance with Section 3.02(b), and (B) to honor drafts under the Letters of Credit issued under this clause (a); and
(ii) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the relevant Borrower under this clause (a); provided, that the Issuer shall not be obligated to Issue any Letter of Credit under this clause (a), if as of the Issuance Date of such Letter of Credit (1) the Effective Amount of all L/C Obligations exceeds the combined L/C Commitments of all Revolving Lenders or (2) the participation of any Revolving Lender in the Effective Amount of all L/C Obligations and participation in Swing Line Loans of such Revolving Lender exceeds such Lender's Revolving Loan Commitment less the Effective Amount of Revolving Loans of such Revolving Lender. Within the foregoing limits, and subject to the other terms and conditions hereof, the relevant Borrower's ability to obtain standby and trade Letters of Credit under this clause (a) shall be fully revolving, and, accordingly, the relevant Borrower may, during the forgoing period, obtain under this clause (a) new Letters of Credit, or replacement Letters of Credit for Letters of Credit which have expired or which have been drawn upon and reimbursed, provided all such Letters of Credit are issued in compliance with this Agreement.

                  (b) The Issuing Bank is under no obligation to Issue, amend or renew any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Initial Funding Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Initial Funding Date and which the Issuing Bank in good faith deems material to it;

                           (ii) the Issuing Bank has received written notice from any Revolving Lender, the Administrative Agent or any Borrower, on or prior to the Business Day prior to the requested Issuance Date of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                           (iii) the expiry date of any requested Letter of Credit is after the Revolving Loan Termination Date;

                           (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

                           (v) such Letter of Credit (x) is in a face amount less than $250,000, unless such lesser amount is approved by the Administrative Agent and the Issuing Bank, and (y) is to be denominated in a currency other than Dollars or an Offshore Currency.

         3.02     Issuance, Amendment and Renewal of Letters of Credit

                  (a) Each Letter of Credit shall be issued upon the irrevocable written request of the relevant Borrower received by the Issuing Bank (with a copy sent by the relevant Borrower to the Administrative Agent) at least five
(5) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed Issuance Date. Each such request for issuance of a Letter of Credit shall be in writing or by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed Issuance Date of such Letter of Credit (which shall be a Business Day);
(ii) the face amount of such Letter of Credit; (iii) the expiry date of such Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of such Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the denomination of the Stated Amount in Dollars or an Offshore Currency, and (viii) such other matters as the Issuing Bank may require.

                  (b) Prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the relevant Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day the Issuing Bank is to issue a requested Letter of Credit (A) from the Administrative Agent directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (1) or (2) thereof, or (B) that one or more terms or conditions specified in Section 3.01(b) or in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, with the approval of the Administrative Agent, on the requested date, issue a Letter of Credit for the account of the relevant Borrower in accordance with the Issuing Bank's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Bank will, upon the written request of the relevant Borrower received by the Issuing Bank (with a copy sent by the relevant Borrower to the Administrative Agent) at least five (5) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made in writing or by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) such proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

                  (d) The Issuing Bank and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Loan Termination Date, at the option of the relevant Borrower and upon the written request of the relevant Borrower received by the Issuing Bank (with a copy sent by the relevant Borrower to the Administrative Agent) at least five (5) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made in writing or by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or
(B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this clause (d) upon the request of the relevant Borrower but the Issuing Bank shall not have received any L/C Amendment Application from the relevant Borrower with respect to such renewal or other written direction by the relevant Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the relevant Borrower and the Revolving Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

                  (e) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Majority Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as

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
necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Loan Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                  (g) The Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3.03     Risk Participations, Drawings, Revolving Loans and
                  Reimbursements.

                  (a) Immediately upon the Issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Revolving Share of such Revolving Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                  (b) (i) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the relevant Borrower. The Company shall reimburse the Issuing Bank (by an L/C Borrowing or otherwise) prior to 12:00 Noon (New York time), on the Honor Date, in an amount equal to the amount so paid by the Issuing Bank. In the event the relevant Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 Noon (New York time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Revolving Lender thereof, and the relevant Borrower shall be deemed to have requested that Base Rate Loans in an aggregate amount equal to the unreimbursed drawing be made by the Revolving Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Loan Commitment and subject to the conditions set forth in Section 5.03. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this clause (d)(i) may be oral if immediately confirmed in writing (including by facsimile); provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                           (ii) Each Revolving Lender shall upon any notice pursuant to Section 3.03(b)(i) make available to the Administrative Agent for the account of the relevant Issuing Bank an amount in Same Day Funds equal to its Pro Rata Revolving Share of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to Section 3.03(b)(iii)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the relevant Borrower in that amount. If any Revolving Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Revolving Lender's Pro Rata Revolving Share of the amount of the drawing by no later than 2:00 p.m. (New York time) on the Honor Date, then interest shall accrue on

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
         such Revolving Lender's obligation to make such payment, from the Honor Date to the date such Revolving Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03(b).

                           (iii) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the relevant Borrower in whole or in part, because of the relevant Borrower's failure to satisfy the conditions set forth in Section 5.03 or for any other reason, the relevant Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2% per annum, and each Revolving Lender's payment to the Issuing Bank pursuant to Section 3.03(b)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this
         Section 3.03(b).

                  (c) Each Lender's obligation in accordance with this Agreement to make an L/C Advance or Revolving Loans as contemplated by this Section 3.03 as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower may have against the Issuing Bank, a Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default, a Material Adverse Effect or any failure to satisfy the conditions under Article V; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         3.04     Repayment of Participations

                  (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the relevant Borrower (i) in reimbursement of any payment made by the Issuing Bank under any Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Bank for such Lender's participation in such Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Revolving Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Revolving Lender's Pro Rata Revolving Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Revolving Share of such funds of any Revolving Lender that did not so pay the Administrative Agent for the account of the Issuing Bank.

                  (b) If the Administrative Agent or the Issuing Bank is required at any time to return to a Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by such Borrower to the Administrative Agent for the account of the Issuing Bank pursuant to Section 3.04(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Revolving Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Lender to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.05     Role of the Issuing Bank

                  (a) Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates or documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders (including the Majority Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  (c) Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants (including the Revolving Lenders) or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that a Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

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
         3.06     Obligations Absolute

                  The obligations of each Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances (unless due to the gross negligence or wilful misconduct of the Issuing Bank), including the following:

                           (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of a Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                           (iii) the existence of any claim, set-off, defense or other right that a Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                           (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                           (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                           (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of a Borrower in respect of any Letter of Credit; or

                           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or a guarantor.

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
         3.07     Cash Collateral Pledge

                  If, as of the Revolving Loan Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or upon the occurrence and continuation of the circumstances described in Section 2.07(c) requiring the relevant Borrower to Cash Collateralize Letters of Credit, then, the relevant Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations or any excess amount.

         3.08     Letter of Credit Fees.

                  (a) The Company shall pay to the Administrative Agent for the account of each of the Revolving Lenders a letter of credit fee with respect to the Letters of Credit equal to the Applicable Margin per annum specified for Revolving Loans maintained as Offshore Rate Loans on the Stated Amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each March, June, September and December based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Initial Funding Date, through the Revolving Loan Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Loan Termination Date (or such later expiration date).

                  (b) The Company shall pay to the relevant Issuing Bank, individually, a fronting fee for each Letter of Credit Issued by such Issuing Bank equal to .125% per annum of the Stated Amount of such Letter of Credit. Such fronting fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which such Letter of Credit is outstanding, commencing on the first such quarterly date to occur after such Letter of Credit is issued, through the Revolving Loan Termination Date, with the final payment to be made on the Revolving Loan Termination Date.

                  (c) The Company shall pay to the relevant Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.


         3.09 Existing Letters of Credit. Schedule 3.09 hereto contains a description of all Existing Letters of Credit issued by Chase pursuant to the Existing Credit Agreement outstanding on the Initial Funding Date. Each such Existing Letter of Credit, including any extension thereof issued by Chase in its sole discretion (provided, however, that the Existing Letters of Credit described on items 1 and 2 of Schedule 3.09 may not be extended beyond their current termination date) shall constitute "Letters of Credit" for all purposes of this Agreement, Issued, for purposes of Section 3.01(a), on the Initial Funding Date. The Company, the Administrative Agent and each Lender hereby agree that, from and after the Initial Funding Date, the terms of this Agreement shall apply to the Existing Letters of Credit and that the terms of this Agreement shall supersede the Existing Credit Agreement with respect to the Existing Letters of Credit.

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
         3.10     Uniform Customs and Practice

                  The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01     Taxes

                  (a) Any and all payments by a Borrower to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the relevant Borrower shall pay all Other Taxes.

                  (b) If a Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                           (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                           (ii) such Borrower shall make such deductions and withholdings;

                           (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) such Borrower shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                  (c) Each Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the relevant Lender or the Administrative Agent makes written demand therefor.

                  (d) Within 30 days after the date of any payment pursuant to this Section by a Borrower of Taxes, Other Taxes or Further Taxes, such Borrower shall furnish to each Lender or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

                  (e) If a Borrower is required to pay any amount to any Lender or the Administrative Agent pursuant to clauses (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender; provided, however, that the Swing Line Lender may in any event continue to make Swing Line Loans out of its Lending Office in London.

         4.02     Illegality.

                  (a) If any Lender reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency), then, on notice thereof by that Lender to the Company through the Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until that Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender reasonably determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company may borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                  (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to such Lender through the Administrative Agent that all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

                  (d) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to the Lender.

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
          4.03     Increased Costs and Reduction of Return.

                  (a) If any Lender reasonably determines that, due to either
(i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the relevant Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such

Lender's customary return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the relevant Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation for such increase.

                  (c) Any provision of this Agreement stated to have effect on, after, or as from, the Commencement Date will, to the extent that the provision relates to any currency of a state which is not a Participating Member State on the Commencement Date, have effect in relation to that currency on the date on which it becomes a Participating Member State.

         4.04     Funding Losses

                  (a) Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than as a result of Section 4.05) as a consequence of:

                           (i) the failure of such Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

                           (ii) the failure of such Borrower to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                           (iii) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.06;

                           (iv) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period;

                           (v) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; or

                           (vi) in the event that during the 180 day period following the Initial Funding Date, the Borrowers maintain (x) more than one Offshore Rate Loan with different Interest Periods or (y) any Offshore Rate Loan with an Interest Period in excess of one month, any breakage costs, charges or fees incurred by NationsBank or any co-arranger in connection with the assignment of an Offshore Rate Loan;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained or from changes relating to any Offshore Currency Loans. For purposes of calculating amounts payable by a Borrower to the Lenders under this Section and under Section 4.03(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

                  (b) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

                           (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Administrative Agent; and

                           (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent acting reasonably.

                  (c) If a change in any currency of a country occurs, this Agreement will be amended to the extent the Administrative Agent specifies to be necessary to reflect the change in currency and to put the Administrative Agent, the Issuing Bank and each Lender in the same position, so far as possible, that it would have been in if no change in currency had occurred.

         4.05     Inability to Determine Rates

                  If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans (other than Sterling Acquisition Loans), the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans (other than Sterling Acquisition Loans) which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

         4.06     Reserves on Offshore Rate Loans

                  The Company shall pay to each Lender, in respect of any Offshore Currency Loans, additional costs arising under any applicable regulations of the central bank or other relevant

Governmental Authority in the country in which the Offshore Currency of such Offshore Rate Loan circulates on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan; provided the Company shall have received at least 15 days' prior written notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If such Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         4.07     Certificates of Lenders

                  Any Lender claiming reimbursement or compensation under this
Article IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         4.08     Substitution of Lenders

                  Upon the receipt by a Borrower from any Lender (an "Affected Lender") of a claim for compensation under this Article IV, such Borrower may:
(i) request the Affected Lender to use commercially reasonable efforts to obtain a replacement Lender or financial institution satisfactory to such Borrower to acquire and assume all or a ratable part of all of such Affected Lender's Loans, Commitments and participation in Letters of Credit (a "Replacement Lender");
(ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans, Commitment and participation in Letters of Credit; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) above shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), and any such substitution shall in any event be effective upon satisfaction of the conditions set forth in Section 12.08 and all then outstanding Obligations owing to such Affected Lender shall be repaid in full on the date of any such assignment.

         4.09     Survival

                  The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.01     Conditions to Announcement Date

                  The obligation of each Lender to enter into the Prior Loan Document was subject to the condition that the Administrative Agent received on or prior to the date of the Press Release each

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
of the following, in form and substance satisfactory to the Administrative Agent, and in sufficient copies for each Lender:

                  (a) Prior Loan Document

                  The Prior Loan Document was executed by each party thereto.

                  (b) Resolutions; Incumbency

                  With respect to each the Company, US Holdco #1, US Holdco #2 and Bidco:

                           (i) copies of the resolutions of the board of directors of such Person authorizing the Transactions and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of such Person; and

                           (ii) a certificate of the Secretary or Assistant Secretary of such Person, dated as of the Announcement Date, and certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder.

                  (c) Organization Documents; Good Standing

                  Each of the following documents with respect to each of the Company, US Holdco #1, US Holdco #2 and Bidco:

                           (i) the articles or certificate of incorporation, memorandum of association, bylaws and board of directors resolutions of such Person as then in effect, certified by the Secretary or Assistant Secretary of such Person; and

                           (ii) a good standing certificate for such Person from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile.

                  (d) Legal Opinions

                  An opinion addressed to the Administrative Agent and the Lenders, dated as of the Announcement Date, (i) of Nutter, McClennen & Fish LLP, counsel to the Company and US Holdco, substantially in the form of Exhibit D-1,
(ii) of Simmons & Simmons, special English counsel to the Company, substantially in the form of Exhibit D-2; and (iii) of Allen & Overy, special English counsel to the Administrative Agent, substantially in the form of Exhibit D-3.

                  (e) Payment of Fees

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
                  Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable, together with Attorney Costs of NationsBank to the extent invoiced prior to or on the Announcement Date, including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 12.04.

                  (f)      Certificate

                  A certificate signed by a Responsible Officer of the Company, dated as of the Announcement Date:

                           (i) stating that the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

                           (ii) stating that no Default or Event of Default exists both before and after giving effect to the Transaction; and

                           (iii) stating that there has occurred (x) since March 31, 1998, with respect to the Company and its Subsidiaries and (y) to the best knowledge of the Company since December 31, 1997 with respect to Target and its Subsidiaries, no event or circumstance that has resulted or could reasonably be expected to result in a material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of such Person.

                  (g)      Press Release

                  A true and complete copy of the Press Release, certified as true and correct by a Responsible Officer, which Press Release (including, without limitation, any conditions to the Offer contained therein) shall (i) be in form and substance reasonably satisfactory to the Administrative Agent, and
(ii) indicate that the Offer is recommended by the Directors of the Target, and that such Directors are giving personal undertakings, in form and substance acceptable to the Administrative Agent, in favor of Bidco with respect to the Offer, and the Administrative Agent shall have received evidence satisfactory to it that the Press Release has been released for publication at the opening of business in London on October 26, 1998.

                  (h)      Consent to Existing Credit Agreement

                  The Administrative Agent shall have received a fully executed consent executed by the requisite lenders party to the Existing Credit Agreement with respect to the Transaction, such consent to be in form and substance satisfactory to the Administrative Agent, and such consent shall be in full force and effect.

                  (i)      Currency Fluctuations Protection

                  On or prior to the Announcement Date, the Company shall enter into Swap Contracts providing protection against fluctuations in the rate of exchange between Sterling and Dollars with one or more financial institutions each having a combined capital and surplus of at least $100,000,000, which shall hedge against any fluctuations in the exchange rate of Dollars against Sterling the effect of which $160,000,000 will purchase pound sterling 86,614,000, and such Swap Contract shall contain such other terms as are customary and satisfactory to the Administrative Agent.

                  (j)      Environment Review

                  Such environmental site assessments with respect to the real property of the Company and its Subsidiaries and the Target and the Target Subsidiaries as shall be requested by the Administrative Agent.

                  (k)      Pro Forma Balance Sheet; Projections; and Financials

                           (i) A pro forma consolidated and consolidating balance sheet of the Company and its Subsidiaries, after giving effect to the Transaction and the related financing thereof (based on the interim financial statements of the Company as of September 30, 1998 and of the Target as of June 30, 1998) together with a Compliance Certificate executed by a Responsible Officer, demonstrating compliance by the Company with Sections 9.1, 9.2 and 9.3 as of September 30, 1998 (after giving effect to the Transaction and the related financing thereof), which pro forma balance sheet and Compliance Certificate shall be in form and substance acceptable to the Administrative Agent; and

                           (ii) Projections for the period commencing in 1998 and concluding on the date approximately five years thereafter in form and substance acceptable to the Administrative Agent.

                  (l)      Solvency Certificates

                  Each of the Company, US Holdco #1 and US Holdco #2 shall have delivered a Solvency Certificate substantially in the form of Exhibit K-1 hereto.

                  (m)      Collateral Documents

                  The Subsidiary Guaranty executed by US Holdco #1 and US Holdco #2 and the Company Pledge Agreement and the US Holdco Pledge Agreements, together with:

                           (i) evidence satisfactory to the Administrative Agent that there has been or will be filed, registered or recorded all filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law;

                           (ii) written advice relating to such Lien and judgment researches as the Administrative Agent shall have requested of the Company, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                           (iii) all certificates and instruments representing the Pledged Collateral under the Company Pledge Agreement and the US Holdco Pledge Agreements, together with stock transfer powers and other evidence or transferability executed in blank as the Administrative Agent may specify; and

                           (iv) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, customary to perfect and protect the first priority Lien created by the Collateral Documents.

         (n)      Other Documents

                  Such other customary approvals, opinions, documents or materials as the Administrative Agent may reasonably request.

         5.02     Conditions of Initial Funding Date

                  The obligation of each Lender to make its initial Credit Extension under the First Amended and Restated Credit Agreement was subject to the condition that the Administrative Agent received executed originals of each of the following on or before such funding date:

                  (a) First Amended and Restated Credit Agreement and the promissory notes contemplated thereby.

                  The First Amended and Restated Credit Agreement and the promissory notes contemplated thereby executed by the Company.

                  (b)      Bring Down Certificate

                  A certificate signed by a Responsible Officer dated as of the Initial Funding Date, proposing any necessary changes to the Disclosure Schedules to this Agreement occurring after the Announcement Date (provided, however, that the Administrative Agent, in its reasonable discretion, may accept or reject such proposed changes, but any rejection of the changes will not mean that this condition has not been satisfied).

                  (c)      Lender Payoff Letter

                  A fully executed, valid and binding bank payoff letter, or other customary evidence of satisfaction reasonably acceptable to the Administrative Agent fully executed and delivered by each lender to the Company and each of its Subsidiaries (which must include the lenders under Existing Credit Agreement) being repaid on the Initial Funding Date and of the Target and each of its Subsidiaries being repaid on the Business Day following the Initial Funding Date, in each case stating the total amount due under any credit and loan documents or agreements with such lenders, as the case may be, howsoever due and owing (whether as principal, interest or premium) shall be satisfied (and such agreements terminated) upon payment of an amount certain, together with such lien releases and other customary payoff documents as the Administrative Agent shall reasonably


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
require; provided, however, that (x) the aggregate amount of such Debt of the Company and its Subsidiaries (including Target and its Subsidiaries) covered by such payoff letters shall not exceed $205,000,000, and (y) any Debt of the Company or its Subsidiaries or the Target and its Subsidiaries not being repaid must be permitted Debt under Section 8.01.

                  (d)      Solvency Certificates

                  A written solvency certificate from a Responsible Officer of the Company in the form of Exhibit K-1, with respect to Bidco in the form of Exhibit K-2, and with respect to Target in the form of Exhibit L, each dated as of the Initial Funding Date, with respect to the Solvency of each such Person on a consolidated basis after giving effect to the Transaction (except that the certification with respect to Target and its Subsidiaries will be as of the Unconditional Date).

                  (e)      Resolutions; Incumbency

                  With respect to each Subsidiary Guarantor (other than US Holdco #1 and US Holdco #2):

                           (i) copies of the resolutions of the board of directors of such Person authorizing the Transactions and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of such Person; and

                           (ii) a certificate of the Secretary or Assistant Secretary of such Person, dated as of the Initial Funding Date, and certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder.

                  (f)      Organization Documents; Good Standing

                  Each of the following documents with respect to each Subsidiary Guarantor (other than US Holdco #1 and US Holdco #2):

                           (i) the articles or certificate of incorporation, memorandum of association, bylaws and board of directors resolutions of such Person as then in effect, certified by the Secretary or Assistant Secretary of such Person; and

                           (ii) a good standing certificate for such Person from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile.

                  (g)      Collateral Documents

                  The Company Guaranty, Subsidiary Guaranty and Subsidiary Guarantor Pledge Agreement, in each case executed by each Subsidiary Guarantor, together with:


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
                           (i) evidence reasonably satisfactory to the Administrative Agent that there has been or will be filed, registered or recorded all filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law;

                           (ii) written advice relating to such Lien and judgment searches as the Administrative Agent shall have reasonably requested of the Company, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                           (iii) all certificates and instruments representing Pledged Collateral under the Pledge Agreements (other than with respect to the Foreign Subsidiaries listed on Schedule 5.02, each a "Specified Foreign Subsidiary"), together with undated stock transfer powers and other evidence of transferability executed in blank as the Administrative Agent may reasonably specify; and

                           (iv) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, customary to perfect and protect the first priority Lien created by the Collateral Documents has been taken; provided, however, that the Lenders hereby acknowledge and agree that their obligations to make any Loan to enable the Company to facilitate the purchase of Target Shares and pay off the Existing Credit Agreement during the Certain Funds Period will not be dependent upon the satisfaction of this clause (iv).

                  (h)      Completion of Offer

                  The Administrative Agent shall have received evidence that each of the following has occurred on the Initial Funding Date or will occur on the Business Day following the Initial Funding Date, certified by a Responsible Officer of the Company:

                           (i) evidence that the Offer shall have been declared and/or become unconditional in all respects and that valid acceptances relating to the number of Target Shares to which the Offer relates referred to in Section 7.12(f) have been received and have not (where permitted) been withdrawn; and

                           (ii) a certificate in form and substance acceptable to the Administrative Agent from the Company certifying as to compliance with, and the receipt of any consents or waivers required by, the terms and conditions of Sections 7.12 (a), (c) and (j) and 8.02.

                  (i)      Legal Opinion

                  An opinion addressed to the Administrative Agent and the Lenders, dated as of the Initial Funding Date, of Nutter, McClennen & Fish LLP, updating their opinion delivered pursuant to Section 5.01(d)(i) to bring down the opinions therein, expand the coverage of the opinion to include all guarantors and each Collateral Document being executed at such time and cover such other customary matters as the Administrative Agent shall reasonably request, such opinion to be


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
in form and substance satisfactory to the Administrative Agent; provided, however, that the Lenders hereby acknowledge and agree that their obligation to make any Loan to enable the Company to facilitate the purchase of Target Shares and pay off the Existing Credit Agreement during the Certain Funds Period will not be dependent upon the satisfaction of this clause (i).

                  (j)      Applicable Margin Certificate

                  A certificate delivered to the Administrative Agent on the Initial Funding Date, executed by a Responsible Officer, delineating the Applicable Margin after giving pro forma effect to the Loans to be incurred on the Initial Funding Date and the consummation of the Transaction, the form and substance of such certificate to be satisfactory to the Administrative Agent; provided, however, that the Lenders hereby acknowledge and agree that their obligation to make any Loan to enable the Company to facilitate the purchase of Target Shares and pay off the Existing Credit Agreement during the Certain Funds Period will not be dependent upon the satisfaction of this clause (j).

                  (k)      Application of Swap Contract Proceeds

                  Prior to the incurrence of any Loan to purchase Target Shares, the Company shall liquidate the Swap Contract referred to in Section 5.01(i) and utilize 100% of the proceeds thereof, if any, together with any proceeds of any other forward or exchange contracts (as reasonably determined by the Administrative Agent) to effect the Transaction.

                  (l)      Payment of Fees.

                  Evidence of payment by each Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Initial Funding Date, together with Attorney Costs of NationsBank to the extent invoiced prior to or on the Initial Funding Date; including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 12.04; provided, however, that the Lenders hereby acknowledge and agree that their obligation to make any Loan to the Company to facilitate the purchase of Target Shares and the payoff of the Existing Credit Agreement during the Certain Funds Period will not be dependent upon the satisfaction of this clause (l).

                  (m)      Other Documents

                  Such other customary approvals, opinions, documents or materials as in the Administrative Agent may reasonably request; provided, however, that the Lenders hereby acknowledge and agree that their obligation to make any Loan to the Company to facilitate the purchase of Target Shares and the payoff of the Existing Credit Agreement during the Certain Funds Period will not be dependent upon the satisfaction of this clause (m).

         5.03     Conditions to All Credit Extensions

                  The obligation of each Lender to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section
2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letters of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                  (a)      Notice, Application

                  The Administrative Agent shall have received (with, in the case of the initial Loans only, a copy for each Lender) a Notice of Borrowing in the form of Exhibit A-1 or, in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02.

                  (b)      Continuation of Representations and Warranties

                  The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date, or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided, however, that notwithstanding the provisions of this clause (b) (but subject to compliance with Sections 5.01 and 5.02), at any time during the Certain Funds Period the obligations of the Lenders to make any Loan to enable the Company to fund the purchase by Bidco of Target Shares and the repayment of loans under the Existing Credit Agreement are only subject to the condition that, at the time of the making of such Loan, the Relevant Representations and Warranties are true and correct in all material respects; and

                  (c)      No Existing Default

                  No Default or Event of Default shall exist or shall result after giving effect to such Borrowing (or continuation or conversion) or Issuance (or amendment or renewal); provided, however, that notwithstanding the provisions of this clause (c) (but subject to compliance with Sections 5.01 and 5.02), at any time during the Certain Funds Period, the obligations of the Lenders to make any Loans to enable the Company to fund the purchase by Bidco of Target Shares and the repayment of loans under the Existing Credit Agreement, are only subject to the condition that, at the time of the making of such Loan, no Relevant Event of Default has occurred and is continuing or would result after giving effect to such Loan.

                  Each Notice of Borrowing, Notice of Continuation/Conversion, L/C Application or L/C Amendment Application submitted by a Borrower hereunder shall constitute a representation and warranty by such Borrower hereunder, as of the date of each such notice or application and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.03 are satisfied and the statements in clause (b) above are deemed remade as of such date. For purposes of the immediately preceding sentence and Section 10.02, each of the representations and warranties contained in Article VI and any obligation to make delivery of documents hereunder shall be deemed to have been made notwithstanding the fact the Lenders may be required to make Loans during the

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
Certain Funds Period, and any Default or Event of Default that may exist under
Section 10.01(b) on the date such Loan is made shall not be deemed to have been waived as a result of such Loan.

         5.04     First Borrowing by Each Eligible Borrower

                  The obligation of each Lender to make a Loan or issue a Letter of Credit on the occasion of the first Borrowing request or first request for issuance of a Letter of Credit by each Eligible Borrower is subject to the satisfaction of the following further conditions:

                  (a) receipt by the Administrative Agent for the account of each Lender of a duly executed Note in the form of Exhibit F-1(A) of such Eligible Borrower dated on or before the date of such Borrowing;

                  (b) receipt by the Administrative Agent of an Authorization Letter duly executed by such Eligible Borrower;

                  (c) receipt by the Administrative Agent of an Election to Participate duly executed by such Eligible Borrower;

                  (d) receipt by the Administrative Agent of a Subsidiary Guaranty duly executed by such Eligible Borrower that is a Domestic Subsidiary;

                  (e) receipt by the Administrative Agent of such certificates, together with executed and undated stock powers, of such Eligible Borrower or where such Eligible Borrower is a Foreign Subsidiary, of the first-tier Foreign Subsidiary parent entity of such Eligible Borrower and, in the case of an Eligible Borrower that is a Domestic Subsidiary, intercompany notes endorsed in blank;

                  (f) receipt by the Administrative Agent of an opinion of counsel for such Eligible Borrower acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request; provided, however, that in the event that such opinion is not delivered on the date of such first Borrowing, then such opinion shall be delivered no later than the 30th day following such date and the aggregate Effective Amount of Revolving Loans and L/C Obligations of all such Eligible Borrowers for which opinions have not been delivered shall not at any time exceed $10,000,000 prior to the date such opinion is delivered in compliance with this clause (e);

                  (g) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Borrower, the corporate authority for and the validity of this Agreement, the Authorization Letter, the Election to Participate and the Notes of such Eligible Borrower, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent;

                  (h) receipt by the Administrative Agent of a letter from US Corporation System in New York, New York (or such other agent to receive service of process in New York, New York reasonably acceptable to the Administrative Agent), indicating its consent to its appointment by such Eligible Borrower as its agent to receive service of process; and

                  (i) the representations and warranties contained in Section
6.25 shall be true and correct on and as of the date of such Borrowing as though made on and as of such date, and no Default or Event of Default shall have occurred and be continuing, or would result from such Loans.

Except as otherwise provided in Section 5.04(f), the opinion referred to in
Section 5.04(f) above shall be dated no more than five Business Days before the date of the first Borrowing by such Eligible Borrower hereunder.

         5.05     Conditions to PTI Effective Date

                  The obligation of each Lender to enter into this Agreement is subject to (in addition to compliance with Sections 5.03 and 5.04) the condition that the Administrative Agent receives on or prior to the date hereof each of the following, in form and substance satisfactory to the Administrative Agent, and in sufficient copies for each Lender:

                  (a)      Credit Agreement

                  This Agreement, executed by each party hereto.

                  (b)      PTI Merger Documents

                           (i) The PTI Merger Documents and all transactions contemplated thereby shall be effective pursuant to documentation and agreements in form and substance satisfactory to the Administrative Agent and certified copies of the same shall be delivered to the Administrative Agent.

                           (ii) The Administrative Agent shall have received and reviewed, and shall be reasonably satisfied with the contents thereof, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, environmental matters, material contracts, debt agreements, property ownership, contingent liabilities and management of PTI and the PTI Subsidiaries.

                  (c)      Resolutions; Incumbency

                  With respect to each of the Company and PTI MergeCo:

                           (i) copies of the resolutions of the board of directors of such Person authorizing the PTI Merger and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of such Person; and

                           (ii) a certificate of the Secretary or Assistant Secretary of such Person, dated as of the PTI Effective Date, and certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder.

                  (d)      Organization Documents; Good Standing

                  Each of the following documents with respect to each of the Company and PTI MergeCo:

                           (i) the articles or certificate of incorporation, memorandum of association, bylaws and board of directors resolutions of such Person as then in effect, certified by the Secretary or Assistant Secretary of such Person; and

                           (ii) a good standing certificate for such Person from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile.

                  (e)      Legal Opinion

                  An opinion addressed to the Administrative Agent and the Lenders, dated as of the PTI Effective Date, of Nutter, McClennen & Fish LLP, counsel to the Company, substantially in the form of Exhibit D-4 together with such changes as are acceptable to the Administrative Agent.

                  (f)      Payment of Fees

                  Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable, together with Attorney Costs of NationsBank to the extent invoiced prior to or on the PTI Effective Date, including (i) any such costs, fees and expenses arising under or referenced in Sections 2.10 and 12.04; and (ii) the payment of the Amendment Fee by the Company to the Administrative Agent for the account of each Lender.

                  (g)      Certificate

                  A certificate signed by a Responsible Officer of the Company, dated as of the PTI Effective Date:

                           (i) stating that the representations and warranties contained in Article VI are true and correct on and as of such date as though made on and as of such date;

                           (ii)  stating that no Default or Event of Default
exists;

                           (iii) stating that there has occurred since March 31, 1998, with respect to the Company and its Subsidiaries on a consolidated basis, no event or circumstance that has resulted or could reasonably be expected to result in a material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of such Person; and

                           (iv) stating that, except for (x) in connection with the required expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related antitrust laws and regulations and any regulatory or judicial proceeding thereunder, including without limitation the submission of documents by the Company and PTI to the FTC pursuant to a so-called "second request", and (y) any filing or related proceeding under the securities laws of the United States relating to either the solicitation of proxies from Company shareholders or the issuance of up to 7.7 million shares of Company Common Stock and the issuance by the SEC of an order declaring effective the Company's registration statement on Form S-4 pursuant to which the Company will register under the Securities Act of 1933 the issuance of up to 7.7 million shares of Company Common Stock in the PTI Merger, there does not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the PTI Merger and the transactions contemplated thereby in the manner contemplated by the PTI Merger Documents or (b) any pending or threatened action, suit, investigation or proceeding , which, if adversely determined, could materially and adversely affect the Company or its Subsidiaries (including PTI and the PTI Subsidiaries), the PTI Merger, any other transaction contemplated by the PTI Merger or the ability of the Company and its Subsidiaries or any other Subsidiary Guarantor to perform its obligations under the Loan Documents.

                  (h)      Environmental Review

                  Such environmental site assessments with respect to the real property of PTI and the PTI Subsidiaries as shall be requested by the Administrative Agent.

                  (i)      Pro Forma Balance Sheet; Projections; and Financials

                           (i) A pro forma consolidated and consolidating balance sheet of the Company and its Subsidiaries, after giving effect to the PTI Merger and the related financing thereof together with a Compliance Certificate executed by a Responsible Officer, demonstrating compliance by the Company with Sections 9.1, 9.2 and 9.3 as of March 31, 1999 (after giving effect to the PTI Merger and the related financing thereof), which pro forma balance sheet and Compliance Certificate shall be in form and substance acceptable to the Administrative Agent;

                           (ii) Projections for the period commencing in 1998 and concluding on the date approximately five years thereafter after giving effect to the PTI Merger in form and substance acceptable to the Administrative Agent; and

                           (iii) Financial statements for the first fiscal quarter ended March 31, 1999 for the Company and PTI of a type and kind which satisfy the requests for such financial statements as set forth in Section 7.01(b).


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
                  (j)      Solvency Certificates

                  Each of the Company and PTI MergeCo shall have delivered a Solvency Certificate substantially in the form of Exhibit K-1 hereto.

                  (k)      Collateral Documents.

                  Evidence in form and substance reasonably satisfactory to the Administrative Agent that all Subsidiary Guarantors under the Subsidiary Guaranty have acknowledged and consented to this Amendment and the obligations created hereunder.

                  (l)      Updated Disclosure Schedules

                  A certificate signed by a Responsible Officer dated as of the PTI Effective Date, proposing any necessary changes to the Disclosure Schedules to this Agreement in form and substance reasonably satisfactory to the Administrative Agent occurring after the Initial Funding Date (including changes which the Company in good faith reasonably believes will be required on the PTI Funding Date).

         (m)      Other Documents

                  Such other customary approvals, opinions, documents or materials as the Administrative Agent may reasonably request.

         5.06     Conditions of PTI Funding Date

                  The obligation of each Lender to make initial advances under its PTI Term Loan Commitment and the PTI Revolver Increase Commitment is subject to (in addition to compliance with Sections 5.03 and 5.04) the condition that the Administrative Agent shall have received executed originals of each of the following on or before such funding date:

                  (a)      Notes

                           (i) Notes with respect to the Revolving Loan
Commitment amended to reflect the PTI Revolver Increase Commitment, as applicable, in favor of the Lenders with Revolving Loan Commitments; and Notes with respect to the PTI Term Loan Commitment executed by the Company in favor of the Lenders with PTI Term Loan Commitments.

                  (b)      Bring Down Certificate for Disclosure Schedules

                  A certificate signed by a Responsible Officer dated as of the PTI Funding Date, proposing any necessary changes to the Disclosure Schedules to this Agreement (provided, however, that the Administrative Agent on behalf of the Lenders, in its reasonable discretion, may accept or reject such proposed changes, but any rejection of the changes will not mean that this condition has not been satisfied).


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
                  (c)      Applicable Margin Certificate

                  A certificate delivered to the Administrative Agent on the PTI Funding Date, executed by a Responsible Officer, delineating the Applicable Margin after giving pro forma effect to the Loans to be incurred on the PTI Funding Date and the consummation of the PTI Merger, the form and substance of such certificate to be satisfactory to the Administrative Agent, which new Applicable Margin shall then be effective as of the fifth business day following the PTI Funding Date and which shall replace the Applicable Margin certificate previously delivered by the Company.

                  (d)      Lender Payoff Letters

                  A fully executed, valid and binding bank payoff letter, or other customary evidence of satisfaction reasonably acceptable to the Administrative Agent fully executed and delivered by each lender to PTI and each of its Subsidiaries being repaid on the PTI Funding Date in each case stating that the total amount due under any credit and loan documents or agreements with such lenders, as the case may be, howsoever due and owing (whether as principal, interest or premium) shall be satisfied (and such agreements terminated) upon payment of an amount certain, together with such lien releases and other customary payoff documents as the Administrative Agent shall reasonably require; provided, however, that (x) the aggregate amount of such Debt of PTI and its Subsidiaries covered by such payoff letters shall not exceed $180,000,000, and
(y) any Debt of the Company or its Subsidiaries or PTI and its Subsidiaries not being repaid must be permitted Debt under Section 8.01.

                  (e)      Certificate

                  A certificate signed by a Responsible Officer of the Company, dated as of the PTI Funding Date:

                           (i) stating that the representations and warranties contained in Article VI are true and correct on and as of such date (both before and after giving effect to the PTI Merger, the making of PTI Term Loans and the PTI Revolver Increase Commitment), as though made on and as of such date;

                           (ii) stating that no Default or Event of Default exists both before and after giving effect to the PTI Merger, the making of PTI Term Loans and the PTI Revolver Increase Commitment;

                           (iii) stating that there has occurred (x) since March 31, 1998, with respect to the Company and its Subsidiaries and (y) since December 31, 1997 with respect to PTI and its Subsidiaries, no event or circumstance that has resulted or could reasonably be expected to result in a material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of such Person;

                           (iv) stating that there does not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the PTI Merger and the transactions contemplated thereby in the manner contemplated by the PTI Merger Documents or (b) any pending or threatened action, suit, investigation or proceeding , which, if adversely determined, could materially and adversely affect the Company or its Subsidiaries (including PTI and the PTI Subsidiaries), the PTI Merger, any other transaction contemplated by the PTI Merger or the ability of the Company and its Subsidiaries or any other Guarantor to perform its obligations under the Loan Documents; and

                           (v) stating that all governmental, shareholder and third party consents (including, without limitation, all FTC and other anti-trust clearance and SEC approval of the form of proxy solicitation used to seek approval of the issuance of new shares of Company Common Stock) and approvals necessary or desirable in connection with the PTI Merger and the other transactions contemplated thereby have been obtained;

         provided, however, that for purposes of clauses (iv) and (v) of this
Section 5.06(e), required Asset Dispositions or other changes in the business or assets of PTI which are required by a Governmental Authority as a condition to such Person's consent to or approval of the PTI Merger shall be permitted if reasonably satisfactory to the Administrative Agent and in an amount not to exceed 7.5% of the 1998 consolidated net revenues of PTI (before giving effect to the PTI Merger) as reflected on the most recent audited financial statements of PTI.

                  (f)      Solvency Certificates

                  A written solvency certificate from a Responsible Officer of the Company, PTI MergeCo and PTI in the form of Exhibit K-1, each dated as of the PTI Funding Date, with respect to the Solvency of each such Person on a consolidated basis after giving effect to the PTI Merger.

                  (g)      Resolutions; Incumbency

                  (a)      With respect to PTI:

                           (i) copies of the resolutions of the board of directors of PTI authorizing the PTI Merger and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of PTI; and

                           (ii) a certificate of the Secretary or Assistant Secretary of PTI dated as of the PTI Funding Date, and certifying the names and true signatures of the officers of PTI authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder.

                  (b) With respect to each new Subsidiary Guarantor:

                           (i) copies of the resolutions of the board of directors of such Person authorizing the execution of the Loan Documents contemplated hereby, certified by the Secretary or an Assistant Secretary of such Person; and

                           (ii) a certificate of the Secretary or Assistant Secretary of such Person, dated as of the PTI Funding Date, and certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder.

                  (h)      Organization Documents; Good Standing

                  Each of the following documents with respect to PTI, PTI MergeCo and each Subsidiary Guarantor (for which such certificates have not been previously delivered, and a bring down as to the continuing validity of all previously provided information by each existing Subsidiary Guarantor):

                           (i) the articles or certificate of incorporation, memorandum of association, bylaws and board of directors resolutions of such Person as then in effect, certified by the Secretary or Assistant Secretary of such Person; and

                           (ii) a good standing certificate for such Person from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile.

                  (i)      Collateral Documents

                  (i) The Subsidiary Guaranty executed by PTI, PTI MergeCo and any other new Subsidiaries required to execute the same and the Subsidiary Guarantor Pledge Agreement, together with:

                           (a) evidence satisfactory to the Administrative Agent that there has been or will be filed, registered or recorded all filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law;

                           (b) written advice relating to such Lien and judgment researches as the Administrative Agent shall have requested of the Company, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                           (c) all certificates and instruments representing the Pledged Collateral under the Company Pledge Agreement and the Subsidiary Guarantor Pledge Agreement, together with undated stock transfer powers and other evidence or transferability executed in blank as the Administrative Agent may specify;

                           (d) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, customary to perfect and protect the first priority Lien created by the Collateral Documents; and

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
                           (e) evidence that all Subsidiary Guarantors under the Subsidiary Guaranty have acknowledged and consented to this Amendment and the obligations created hereunder.

                  (ii) A properly executed agreement (whether pursuant to an amendment, acknowledgment or other joinder agreement in form and substance reasonably acceptable to the Administrative Agent) for each of the Subsidiary Guaranty and Subsidiary Guarantor Pledge Agreement, in each case executed by each Subsidiary Guarantor (after giving effect to the PTI Merger) not yet a party thereto, together with:

                           (a) evidence reasonably satisfactory to the Administrative Agent that there has been or will be filed, registered or recorded all filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law;

                           (b) written advice relating to such Lien and judgment searches as the Administrative Agent shall have reasonably requested of the Company, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                           (c) all certificates and instruments representing Pledged Collateral under the Pledge Agreements, as required from such new Subsidiary Guarantors, together with undated stock transfer powers and other evidence of transferability executed in blank as the Administrative Agent may reasonably specify; provided, however, that with respect to Foreign Subsidiaries (which are not Eligible Borrowers seeking to make a Borrowing and to comply with Section 5.04) of the Company which were formerly Subsidiaries of PTI, the Company shall have 60 days after the PTI Funding Date within which to comply with the delivery requirements of this clause (c); and

                           (d) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, customary to perfect and protect the first priority Lien created by the Collateral Documents has been taken.

                  (j)      Completion of PTI Merger

                  The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that each of the following has occurred on the PTI Funding Date as certified by a Responsible Officer of the
Company:

                           (i) that the PTI Merger has been consummated and is effective in accordance with the PTI Merger Documents and in compliance with applicable law and regulatory approvals;

                           (ii) that the PTI Merger Documents have not been materially altered, amended or otherwise changed or supplemented or any condition therein waived without prior written consent of the Administrative Agent which consent shall not be unreasonably withheld or delayed;

                           (iii) that the board of directors of the Company, PTI MergeCo and PTI, and shareholders of the Company, PTI MergeCo and PTI approved the PTI Merger;

                           (iv) a copy of the joint proxy solicitation sent to the shareholders of the Company and PTI in connection with the PTI Merger; and

                           (v) that the Company's shareholders have approved the issuance of new shares of common stock and any other actions required to consummate the transactions contemplated by the PTI Merger.

                  (k) Approval of Pro Forma Balance Sheet and Delivery of Updated PTI Financial Statements

                           (i) The Administrative Agent shall have received and approved the pro forma consolidated and consolidating balance sheet of the Company and its Subsidiaries, after giving effect to the PTI Merger and the related financing thereof together with a Compliance Certificate executed by a Responsible Officer, demonstrating compliance by the Company with Sections 9.1, 9.2 and 9.3 as of March 31, 1999 (after giving effect to the PTI Merger and the related financing thereof); and

                           (ii) if the PTI Funding Date shall have occurred later than August 15, 1999 then the Administrative Agent shall have received financial statements for the fiscal quarter ending June 30, 1999 for the Company and PTI of a type and kind which satisfy the requests for such financial statements as set forth in Section 7.01(b).

                  (l)      Legal Opinions

                  (i) An opinion addressed to the Administrative Agent and the Lenders, dated as of the PTI Funding Date, of Nutter, McClennen & Fish, LLP, counsel to the Company and PTI MergeCo, updating their opinion delivered pursuant to Section 5.05(d)(i) to bring down the opinions therein, expand the coverage of the opinion to include all guarantors, including PTI MergeCo, and each Collateral Document being executed at such time and cover such other customary matters as the Administrative Agent shall reasonably request, including, but not limited to, an opinion that (I) the PTI Merger shall qualify as a tax-free reorganization and (II) the PTI Merger is valid, legal and effectively consummated in accordance with law, such opinion to be in form and substance satisfactory to the Administrative Agent; and

                  (ii) Copies of all opinions delivered in connection with the PTI Merger agreement, together with reliance letters addressed to the Administrative Agent and the Lenders, dated as of the PTI Funding Date permitting the Lenders to rely on such opinions, or such other opinions that are reasonably acceptable to the Administrative Agent.

                  (m)      Y2K Problem Review

                   Administrative Agent shall have received and be satisfied with information confirming that PTI and the PTI Subsidiaries have taken and are taking all necessary steps to quantify and successfully address business and financial risks facing each such Person related to the Y2K Problem.

                  (n)      Payment of Fees.

                  Evidence of payment by each Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the PTI Funding Date, together with Attorney Costs of NationsBank to the extent invoiced prior to or on the PTI Funding Date, including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 12.04.

                  (o)      Other Documents

                  Such other customary approvals, opinions, documents or materials as the Administrative Agent may reasonably request.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Administrative Agent and each Lender that:

         6.01 Incorporation, Good Standing and Due Qualification. Each of the Company and its Subsidiaries (other than Elnic, Inc. which is a dormant corporation) (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged, and (b) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except where failure to be so qualified would not have a material adverse effect on the Company's business as a whole or its properties, condition (financial or otherwise) or operation.

         6.02 Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Company and each Subsidiary of the PTI Merger Documents, Offer Documents and the Loan Documents to which it is a party are within its corporate power, have been duly authorized by all necessary corporate action and do not and, except for (x) approval by Company shareholders of the issuance of up to 7.7 million shares of Company Common Stock pursuant to the PTI Merger, (y) any filing or related proceeding under the securities laws of the United States relating to either the solicitation of proxies from Company shareholders or the issuance of up to 7.7 million shares of Company Common Stock and the issuance by the SEC of an order declaring effective the Company's registration statement on Form S-4 pursuant to which the Company will register under the Securities Act of 1933 the issuance of up to 7.7 million shares of Company

Common Stock in the PTI Merger, and (z) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related antitrust laws and regulations (and provided that all such approvals, consents, filings and expirations will be completed before the PTI Funding Date) will not: (a) require any consent or approval of its stockholders;
(b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (except for the filing of this Agreement with the SEC and the New York Stock Exchange), registration, consent or approval under, any law, rule, regulation (including Regulation U of the FRB), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any of its Subsidiaries or affiliates; (d) result in a breach of, or constitute a default or require any consent (except for those consents which have been obtained) under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries; or (f) cause the Company (or any Subsidiary or affiliate, as the case may be) to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         6.03 Legally Enforceable Agreements. Each Loan Document to which the Company or any of its Subsidiaries is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Company or such Subsidiary, as applicable, enforceable against the Company or such Subsidiary, as applicable, in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability and the time barring of claims under any applicable limitations act.

         6.04 Litigation. Except as disclosed on Schedule 6.04, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, which, in any one case or in the aggregate, would have a reasonable likelihood of having a material adverse effect on the financial condition, operations, properties or business of the Company and its Subsidiaries as taken as a whole or the ability of the Company or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party.

         6.05     Financial Statements; SEC Filings.

                  (a) Attached hereto as Schedule 6.05(a) is a true and correct copy of the audited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at March 31, 1998, and the related consolidated statements of income and statements of cash flows and changes in stockholders' equity of the Company and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, of KPMG Peat Marwick LLP, independent certified public accountants, a copy of which is contained in Schedule 6.05(a), and such financial statements present fairly in all material respects the financial condition of the Company and its Consolidated Subsidiaries as at such date and the results of the operations of the Company and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with generally accepted accounting principles. Since March 31, 1998, there has been no material adverse change in the business, financial position or results of operations of the Company and its Subsidiaries. The Company has timely made all filings required of it with the SEC and is in material compliance with all securities laws applicable to it.

                  (b) (i) Attached hereto as Schedule 6.05(b) is a true and correct copy of the audited financial statements of the Target for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, together with the opinion thereon of Price Waterhouse, independent certified public accountants, a copy of which is contained in Schedule 6.05(b), and to the knowledge of the Company, such financial statements give a true and fair view of the state of affairs of Target and its Subsidiaries as at such dates and of the profit and cash flows of Target and its Subsidiaries for the years then ended and have been properly prepared in accordance with the Companies Act of 1985.

                           (ii) Since December 31, 1998, there has been no material adverse change in the business, financial position or results of operations of Target and its Subsidiaries; provided, however, that up to and including the Initial Funding Date this representation and warranty contained in this clause (ii) shall be deemed to have been made only to the best knowledge of the Company.

                  (c) (i) Attached hereto as Schedule 6.05(c) is a true and correct copy of the audited financial statements of PTI for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, together with the opinion thereon of PricewaterhouseCoopers, independent certified public accountants, a copy of which is contained in Schedule 6.05(c), and to the knowledge of the Company, such financial statements present fairly in all material respects the financial condition of PTI and its Consolidated Subsidiaries as at such date and the results of the operations of PTI and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with generally accepted accounting principles.

                           (ii) Beginning on the PTI Funding Date, there has been no material adverse change in the business, financial position or results of operations of PTI and its Subsidiaries since December 31, 1997.

         6.06 Taxes. Each of the Company and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns required to be filed and has paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, except for those which are being contested in good faith and by appropriate proceedings diligently conducted. The federal income tax liability of the Company and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended March 31, 1994 (other than with respect to any research and development credit attributable to any taxable year prior to March 31, 1994). The charges, accruals and reserves on the books of the Company and its Subsidiaries with respect to taxes or other governmental charges are adequate in the opinion of the Company.

         6.07 ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         6.08 Subsidiaries and Ownership of Stock. (a) Schedule 6.08 is a complete and accurate list of Subsidiaries of the Company as of the date hereof (including, without limitation, an additional attachment thereto showing the capital structure of PTI), showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Company's ownership of the outstanding capital stock or other ownership interest of each such Subsidiary. Except as set forth on Schedule 6.08, all of the outstanding capital stock or other ownership interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and if owned by the Company is free and clear of all Liens; and (b) PTI MergeCo prior to the PTI Funding Date shall have no property, assets, business operations or employees.

         6.09 Credit Arrangements. As of September 30, 1998, Schedule 6.09 (as such Schedule is updated on the Initial Funding Date with the consent of the Administrative Agent) is a complete and correct list of all Debt of the Company and its Subsidiaries outstanding pursuant to which in each case the Company or its Subsidiaries are or may be, in any manner, directly or contingently, obligated in an amount equal to or greater than $1,000,000 and all Liens existing securing Debt outstanding.

         6.10 No Default on Outstanding Judgments or Orders. Each of the Company and its Subsidiaries has satisfied all material judgments, and neither the Company nor any of its Subsidiaries is in default with respect to any material judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         6.11 Governmental Regulation. Neither the Company nor any of its Subsidiaries is a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, or an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisors Act of 1940, as amended.

         6.12 Environmental Matters. Except as disclosed in Schedule 6.12, each of the Company and its Subsidiaries is in compliance with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has any fixed or contingent liability under any Environmental Law applicable to the business, operations or properties of the Company or any of its Subsidiaries (for purposes of this Section 6.12, "liabilities" shall include liabilities for any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any losses or expenses relating to periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses), except in each case where the amount of the liabilities associated with such noncompliance and the amount of such fixed or contingent liabilities does not exceed in the aggregate $5,000,000. For purposes of determining the liability of the Company and its Subsidiaries with respect to any remedial obligation imposed pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as amended, or other similar laws, whether state or federal, the Company and the Lenders shall take account of the contribution obligations of other potentially responsible parties associated with such remedial obligation.

         6.13 Margin Stock. As of the PTI Effective Date, the fair market value of all margin stock (as defined in Regulation U of the FRB, 12 CFR Section 221.2(h)) owned by the Company and its Subsidiaries does not exceed $150,000 (not including any shares of the Company's Common Stock held in the MacDermid, Incorporated Employee Pension Plan, the MacDermid, Incorporated Employees Profit Sharing Plan and the MacDermid, Incorporated Employee Stock Ownership Plan and 14,267,816 shares of Common Stock held in the Company's treasury as of the Announcement Date).


         6.14 Full Disclosure. All information heretofore furnished by the Company or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Lenders any and all facts, other than general economic conditions, which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee) the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, or the ability of the Company or any of its Subsidiaries to perform their respective obligations under any Loan Document.

         6.15     Collateral Documents.

                  (a) The provisions of each Pledge Agreement are effective to create, in favor of the Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable security interest in all of the collateral described therein; and the Pledged Collateral was delivered to the Administrative Agent or its nominee in accordance with the terms thereof. The Lien of each Pledge Agreement constitutes a perfected, first priority security interest in all right, title and interest of a Borrower or its Subsidiary, as the case may be, in the Collateral described therein, prior and superior to all other Liens and interests.



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
                  (b) All representations and warranties of a Borrower and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct in all material respects.

         6.16     Solvency

                  The Company and its Subsidiaries, on a consolidated basis, are Solvent, and, on and after the Initial Funding Date, US Holdco #1, US Holdco #2, and Bidco, each on a stand alone basis, and the Target and its Subsidiaries, on a consolidated basis, are, Solvent, and on and after the PTI Funding Date, PTI and its Subsidiaries on a consolidated basis are Solvent.

         6.17     Labor Relations

                  There are no strikes, lockouts or other material labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or materially affecting the Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against or materially affecting any of them before any Governmental Authority.

         6.18     Copyrights, Patents, Trademarks and Licenses, etc.

                  Except as set forth on Schedule 6.18 hereto, the Company or a Subsidiary owned or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are material to the operation of their respective businesses, without conflict by, or with the rights of, any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material employed by the Company or any of its Subsidiaries infringes upon any rights held by any other Person. Except as set forth on Schedule 6.18 hereto, no claim or litigation regarding any of the foregoing is pending or to the knowledge of the Company threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a material adverse change in the business, financial position or results of operations of the Company and its Subsidiaries.

         6.19     Broker's; Transaction Fees

                  Neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the Transaction except as disclosed on Schedule 6.19.

         6.20     Insurance

                  The properties of each of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies


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engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         6.21     Swap Obligations

                  Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract. All of the Swap Contracts of the Company and its Subsidiaries in effect as of the date of this Agreement are set forth on Schedule 6.21.

         6.22     Transaction Agreements and PTI Merger Documents

                  (a) The agreements in connection with the Transaction (including, without limitation, the Press Release, the Offer Documents and the agreements relating to the refinancing of certain Debt of the Target and certain Target Subsidiaries) ("Transaction Agreements") are, or when executed (or released in the case of the Press Release) will be, in full force and effect, and if previously executed, have not been terminated, rescinded or withdrawn, and no material portion thereof has been amended or waived by any party except as permitted pursuant to the terms and conditions contained in Section 7.14. As of the Initial Funding Date, all requisite approvals by governmental authorities and regulatory bodies having jurisdiction over the Company and other Persons referenced therein, with respect to the transactions contemplated by the Transaction Agreements, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Transaction Agreements or to the conduct in any material respect by the Company and its Subsidiaries of its business thereafter. To the best of the Company's knowledge, none of any Person's representations or warranties in the Transaction Agreements contain any untrue statement of a material fact or omit any fact necessary to make the facts necessary to make the statements contained therein not misleading in light of the circumstances in which made.

                  (b) The agreements in connection with the PTI Merger (including, without limitation, that certain Plan and Agreement of Merger dated February 18, 1999 among PTI, PTI MergeCo, the Company, and Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), the Certificate of Merger; the Escrow Agreement among the Company, CVC, David Beckerman ("PTI's Management Representative") and State Street Bank and Trust Company (the "Escrow Agent"); the Agency Agreement, Waiver and Release among CVC, PTI'S Management Representative, and PTI Stockholders (as defined therein); and the Registration Rights Agreement between the Company and CVC; and the agreements relating to the refinancing of certain Debt of PTI and certain PTI Subsidiaries) ("PTI Merger Documents") are, or when executed will be, in full force and effect, and if previously executed, have not been terminated, rescinded or withdrawn, and no material portion thereof has been amended or waived by any party except as permitted pursuant to the terms and conditions contained in Section 7.14. As of the PTI Funding Date, all requisite approvals by governmental authorities and regulatory bodies having jurisdiction over the Company and other


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
Persons referenced therein, with respect to the transactions contemplated by the PTI Merger Documents, have been obtained, and no such approvals impose any material conditions to the consummation of the transactions contemplated by the PTI Merger Documents or to the conduct in any material respect by the Company and its Subsidiaries of their businesses thereafter. To the best of the Company's knowledge, none of any Person's representations or warranties in the PTI Merger Documents contains any untrue statement of a material fact or omits any fact necessary to make the facts necessary to make the statements contained therein not misleading in light of the circumstances in which made; provided, however, that for purposes of this Section 6.22(b), required Asset Dispositions or other changes in the business or assets of PTI which are required by a Governmental Authority as a condition to such Person's consent to the PTI Merger shall be permitted if reasonably satisfactory to the Administrative Agent and in an amount not to exceed 7.5% of the 1998 consolidated net revenues of PTI (before giving effect to the PTI Merger) as reflected on the most recent audited financial statements of PTI.


         6.23     Governmental Authorization

                  (a) In connection with the Transaction and the Offer, no approval, consent, exemption, authorization, or other action by, or notice to, or filing (other than pursuant to the Collateral Documents) with, any Governmental Authority is materially necessary or required in connection with the execution, delivery or performance by, or enforcement against, a Borrower or any of its Subsidiaries of this Agreement, any other Loan Document or any Transaction Agreement other than (a) those approvals, consents, exemptions and authorizations which have already been obtained, (b) any consent or dispensations in connection with Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and appropriate clearances from the Office of Fair Trading, each of which will be obtained on or prior to the Initial Funding Date and (c) the registration of certain of the Collateral Documents as required by Section 395 of the Companies Act.

                  (b) In connection with the PTI Merger, no approval, consent, exemption, authorization, or other action by, or notice to, or filing (other than pursuant to the Collateral Documents) with, any Governmental Authority is materially necessary or required in connection with the execution, delivery or performance by, or enforcement against, a Borrower or any of its Subsidiaries of this Agreement, any other Loan Document or any PTI Merger Documents other than
(a) those approvals, consents, exemptions and authorizations which have already been obtained, (b) any consent or dispensations in connection with Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and related anti-trust laws and regulations, which will be obtained on or prior to the PTI Funding Date; (c) any filings required pursuant to the securities laws of the United States relating to either the solicitation of proxies from Company shareholders or the issuance of up to 7.7 million shares of Company Common Stock and the issuance by the SEC of an order declaring effective the Company's registration statement on Form S-4 pursuant to which the Company will register under the Securities Act of 1933 the issuance of up to 7.7 million shares of Company Common Stock in the PTI Merger ; (d) approval by the Company's shareholders of the issuance of up to 7.7 million shares of Company Common Stock pursuant to the PTI Merger, which approval will be obtained prior to the PTI Funding Date and prior to any issuance of Company Common Stock pursuant to the PTI Merger; and (e) approval of the PTI Merger by the holders of a majority of the shares of PTI Class A common stock and any other shares required to approve the PTI Merger, which approval will be obtained prior to the PTI Funding Date and prior to the issuance of Company Common Stock pursuant to the PTI Merger.

         6.24     Year 2000 Compliance

                  On the basis of an investigation made by Company and each of its Subsidiaries, the Company to the best of its knowledge reasonably believes that the Y2K Problem will not result in a material adverse change in the business, financial position or results of operations of the Company and its Subsidiaries.

         6.25     Representations of Eligible Borrowers.

                  Each Eligible Borrower shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

                  (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Consolidated Subsidiary of the Company;

                  (b) The execution and delivery by it of its Authorization Letter, its Election to Participate, the Subsidiary Guaranty (in the case of a Domestic Subsidiary only), the Subsidiary Pledge Agreement (in the case of a Domestic Subsidiary only) and its Notes, and the performance by it of this Agreement and the other Loan Documents to which it is a party are within its corporate powers; have been duly authorized by all necessary corporate action; require no action by or in respect of, or filing with, any governmental body, agency or official; do not contravene, or constitute a default under, any provision of any applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Borrower; and will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than Permitted Liens;

                  (c) This Agreement and each other Loan Document to which it is a party constitutes a legal, valid and binding obligation of such Eligible Borrower, enforceable against such Eligible Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability and the time barring of claims under any applicable limitations act;

                  (d) Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Borrower pursuant hereto or on any of its Notes, or is imposed on or by virtue of the execution, delivery, performance or enforcement of its Election to Participate or any of its Notes.


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
                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  On and after the PTI Effective Date, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

         7.01 Reporting Requirements. The Company shall furnish directly to the Administrative Agent (and the Administrative Agent shall promptly furnish a copy to the Lenders):

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statements of cash flows and changes in stockholders' equity of the Company and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and (i) in the case of the consolidated statements, all reported on in a manner acceptable to the SEC by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing, and (ii) in the case of consolidating statements, all certified as to fairness of presentation, compliance with generally accepted accounting principles and consistency by a Responsible Officer of the Company;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and consolidated statements of cash flows and changes in stockholders' equity of the Company and its Consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures as of the end of and for the corresponding quarter and the corresponding year-to-date period in the previous fiscal year, and certified by a Responsible Officer of the Company (subject to year end adjustments and the omission of notes permitted by the applicable regulations of the SEC to be excluded from quarterly reports filed on Form 10-Q) as to fairness of presentation, compliance with generally accepted accounting principles and consistency;

                  (c) simultaneously with the delivery of each set of financial statements referred to in Sections 7.01(a) and 7.01(b) , a certificate of a Responsible Officer of the Company in the form of Exhibit C hereto (a "Compliance Certificate") (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 8.01 through 8.04, inclusive, and Sections 8.06, 9.01, 9.02 and 9.03 on the date of such financial statements, (ii) certifying as to the ratio for the twelve-month period then ending of the Debt of the Company and its Consolidated Subsidiaries on a consolidated basis to its Consolidated EBITDA for such period, and (iii) stating whether any Default or Event of Default exists on the date of such


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
certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (d) within ten days after any officer of the Company obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of a Responsible Officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall file with the Securities and Exchange Commission;

                  (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the Plan administrator of any Plan has given or is required to give notice of any such reportable event to the PBGC, a copy of such notice; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Responsible Officer of the Company setting forth details as to such occurrence and action, if any, which any member of the ERISA Group is required or proposes to take;

                  (h) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any of its Subsidiaries which have a reasonable likelihood of a material adverse effect on the financial condition, properties, or operations of the Company and its Subsidiaries taken as a whole;

                  (i) if, at any time, the Company shall become aware or have reasonable cause to believe (i) that Hazardous Substances or solid wastes have been released, or have otherwise come to be located, on or in or have begun to affect any real property owned or leased by the Company or any Subsidiary or that any liability arising out of the violation of any Environmental Laws has arisen, including liability for off-site environmental conditions, or (ii) that a notice has been received from any governmental body or other party seeking any information or alleging any violation of any Environmental Laws or alleging any liability with regard to any real property owned or leased by the Company or any Subsidiary or off-site environmental conditions, in either case which shall have a reasonable likelihood of materially impairing the Borrowers' ability to meet their obligations under the Loan Documents, notice of that event;

                  (j) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request; and

                  (k) if, at any time, the Company shall wish to add any information or material to the Schedules to this Agreement, it shall propose such additions to the Agent and the Lenders, provided that such Schedules shall only be amended with the consent of the Majority Lenders, which they may withhold in their sole discretion (which consent will not be unreasonably withheld).

         7.02     Payment of Obligations.

                  The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity or in accordance with the Company's customary trade practices, all their respective material obligations and liabilities, including tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         7.03     Maintenance of Property; Insurance.

                  (a) The Company will maintain, and will cause each Subsidiary to maintain, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) To the extent that insurance is reasonably available to the Company and its Subsidiaries at a price comparable to the price paid by other Persons in the same or similar types of business conducted by the Company or the relevant Subsidiary, the Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are (i) insured against under the policies of insurance of the Company and its Subsidiaries set forth on the schedule previously provided by the Company to the Lenders or (ii) usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. To the extent such insurance is not obtained, the Company will adopt, in lieu of or supplemental to such insurance, such other plan or method of protection, whether by the establishment of an insurance fund or a reserve to be held and


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
applied to casualty losses, or otherwise, satisfactory to the Lenders and conforming to the practices of similar corporations' self-insurance.

         7.04     Conduct of Business and Maintenance of Existence.

                  The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries (i.e., the business of specialty chemicals and related equipment), and will preserve, renew and keep in full force and effect as necessary, and will cause each Subsidiary to preserve, renew and keep in full force and effect as necessary, (a) their respective corporate existence and (b) their respective permits, licenses, certifications, approvals, rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 7.04 shall prohibit (i) the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned Subsidiary or the merger of a Subsidiary into the Company if, in each case, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, or (ii) the termination of the corporate existence of any Subsidiary if (A) such termination is not materially disadvantageous to the Lenders and the Company in good faith determines that such termination is in the best interest of the Company or (B) such termination is in compliance with Section 8.05(ii).

         7.05     Compliance with Laws.

                  The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), whether foreign or domestic, except (a) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and appropriate reserves are maintained in accordance with generally accepted accounting principles and (b) where failure to comply with such law, ordinance, rule, regulation or requirement would not have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole.

         7.06     Inspection of Property, Books and Records.

                  The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which materially full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, provided the Company shall have the right to be present at any meeting with its independent public accountants, all at such reasonable times, upon reasonable notice and as often as may reasonably be desired.

         7.07     Maintenance of Ownership of Subsidiaries.


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
                  The Company will at all times maintain direct or indirect legal and beneficial ownership of the percentage of outstanding shares of each class of capital stock substantially as set forth on Schedule 6.08 of each of its Subsidiaries, except as modified by a consolidation merger or sale permitted pursuant to the proviso to Section 8.05.

         7.08     Use of Proceeds

                  (a) The Borrowers shall use the proceeds of the Revolving Loans (including the amount of the PTI Revolver Increase Commitment after the PTI Funding Date) and Swing Line Loans for working capital and other general corporate purposes (other than for the purpose of financing a hostile Acquisition), the refinancing of certain Debt of the Company and its Subsidiaries under the Existing Credit Agreement, to the payment of fees and expenses relating to the Transaction. In addition, the Company shall use proceeds of Revolving Loans and Swing Line Loans for the acquisition of Target Shares during the Certain Funds Period.

                  (b) The Company shall apply the proceeds of the Term Loan to the refinancing or prepayment of all outstanding Debt of the Company and its Subsidiaries under the Existing Credit Agreement , for the purchase of Target Shares (in accordance with the funding procedures clause (c) below), and for other general corporate purposes.

                  (c) The Company shall apply the proceeds of all Sterling Acquisition Loans first to make equity contributions and/or intercompany loans to US Holdco #1 and US Holdco #2, each of which shall use 100% of such proceeds to make equity contributions and/or intercompany loans to Bidco to enable Bidco to facilitate the refinancing of certain Debt of the Target and certain Target Subsidiaries as provided in Section 5.02(c), towards financing the cash consideration to be paid by Bidco for the Target Shares pursuant to acceptances of the Offer, and second towards the payment of fees and expenses relating to the Transaction and for other general corporate purposes.

                  (d) The Company hereby acknowledges and agrees that the aggregate Dollar Equivalent of Loans incurred during the Certain Funds Period in connection with the purchase of Target Shares, any refinancing of Debt of Target and its Subsidiaries in connection with the acquisition of Target pursuant to the Offer, any refinancing of Debt of the Company and its Subsidiaries on the Initial Funding Date and the payment of fees in connection with the Transaction shall not exceed the Dollar Equivalent of $320,000,000.

                  (e) The Company shall apply the proceeds of the PTI Term Loan to refinance certain Debt of PTI and/or PTI's Subsidiaries pursuant to the PTI Merger and the transactions related thereto.

                  (f) The Company hereby acknowledges and agrees that the aggregate Dollar Equivalent of Loans incurred in connection with the PTI Merger shall not exceed the Dollar Equivalent of $205,000,000; provided, however, that no more than the Dollar Equivalent of (i) $180,000,000 may be used to repay indebtedness of PTI, (ii) $10,000,000 may be used for the payment of fees and expenses in connection with the PTI Merger, and (iii) $15,000,000 may be used, if needed, to purchase in cash PTI shares from PTI shareholders asserting dissenters' rights in connection with the PTI Merger.

         7.09     Solvency

                  The Company and its Subsidiaries, on a consolidated basis, shall at all times be Solvent, and on and after (a) the Initial Funding Date, US Holdco #1, US Holdco #2 and Bidco, each on a stand-alone basis, and the Target and its Subsidiaries, on a consolidated basis, shall at all times be Solvent, and (b) the PTI Funding Date, PTI and the PTI Subsidiaries taken as a whole shall at all times be Solvent.

         7.10     Further Assurances.

                  (a) Each Borrower shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                  (b) Promptly upon the written request of the Administrative Agent or the Majority Lenders, each Borrower shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, security agreements, mortgages, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document,
(ii) to subject any of the properties, rights or interests covered by any of the Collateral Documents to the Liens created by any of the Collateral Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Lenders under any Loan Document or under any other document executed in connection therewith.

         7.11     Foreign Subsidiaries Security

                  (a) The Company will, and will cause its relevant Subsidiaries to, deliver to the Administrative Agent on or prior to the 45th day following the Initial Funding Date (or such later date as is acceptable to the Administrative Agent to accommodate processing or local law requirements) the Pledged Collateral relating to each Specified Foreign Subsidiary, together with such instruments of transfer as are reasonably acceptable to the Administrative Agent.

                  (b) If the Administrative Agent reasonably believes that appropriate changes have been made to the relevant sections of the Code as in effect on the Announcement Date, the regulations and rules promulgated thereunder and any rulings issued thereunder, the Administrative Agent may (or upon the reasonable request of the Majority Lenders, shall) request that counsel for the Company acceptable to the Administrative Agent within 30 days after such request deliver evidence satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary which is a first-tier Wholly-Owned Consolidated Subsidiary of the Company, that (i) a pledge of 65% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty or (iii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the Subsidiary Guarantor Pledge Agreement, in either case would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or would otherwise violate a material applicable law or governmental or regulatory restriction or rule (including laws, rules, or restrictions of, or issued by, a government or regulatory authorities of a foreign jurisdiction or would otherwise cause a material adverse monetary tax consequence to the Company), and in the case of a failure to deliver the evidence described in clause (i) above, (A) that portion of such Foreign Subsidiary's outstanding capital stock and intercompany notes not theretofore pledged pursuant to a Pledge Agreement shall be pledged to the Administrative Agent, for the benefit of itself, the Issuing Bank and the Lenders pursuant to a Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (B) such Foreign Subsidiary shall execute and deliver a guaranty of the Obligations of the Company under the Loan Documents and (C) such Foreign Subsidiary shall execute and deliver a pledge agreement granting the Administrative Agent for the benefit of the Lenders a security interest in all of the capital stock of each Subsidiary of such Foreign Subsidiary and intercompany notes payable to such Foreign Subsidiary, in each case with all documents delivered pursuant to this Section 7.11 to be in form and substance satisfactory to the Administrative Agent.

         7.12     The Offer

                  (a) The Company will procure that the Offer is made on the terms and conditions set out in the Press Release.

                  (b) The Company will keep the Administrative Agent informed as to the status of, and progress with respect to, the Offer and updated financial information on Target and each Target Subsidiary (as available) and, in particular, will promptly give to the Administrative Agent such information (including details as to the current level of acceptances) concerning the Offer or otherwise relevant to the Offer as the Administrative Agent may reasonably request and shall promptly upon receipt deliver to the Administrative Agent a copy of every certificate delivered to Bidco in connection with the Offer by the receiving agent pursuant to the City Code.

                  (c) Without the prior approval of the Administrative Agent (the Administrative Agent's response not to be unreasonably delayed), the Company will not, and will procure that Bidco will not:

                           (i) waive, in whole or in part, either of the conditions specified in 1(B) and (C) of Appendix 1 to the Press Release relating to the UK Fair Trading Act 1973 and the US Hart-Scott-Rodino Anti-Trust Improvements Act of 1976; or

                           (ii) make any increase in the per share offer purchase price or any change in the form of consideration of the offer purchase price (each as delineated in the Press Release) or take or permit to be taken any step as a result of which such an increase or change is or may be required; and

                           (iii) take or permit to be taken any step which would require the Company or any of its Subsidiaries (including Bidco) to make a mandatory offer for Target within Rule 9 of the City Code.

                  (d) The Company will notify the Administrative Agent immediately upon becoming aware of any circumstance or event which is or could reasonably be construed as being covered by a condition of the Offer which, if not waived, would entitle it, with the consent of the Panel on Take-overs and Mergers in the United Kingdom, if needed, to lapse the Offer and will consult with the Administrative Agent in relation to such event or circumstances and its intended actions.

                  (e) The Company will consult with the Administrative Agent before declaring the Offer unconditional as to acceptances in circumstances where it has not acquired or agreed to acquire pursuant to the Offer at least 90% in nominal value of the Target Shares to which the Offer relates (within the meaning of Section 428-430F of the Companies Act).

                  (f) The Company will not, and will not permit Bidco to, exercise its rights to declare the Offer unconditional as to acceptances unless it has acquired or agreed to acquire pursuant to the Offer not less than 75% of the Target Shares on a fully diluted basis.

                  (g) The Company shall, and shall cause US Holdco #1, US Holdco #2 and Bidco to, comply in all material respects with the provisions of the City Code, the Financial Services Act 1986 and the Companies Act 1985 and all other applicable statutes, laws and regulations relevant in the context of the Offer.

                  (h) The Company shall cause Bidco to give notice under Section 429 of the Companies Act to relevant Target shareholders promptly upon becoming entitled to do so under the Companies Act.

                  (i) The Company shall ensure that, on the Initial Funding Date, the Administrative Agent is provided with copies of such constitutional documents of the Target and each Target Subsidiary as it deems to be material.

                  (j) The Company will (and will cause Bidco to) consult with the Administrative Agent with respect to any condition which is attached to:

                           (i) any indication by the Office of Fair Trading that it is not the intention of the Secretary of State for Trade and Industry to refer the proposed acquisition of Target by Bidco to the Monopolies and Mergers Commission; or

                           (ii) the expiry, lapsing or termination of any appropriate waiting period (including any extension thereof) under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder;

and will not in any event treat or deem the conditions to the Offer specified in Sections 1(b) or (c) (as the case may be) of Appendix 1 to the Press Release as satisfied or waived if it would, in the reasonable opinion of the Administrative Agent, have a material adverse effect on the business, assets, financial conditions or prospects of the Company, Bidco or the Target.

         7.13 Bidco Capitalization. On or prior to the Initial Funding Date, the Company shall take any and all actions necessary to ensure that the shares of Bidco are fully paid, and shall have delivered evidence satisfactory to the Administrative Agent that such actions have been taken.

         7.14 The PTI Merger. On or prior to the PTI Funding Date (except paragraph (d), which shall continue in effect thereafter), the Company shall:

                  (a) deliver to the Administrative Agent correct and complete copies of the PTI Merger Documents and update such documents as necessary;

                  (b) obtain all anti-trust clearance from the FTC and other Governmental Agencies for the PTI Merger and deliver to the Administrative Agent proof thereof (or promptly notify Administrative Agent in the event such clearance has been refused);

                  (c) obtain all necessary consents and approvals from the SEC and any necessary state authority relating to the issuance of Company Capital Stock as partial consideration for the PTI Merger and required by the PTI Merger Documents; and

                  (d) not permit or cause PTI MergeCo or any of its other Subsidiaries to consent to any amendment or waiver to the terms or conditions of the PTI Merger Documents without the prior written consent of the Administrative Agent.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  On and after the PTI Effective Date, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing the Company shall not, and shall not permit any of its Subsidiaries to:


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
         8.01     Debt.

                  Incur or at any time be liable with respect to any Debt except:

                  (a) Debt outstanding under this Agreement and the other Loan Documents;

                  (b) Debt not evidenced by this Agreement or the other Loan Documents and in an amount outstanding as of September 30, 1998 and identified on Schedule 6.09 (as such Schedule is updated on the PTI Funding Date with the consent of the Administrative Agent) and other Debt in an amount outstanding as of the PTI Effective Date (which shall be identified on Schedule 6.09 if in each case it is in excess of $1,000,000) and any extensions, renewals and refinancings of any such Debt to the extent that (x) the aggregate principal amount of the Debt permitted pursuant to this clause (b) is not increased as of such date as a result thereof, and (y) the respective issue of refinancing Debt shall have no restrictions which would violate any terms of this Agreement or any other Loan Document or of any other Debt of the Company and its Subsidiaries which is to remain in effect; provided, however, that no Debt under the Existing Credit Agreement (or any refinancing thereof other than with the proceeds of the Loans) will be permitted on or after the Initial Funding Date.

                  (c) Debt (in addition to the allowances in clauses (a), (b), (d), (e),(f) , and (g)of this Section 8.01) in an aggregate principal amount not to exceed $30,000,000 (provided, however, that on and after the PTI Funding Date, this amount shall be $50,000,000) at any time outstanding;

                  (d) Debt subordinated to the Debt hereunder, in amounts and on terms and conditions satisfactory to the Majority Lenders;

                  (e) Debt constituting a guaranty issued by the Company with respect to (x) Debt of any Subsidiary to the extent such Subsidiary's Debt is permitted to be incurred pursuant to a clause (other than this clause (e)) of this Section 8.01 and (y) Debt of any Person not a Subsidiary, provided that the aggregate principal amount of such Debt shall not at any time exceed $15,000,000 (without giving effect to any write-offs or write-downs of such Debt);

                  (f) intercompany loans to the extent permitted pursuant to
Section 8.06; and

                  (g) Debt of the Company in a principal amount not to exceed $100,000,000 (the "Take Out Debt") which is unsecured, contains interest rates, fees and other pricing terms reflecting fair market value rates, does not mature in whole or in part or require any principal amortization or prepayments until after the maturity date of all Loans hereunder and is on such other terms and conditions as are not materially more restrictive than the terms and conditions of the Loan Documents, together with Debt (without double counting) consisting of unsecured guarantees of the Take Out Debt by any Subsidiaries of the Company that are then party to the Subsidiary Guaranty on a pari passu basis with the obligations under the Subsidiary Guaranty, and is on such terms and conditions as are not materially more restrictive than the terms and conditions of the Loan Documents; provided, further, that prior to incurring such Take Out Debt (i) no Default or Event of Default shall then exist or result after giving effect thereto (as further evidenced by a written


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
certificate to such effect from the Company in favor of the Lenders and the Administrative Agent), (ii) the Company demonstrates in writing to the reasonable satisfaction of the Administrative Agent that it is and will be in compliance on a pro forma basis with the financial covenants set forth in
Article IX after giving effect to such Take Out Debt and (iii) the proceeds of such Take Out Debt are applied in accordance with Section 2.07(k).

         8.02     Restricted Payments.

                  Declare or make any Restricted Payments except Restricted Payments made when no Default or Event of Default has occurred and is continuing (or would result after giving effect to such Restricted Payment) and where immediately after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to the Announcement Date does not exceed
(a) $22,500,000 (provided, however, that on and after the PTI Funding Date, this amount shall be $32,500,000) plus (b) 50% of Consolidated Net Income (less consolidated net loss, if any) of the Company and its Consolidated Subsidiaries for the period from the Announcement Date through the end of the Company's then most recent fiscal quarter (treated for this purpose as a single accounting period).

                  Nothing in this Section 8.02 shall prohibit the payment of (A) any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this Section 8.02; and (B) the distribution of up to 7.7 million shares of Company Common Stock (as such amount is adjusted pursuant to any dividend, stock split, merger, reverse stock merger or similar transaction after the PTI Effective Date) to PTI MergeCo for delivery to the former shareholders of PTI pursuant to the PTI Merger Documents.

         8.03     Investments.

                  Make or acquire any Investment in any Person other than:

                  (a) Investments (other than pursuant to Section 8.03(f)) in an aggregate amount not to exceed $33,000,000 (provided, however, that on and after the PTI Funding Date, this amount shall be $40,000,000) outstanding as of the Announcement Date (such Investments in excess of $1,000,000 are set forth on Schedule 8.03(a) (as such Schedule is updated on the Initial Funding Date with the consent of the Administrative Agent) and any replacements of such Investments with Investments of equal amount thereto;

                  (b) Investments in joint ventures of the Company or its Subsidiaries if after giving effect thereto the aggregate amount of all such Investments does not exceed $10,000,000 (provided, however, that on and after the PTI Funding Date, this amount shall be $20,000,000) outstanding at any one time, excluding any Investments described in Sections 8.03(a) and (f);

                  (c) deposits with, or time deposits with, including certificates of deposits issued by, (i) any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital surplus and undivided profits aggregating at least $100,000,000, (ii) any Lender or (iii) any foreign bank for which S & P or


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
Moody's issues a rating of "A" or higher and which has capital surplus and undivided profits aggregating at least $100,000,000;

                  (d) Investments in investment grade securities;

                  (e) Investments made in another Person pursuant to a merger or asset acquisition made in compliance with clause (i) of the proviso in Section 8.05;

                  (f) Investments relating to the ViaTek program existing or planned as of the Announcement Date and listed on Schedule 8.03(b), and additional Investments relating to the ViaTek program in an aggregate amount not to exceed $12,000,000 at any time;

                  (g) Investments to the extent permitted pursuant to Section 8.06; and

                  (h) other Investments (other than pursuant to Section 8.03
(f)) up to (x) at any time prior to the Initial Funding Date, $45,000,000 in the aggregate and (y) on and after the Initial Funding Date, $20,000,000 in the aggregate.

The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

         8.04     Negative Pledge.

                  Create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing as of the Announcement Date securing Debt outstanding on such date and identified on Schedule 8.04 (as such Schedule is updated on the Initial Funding Date with the consent of the Administrative Agent), provided, that the Lien identified in Item 5(b) on Schedule 8.04 shall not be permitted to exist at any time on and after February 28, 1999;

                  (b) Permitted Liens;

                  (c) any Lien existing on any non-current asset securing Debt in an aggregate principal amount up to $15,000,000 at any time;

                  (d) any Lien securing factoring programs of Foreign Subsidiaries in an aggregate amount of up to $5,000,000 at any time; and

                  (e) any Lien relating to a transaction permitted by Section 8.05(ii)(y).

         8.05     Consolidations, Mergers and Sales of Assets.

                  Suffer, permit or enter into any agreement to (a) consolidate or merge with or into any other Person or (b) make an Asset Disposition; provided that:

                           (i) the Company or any Subsidiary may merge with or acquire another Person, through a stock, asset or any other similar transaction, which is in the business of specialty chemicals and related equipment if (A) the Company or such Subsidiary is the surviving entity, (B) such acquisition is friendly and is done with the recommendation of the acquiree's board of directors or similar governing body and (C) the Company has delivered to the Administrative Agent a certificate executed by a Responsible Officer (x) certifying that no Default or Event of Default has occurred and is continuing both before and after giving effect to such transaction and (y) demonstrating pro forma compliance with Sections 9.01, 9.02 and 9.03 after giving effect to such transaction;

                           (ii) the Company or any Subsidiary may make Asset Dispositions the aggregate net proceeds of which received by the Company after the Announcement Date shall not exceed (x) $25,000,000 (other than an Asset Disposition subject to the following clause (y)) (and, subject to compliance with Section 2.07(f), the Lenders hereby agree not to unreasonably withhold their consent for Asset Dispositions in excess of such aggregate amount ) and (y) $10,000,000 (provided, however, that on and after the PTI Funding Date, this amount shall be $20,000,000) with respect to Asset Dispositions of equipment in connection with a sale-leaseback transaction pursuant to which the Company or a Subsidiary will be the lessee;

                           (iii) a Subsidiary of a Borrower may merge with a Borrower or a Wholly-Owned Subsidiary of a Borrower if (A) such Borrower or such Wholly-Owned Subsidiary, as the case may be, is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing;

                           (iv)     the Transaction shall be permitted; and

                           (v) subject to the satisfaction of Sections 5.05 and 5.06, the PTI Merger shall be permitted in accordance with the PTI Merger Documents.

         8.06     Transactions with Affiliates.

                  Directly or indirectly, pay any funds to or for the account of, make any Investment in (whether by acquisition of stock or Debt, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section 8.06 shall not prohibit:

                  (a) the Company from declaring or paying any lawful dividend permitted pursuant to Section 8.02;

                  (b) the Company or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate;

                  (c) the Company or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Company or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates;

                  (d) any transactions between the Company and any Eligible Borrower which has executed and delivered an Election to Participate which is still in effect or any Subsidiary that has executed a Subsidiary Guaranty hereunder;

                  (e) any payment from any Subsidiary to the Company;

                  (f) intercompany loans (i) involving only the Company and a Qualified Subsidiary, (ii) between Qualified Subsidiaries, (iii) between Non-Qualified Subsidiaries and (iv) from a Non-Qualified Subsidiary to the Company or a Qualified Subsidiary, in each case so long as the payee with respect to such intercompany loan is Solvent both before and after giving effect to such intercompany loan;

                  (g) as a further limitation on clause (f), during the Squeeze-Out Period the Company may purchase shares of US Holdco #1 and US Holdco #2, and US Holdco #1 and US Holdco #2 may (x) make intercompany loans to Bidco and (y) purchase shares of Bidco, in each case so long as (i) 100% of the proceeds of all such Investments shall be utilized by Bidco to purchase Target Shares pursuant to the Offer and related fees and costs for the Offer and (ii) the ratio of (x) to (y) above shall be at least 1.0 to 1.0; and

                  (h) Intercompany Debt which does not exceed $15,000,000 in the aggregate.

         8.07     Change in Business.

                  (a) Engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the Announcement Date (or, in the case of Target and each Target Subsidiary, on the Unconditional Date) and lines of business reasonably ancillary or complementary to such current lines of business.

                  (b) The Company will not permit (x) US Holdco #1 and US Holdco #2 to engage in any business activities other than in connection with its ownership interest in Bidco and the execution, delivery and performance of the Collateral Documents to which it is a party or (y) Bidco to engage in any business activities other than those necessary (i) to effect the Offer and (ii) with respect to its ownership interest in Target.

         8.08     Accounting Changes.

                  Make any significant change in accounting treatment or reporting practices, except as required by GAAP.

         8.09     Target Operations.

                  For a period of sixty (60) days (the "Cure Period") after the Unconditional Date, the representations and warranties set out in Section 6.04, 6.06, 6.07, 6.10, 6.17, 6.18, 6.20, 6.21 and (to the extent any disclosure covered under Section 6.14 relates to or provides information covered solely and specifically to one of the representations previously listed) Section 6.14 and the negative covenants set out in Sections 8.01, 8.03, 8.04, 8.05 and 8.06 shall not apply in respect of events or circumstances not known to the Company and existing on the Initial Funding Date (a "Cure Period Event") with respect to Target and each Target Subsidiary and capable of remedy within such sixty (60) day Cure Period; provided, that:

                  (a) the Company agrees to notify the Administrative Agent promptly upon learning of any such Cure Period Event that would, but for this covenant, constitute a Default or Event of Default;

                  (b) such Cure Period Event is not reasonably likely to cause a material adverse effect on the business, financial position or results of operations of the Company and its Subsidiaries or the Target and its Subsidiaries;

                  (c) the aggregate amount that will be required to cure such Cure Period Event is not in excess of $7,500,000; and

                  (d) if at the end of such Cure Period the Cure Period Event still exists, it shall be an immediate Event of Default.


                                   ARTICLE IX

                               FINANCIAL COVENANTS

                  So long as any of the Notes shall remain unpaid, any amounts shall be owing hereunder by any Borrower, or any Lender shall have any Commitment under this Agreement, the Company covenants that:

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         9.01 EBIT to Interest Expense Ratio.

                  The ratio of Consolidated EBIT for the preceding four fiscal quarters to Consolidated Interest Expense for the preceding four fiscal quarters shall not be less than 2.50 to 1.00, tested at end of each fiscal quarter.

         9.02     Minimum Consolidated Net Worth.

                  The Company shall maintain at all times Consolidated Net Worth (without giving effect to any adjustments made in accordance with GAAP with respect to currency translations) at the end of each fiscal quarter of not less than $98,279,000, plus an amount equal to the sum of (a) 50% of positive Consolidated Net Income for each full fiscal quarter since September 30, 1998 to the measurement date plus (b) an amount equal to the net proceeds received by the Company from the issuance of its capital stock during such period.


         9.03     Maximum Total Debt to Consolidated EBITDA.

                  The ratio of Consolidated Total Debt to Consolidated EBITDA tested at the end of each fiscal quarter for the preceding four fiscal quarters shall not during the periods set forth below exceed the following:

Period                                                     Ratio
------                                                     -----
Announcement Date to March 31, 2000                        4.00 to 1.00
April 1, 2000 to March 31, 2001                            3.50 to 1.00
April 1, 2001 to March 31, 2002                            3.25 to 1.00
April 1, 2002 and thereafter                               3.00 to 1.00


                                    ARTICLE X

                                EVENTS OF DEFAULT

         10.01    Event of Default

                  Any of the following shall constitute an "Event of Default":

                  (a) any Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; (ii) fail to pay interest on any Note or any fee or other amount due hereunder as and when due and payable and such failure shall continue for five (5) Business Days; or

                  (b) any representation or warranty made or deemed made by any Borrower in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other written statement furnished at any time under or in connection with any

Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

                  (c) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.04(e), Article VII, Article VIII or
Article IX; or

                  (d) any Borrower shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Loan Document and such failure shall continue for thirty (30) consecutive calendar days after written notice thereof has been given to the Company by the Administrative Agent at the request of the Majority Lenders; or

                  (e) (i) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period or (ii) there occurs under any Swap Contract an early termination date or similar termination or payment event resulting from (1) any breach, violation or event of default under Swap Contract as to which the Company or any of its Subsidiaries is the defaulting or breaching party or (2) any termination or similar event as to which the Company or any of its Subsidiaries is an affected party, and, in either event, the Swap Termination Value owed and not immediately paid by the Company or such Subsidiary as a result thereof is greater than $5,000,000; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or

                  (g) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally or admit in writing its inability to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which such member shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000; or

                  (j) a final, non-appealable judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of (i) in the case of a judgment or order rendered by a court, arbitrator or governmental authority located in the United States, ten (10) days or (ii) in the case of a judgment or order rendered by a court, arbitrator or governmental authority located outside the United States, thirty (30) days; or

                  (k) (i) any provision of any Collateral Document (other than a Credit Agreement Guaranty) shall for any reason cease to be valid and binding on or enforceable against the Company or any of its Subsidiaries party thereto and, with respect to Pledged Collateral to be perfected in a jurisdiction other than the United States, shall remain so for thirty (30) consecutive days, or any such Person shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                           (ii) any Collateral Document (other than a Credit Agreement Guaranty) shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest and, with respect to Pledged Collateral to be perfected in a jurisdiction other than the United States, shall remain so for thirty (30) consecutive days; or

                  (l) there occurs any Change of Control; or

                  (m) any Person party thereto fails in any material respect to perform or observe any term, covenant or agreement in any Credit Agreement Guaranty or any Credit Agreement Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Person party thereto or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at clauses (g) or (h) of this Section occurs with respect to such Person party to a Credit Agreement Guaranty; or

                  (n) a Relevant Event of Default occurs and is continuing at any time; or


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                  (o) Bidco shall have failed for any reason to have caused
Target to become a Wholly-Owned Consolidated Subsidiary of the Company by acquiring 100% in nominal value of the Target Shares (and cancelling all options) within six (6) months after the Announcement Date; provided, however, that the time period set forth in this clause (o) shall be extended by an additional one month and two weeks if Bidco has initiated the Squeeze-Out during the initial six months after the Announcement Date.

         10.02    Relevant Events of Default with respect to Offer.

                  Notwithstanding the provisions of Section 10.01, until the expiration of the Certain Funds Period the events set out below shall be the only Events of Default upon the occurrence of which Administrative Agent and/or the Lenders shall be entitled to exercise their powers under Section 10.03 with respect to making aggregate Loans sufficient to permit the Company to repay its existing indebtedness under the Existing Credit Agreement and contribute or loan funds to Bidco to permit Bidco to purchase the Target Shares (a "Relevant Event of Default") whether or not caused by any reason outside the control of the
Company:

                  (a) the Company fails to comply with Sections 7.04(a), 7.08(d), 7.09, 7.12(a), (c), (f) or (j) or Section 8.02 and, if such event is, in the opinion of the Administrative Agent, capable of remedy, within 15 days after the earlier of the Administrative Agent becoming aware of such default or written notice from the Administrative Agent to the Company requiring the failure to be remedied, the Company shall have failed to cure such default, provided no funding need occur during such cure period; or

                  (b) any of the representations and warranties with respect to the Company, US Holdco #1, US Holdco #2 and Bidco contained in Section 6.01(a), and in respect of the Company and its Subsidiaries contained in Sections 6.02(b), 6.03, 6.15 or 6.16 made or deemed to be repeated during the Certain Funds Period is incorrect in any respect when made or deemed to be repeated, in each case by reference to the facts and circumstances then subsisting; or

                  (c) any Default or Event of Default with respect to the Company, US Holdco #1 or US Holdco #2 pursuant to Section 10.01(g) or (h); or

                  (d) an order is made for the winding up of Bidco or Target; or

                  (e) an administration order is made in relation to or an administrative or other receiver or manager is appointed of Bidco or the Target or any such Person is not Solvent; or

                  (f) a resolution is passed for the winding up of Bidco or the Target;

provided, however, that in the event that a Default or Event of Default shall have occurred during the Certain Funds Period that would not constitute a Relevant Event of Default, the Company hereby acknowledges and agrees that the Administrative Agent and the Lenders shall not be deemed to have waived such Default or Event of Default by the making of any Loan to the Company during the


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Certain Funds Period and that such Default or Event of Default shall be continuing and otherwise actionable in accordance with the terms of this Agreement.

         10.03    Remedies

                  (a) If any Event of Default or Relevant Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders:

                           (i) declare the commitment and obligation of each Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                           (ii) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable (including, without limitation, satisfying the obligations under paragraph (c) below), and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and/or

                           (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law.

                  (b) If an Event of Default exists: (i) the Administrative Agent shall have for the benefit of the Lenders, in addition to all other rights of the Administrative Agent and the Lenders, the rights and remedies of a secured party under the UCC; and (ii) the Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to a Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action. The proceeds of sale shall be applied in accordance with this Agreement and the Borrower shall remain liable for any deficiency.

                  (c) If any Letter of Credit is outstanding upon the termination of this Agreement or the Commitments or if an Event of Default has occurred and is continuing, then upon such termination or during the continuation of such Event of Default the relevant Borrower shall with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their sole discretion


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shall specify, either (A) deposit with Administrative Agent a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent and in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Administrative Agent and the Revolving Lenders for payments made by the Administrative Agent and the Revolving Lenders under such Letter of Credit or under any credit support or enhancement provided through the Administrative Agent with respect thereto, or (B) deposit with NationsBank cash in amounts necessary to reimburse the Administrative Agent and the Revolving Lenders for payments made or to be made (including, without limitation, the amount that the Administrative Agent estimates will be necessary to cover its expenses and legal fees in connection therewith) by the Administrative Agent or the Revolving Lenders under such Letter of Credit or under any credit support or enhancement provided through the Administrative Agent with respect thereto, and grant the Administrative Agent (on behalf of the Lenders) a security interest in such deposited funds. Such Supporting Letter of Credit shall be held by Administrative Agent and any deposit of cash shall be held by NationsBank, pursuant to Section 2.07(c), for the ratable benefit of the Administrative Agent and the Revolving Lenders as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

                  (d) Notwithstanding the foregoing, upon the occurrence of any event specified in Sections 10.01(g) or (h) (in the case of clause (h), upon the expiration of the 60-day period mentioned therein), the commitment and obligation of each Revolving Lender and the Swing Line Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts and obligations as aforesaid (including, without limitation, under clause (c) above) shall automatically become due and payable without further act of the Administrative Agent, the Issuing Bank or any Lender and without presentment, demand, protest or notice of any kind in connection therewith.

         10.04    Rights Not Exclusive

                  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

         10.05    Permitted Swap Contract Remedies.

                  Notwithstanding any other provision of this Article X, each swap provider shall have the right, with prior notice to the Administrative Agent, but without the approval or consent of the Administrative Agent or the Lenders, with respect to any Permitted Swap Obligations of such swap provider,
(a) to declare an event of default, termination event or other similar event thereunder, (b) to determine net termination amounts in accordance with the terms of such Permitted Swap Obligation, and (c) to prosecute any legal action against any Borrower to enforce net amounts owing to such swap provider.


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                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         11.01    Appointment and Authorization; "Administrative Agent"

                  (a) Each Lender hereby irrevocably (subject to Section 11.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article XI with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Article XI, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

         11.02    Delegation of Duties

                  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.


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         11.03    Liability of Administrative Agent

                  None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of Subsidiary or Affiliate of any Borrower.

         11.04    Reliance by Administrative Agent

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, to the extent required by Section 12.01, all of the Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or, to the extent required by Section 12.01, all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Article V, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction.

         11.05    Notice of Default

                  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of


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principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. Subject to Section 12.01, the Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article X; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interest of the Lenders.

         11.06    Credit Decision

                  Each Lender acknowledges that none of the Administrative Agent-Related Persons nor any Prior Loan Document Lender has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of each Borrower and each of its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person or any Prior Loan Document Lender to any Lender. Each Lender represents to the Administrative Agent and each Prior Loan Document Lender that it has, independently and without reliance upon any Administrative Agent- Related Person or any Prior Loan Document Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and each of its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to each Borrower and each of its Subsidiaries hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person or any Prior Loan Document Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of any of the Administrative Agent-Related Persons.

         11.07    Indemnification of Administrative Agent

                  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of a Borrower and without limiting the obligation of such Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion


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of such indemnified liabilities resulting solely from any such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of a Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         11.08    Administrative Agent in Individual Capacity

                  NationsBank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, enter into Swap Contracts with, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with a Borrower and its Subsidiaries and Affiliates as though NationsBank were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders; provided, however, nothing in this Section 11.08 shall relieve the Borrower or its Subsidiaries from providing notices to or obtaining consents of the Lenders otherwise required by this Agreement. The Lenders acknowledge that, pursuant to such activities, NationsBank or its Affiliates may receive information regarding a Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans and L/C Obligations, NationsBank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the Issuing Bank.

         11.09    Successor Administrative Agent

                  The Administrative Agent may, and at the request of the Majority Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI and Sections 12.04 and 12.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's


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resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, NationsBank may not be removed as the Administrative Agent at the request of the Majority Lenders unless NationsBank shall also simultaneously be replaced as "Issuing Bank" and "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to NationsBank.

         11.10    Withholding Tax

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent to deliver to the Administrative Agent:

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of a Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of a Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of a Borrower to such Lender, such Lender agrees


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to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by clause (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         11.11    Collateral Matters

                  (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

                  (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction not prohibited under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Debt or other debt instrument, if the Debt evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in Section 12.01(f). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the


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Administrative Agent's authority to release particular types or items of
Collateral pursuant to this Section 11.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's rights under this Section 11.11.


         11.12    Administrative Agent as English Trustee

                  (a) The Administrative Agent in its capacity as trustee or otherwise under the Loan Documents governed by English law:

                           (i) is not liable for any failure, omission, or defect in perfecting or registering the security constituted or created by any Loan Document;

                           (ii) may accept without inquiry such title as any Borrower or any of its Subsidiaries may have to any asset secured by any Loan Document; and

                           (iii) is not under any obligation to hold any Loan Document or any other document in connection with the Loan Documents or the assets secured by any Loan Document (including title deeds) in its own possession or take any steps to protect or preserve the same. The Administrative Agent may permit any Borrower or any of its Subsidiaries to retain any Loan Document or other document in its possession.

                  (b) Except as otherwise provided in the Loan Documents governed by English law, all moneys which under the trusts contained in the Loan Documents are received by the Administrative Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Administrative Agent in any investment authorized by English law for the investment by a trustee of trust money or in any other investments which may be selected by the Administrative Agent. Additionally, the same may be placed on deposit in the name or under the control of the Administrative Agent with such Lender or institution (including the Administrative Agent itself) and upon such terms as the Administrative Agent may think fit.

         11.13    Assignment under Dutch Law

                  In connection with any assignment and delegation of all, or any part of, the Loans, the Commitments, the L/C Obligations and the other rights or obligations of any Lender (or former Lender) hereunder, the Administrative Agent is authorized on behalf of both the assignor Lender and the assignee Lender, without necessity of any notice to or further consent from such Lenders (or former Lenders, if applicable), to take any action the Administrative Agent deems reasonably necessary or appropriate to assign a corresponding interest in the community of Lenders (which is a community in accordance with Article 166 (and subsequent articles) of Book 3 of the Dutch Civil Code), including without limitation the rights and interests of such assignor Lender (whether held directly or indirectly through the Administrative Agent) under any Loan Documents in any pledged stock or equity interest of any corporation or other legal entity organized under the laws of the Kingdom of the Netherlands and constituting Collateral, to the assignee Lender. The Administrative Agent will notify the Borrower and each pledgor of any pledged stock or equity interest of any such


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corporation or other legal entity organized under the laws of the Kingdom of the
Netherlands of the assignment of the rights under this Agreement and under any deed of pledge or similar Loan Documents evidencing such security interest to the assignee Lender in writing in advance. Each such pledgor and the Borrower acknowledge and agree that Lenders may assign their interests from time to time as described in this Section 11.13.


                                   ARTICLE XII

                                  MISCELLANEOUS

         12.01    Amendments and Waivers

                  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the applicable Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the applicable Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall:

                  (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.05 or Section 10.03) without the prior written consent of each Lender directly affected thereby;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to any Lenders hereunder or under any other Loan Document without the prior written consent of each Lender directly affected thereby;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) below) any fees or other amounts payable hereunder or under any other Loan Document without the prior written consent of each Lender directly affected thereby;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder without the prior written consent of each Lender;

                  (e) amend this Section, or Section 2.14, the definition of "Majority Lenders" or any provision herein providing for consent or other action by all Lenders without the prior written consent of each Lender; or

                  (f) release all or substantially all of the Collateral or all of the Credit Agreement Guaranties, except in connection with a repayment in full of all Obligations and Loans and a


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termination of the Commitments or as otherwise permitted under this Agreement without the prior written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the affected Issuing Bank in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of such Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Majority Lenders or all Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement, (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto and (v) any references in this Agreement to a Business Day, day-count, fraction or other convention (whether for the calculation of interest, determination of payment dates or otherwise) will, to the extent that the Administrative Agent specifies to be necessary, be amended to comply with any generally accepted conventions and market practice applicable to euro-denominated obligations in the London interbank market.

         12.02    Notices

                  (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 12.02, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 12.02; or, as directed to a Borrower or the Administrative Agent and/or the Swing Line Lender, as the case may be, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or XI to the Administrative Agent and/or the Swing Line Lender, as the case may be, shall not be effective until actually received by the Administrative Agent and/or the Swing Line Lender, as the case may be, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

                  (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of a Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any


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Person purporting to be a Person authorized by the relevant Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to such Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of each Borrower to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

         12.03    No Waiver; Cumulative Remedies

                  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         12.04    Costs and Expenses

                  Each Borrower shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse NationsBank (including in its capacity as Administrative Agent and Issuing Bank) within five Business Days after demand (subject to Section 5.01(e)) for all reasonable out-of-pocket costs and expenses incurred by NationsBank (including in its capacity as Administrative Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, reasonable Attorney Costs incurred by NationsBank (including in its capacity as Administrative Agent and Issuing Bank) with respect thereto and all fees and expenses for title and lien searches, appraisals, surveys, title commitment and insurance costs and corporate search fees; and

                  (b) pay or reimburse the Administrative Agent and each Lender within 15 Business Days after demand (subject to Section 5.01(e)) for all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of a Default or an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

The undertaking in this Section shall survive the payment of all Obligations hereunder.


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         12.05    Company Indemnification

                  Whether or not the transactions contemplated hereby are consummated, the Company hereby agrees to indemnify and hold harmless the Administrative Agent-Related Persons and each Lender and each of their affiliates and their respective directors, officers, employees, advisors and agents (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred) any and all losses, claims, damages, liabilities, and expenses (including, without limitation, the reasonable fees and expenses of counsel (including, without duplication, the allocated cost of internal counsel)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(a) the Transaction or any similar transaction and any of the other transactions contemplated thereby, or (b) this Agreement, the other Loan Documents, any Loan or any Letter of Credit, or any use made or proposed to be made with the proceeds thereof (including any arising out of the negligence of such Indemnified Party)(collectively, "Indemnified Liabilities"), unless and except to the extent that, as to such Indemnified Party, it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or willful misconduct of such Indemnified Party or the intentional breach by such Indemnified Party of its agreement to make Loans or issue Letters of Credit in accordance with the terms of this Agreement and the other Loan Documents. In the case of any investigation, litigation or proceeding to which the indemnity in this Section 12.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, the Company's shareholders or creditors or such Indemnified Party and whether or not the Transaction is consummated, unless and except to the extent that, as to such Indemnified Party, it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or wilful misconduct of such Indemnified Party or the intentional breach by such Indemnified Party of its agreement to make Loans or issue Letters of Credit in accordance with the terms of this Agreement and the other Loan Documents. The Company hereby agrees that no Indemnified Party shall have any liability to the Company or any of its Subsidiaries or Affiliates or to the Company's or their respective security holders or creditors for any indirect, consequential or punitive damages arising out of, related to or in connection with the Transaction or the Loan Documents. The agreements in this Section shall survive payment of all other Obligations.



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         12.06    Payments Set Aside

                  To the extent that a Borrower makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

         12.07    Successors and Assigns

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

         12.08    Assignments, Participations, etc.

                  (a) Any Lender may, with the written consent of the Administrative Agent, the Issuing Bank, the Swing Line Lender and, so long as no Default or Event of Default has occurred and is continuing, the Company, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Administrative Agent, the Issuing Bank, the Swing Line Lender or the Company shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all of, or any part of, the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum aggregate Dollar Equivalent of $5,000,000 (or, if less, the entire amount of such Lender's Loans and Commitments, and such Loans and Commitments may consist of the Revolving Loan Commitments, the Term Loan Commitments and the Sterling Acquisition Loan Commitments as determined by the assigning Lender) calculated by aggregating the Commitments, Loans and L/C Obligations held by an Eligible Assignee which are Affiliates; provided, however, that each Borrower and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to each Borrower and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to each Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E attached hereto ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.


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                  (b) From and after the date that the Administrative Agent
notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (other than with respect to any indemnification pursuant to Article IV or Section 12.05).

                  (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with Section 12.08(a)), the relevant Borrower shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitments and, if the assignor Lender has retained a portion of its Loans and its Commitments, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon receipt by the Administrative Agent of the processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of a Borrower (a "Participant") participating interests in any Loans, the Commitments of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) each Borrower, the Issuing Bank, the Swing Line Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as required pursuant to the first proviso to Section 12.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by a Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.



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
                  (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  (f) No assignee, participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Article IV than such Lender would have been entitled to receive with respect to the rights transferred or by reason of the provisions of Article IV requiring such Lender to designate a different Applicable Lending office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (g) In connection with any assignment by NationsBank including in connection with the execution of this Agreement, NationsBank may, with the consent of the Administrative Agent, designate any such assignee with the title "documentation agent," "syndication agent," "co-manager, "co-agent", "co-arranger" or other similar title in addition to such assignee being a "Lender" under this Agreement; provided, that any such assignee shall not receive any fee from the Company or have any additional duties or responsibilities by virtue of such title.

         12.09    Confidentiality

                  Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by a Borrower and provided to it by a Borrower or any Subsidiary of a Borrower, or by the Administrative Agent on such Person's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with any Borrower or any of its Subsidiaries; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than a Borrower, provided that such source is not bound by a confidentiality agreement with a Borrower known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party;
(E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Borrower or any Subsidiary of a Borrower is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.


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         12.10    Set-off

                  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to a Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Debt at any time owing by, such Lender to or for the credit or the account of the relevant Borrower or any Subsidiary Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the relevant Borrower or any Subsidiary Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         12.11    Notification of Addresses, Lending Offices, etc.

                  Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         12.12    Counterparts

                  This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         12.13    Severability

                  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         12.14    No Third Parties Benefited.

                  This Agreement is made and entered into for the sole protection and legal benefit of each Borrower, the Lenders, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         12.15    Governing Law and Jurisdiction.


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                  (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

                  (c) THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS US CORPORATION SYSTEMS WITH OFFICES ON THE DATE HEREOF IN NEW YORK, NEW YORK (OR SUCH OTHER AGENT TO RECEIVE SERVICE OF PROCESS IN NEW YORK, NEW YORK AS IS REASONABLY ACCEPTABLE TO THE ADMINISTRATIVE AGENT), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH ON
SCHEDULE 12.02, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

         12.16    Waiver of Jury Trial


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                  THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         12.17    Entire Agreement

                  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among each Borrower, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof including, without limitation, the commitment letters among NationsBank, NationsBanc Montgomery Securities, LLC and the Company, dated October 16, 1998 and March 23, 1999 (except the provisions of such commitment letter which expressly survive the execution of this Agreement, and the Administrative Agent hereby confirms that during the Certain Funds Period none of such provisions include additional conditions to any Borrowing pursuant to Section 5.02 of this Agreement).

         12.18    Judgment Currency

                  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

         12.19    Amendment and Restatement

                  (a) (i) On and after the Initial Funding Date, the First Amended and Restated Credit Agreement automatically and without further action of any kind amended and restated in its entirety the Prior Loan Document and, upon the Initial Funding Date, the terms and provisions of the Prior Loan Document were, subject to this Section 12.19(a), superseded thereby; provided, however, that notwithstanding the amendment and restatement of the Prior Loan Document by the First Amended and Restated Credit Agreement, the Company continues to be liable to NationsBank, the Administrative Agent-Related Persons (as defined in the Prior Loan Document) and the Lenders under, and as defined in, the Prior Loan Document (the "Prior Loan Document Lenders") with respect to agreements on the part of the Company or any of its Subsidiaries under the Prior Loan Document to indemnify and hold NationsBank (individually and as Administrative Agent), the Administrative Agent-Related Persons and the Prior Loan Document Lenders harmless from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which NationsBank (individually and as Administrative Agent), the Administrative Agent-Related Persons and the Prior Loan Document Lenders may be subject arising in connection with any action taken, failure to take action or transaction contemplated in or under the Prior Loan Document during the period that such agreement was in effect. Without limiting the generality of the foregoing, the obligations of the Company pursuant to Sections 4.01, 4.03, 4.04, 4.09 and 12.05 of the Prior Loan Document and the Fee Letter, as such term is defined in the Prior Loan Document, are not superseded, modified or otherwise affected by the First Amended and Restated Credit Agreement.

                  (ii) Simultaneously with the occurrence of the Initial Funding Date, each Prior Loan Document Lender assigned (subject to Section 11.06 of the First Amended and Restated Credit Agreement) a portion of its Commitments under, and as defined in, the Prior Loan Document to the Lenders under the First Amended and Restated Credit Agreement in such amounts so that the allocation of the Commitments as of the Initial Funding Date was in the amounts specified on
Schedule 2.01 thereto, and each Lender accepted such assignment and assumed its portion of the Commitments in accordance with the terms and conditions thereunder (and the Prior Loan Document Lenders had no further obligations with respect to such Commitments).

                  (iii) In furtherance of and without limiting the foregoing, all amounts owing with respect to accrued fees with respect to the Commitments under, and as defined in, the Prior Loan Documents shall have been paid to the Prior Loan Document Lenders currently on and as of the Initial Funding Date in their entirety.

                  (b) (i) On and after the PTI Effective Date, this Agreement will automatically and without further action of any kind amend and restate in its entirety the First Amended and Restated Credit Agreement and, upon the PTI Effective Date, the terms and provisions of the First Amended and Restated Credit Agreement shall, subject to this Section 12.19(b), be superseded hereby; provided, however, that notwithstanding the amendment and restatement of the First Amended and Restated Credit Agreement by this Agreement, the Company shall continue to be liable to NationsBank, the Administrative Agent-Related Persons (as defined in the First Amended and Restated Credit Agreement) and the Lenders under, and as defined in, the First Amended and Restated Credit Agreement (the "First Amended and Restated Credit Agreement Lenders") with respect to agreements on the part of the Company or any of its Subsidiaries in Section 12.19(a) of the First Amended and Restated Credit Agreement to indemnify and hold NationsBank (individually and as Administrative Agent), the Administrative Agent-Related Persons and the First Amended and Restated Credit Agreement Lenders from time to time harmless from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which NationsBank (individually and as Administrative Agent), the Administrative Agent-Related Persons and the First Amended and Restated Credit Agreement Lenders may be subject arising in connection with any action taken, failure to take action or transaction contemplated in or under but only to the extent set forth in the First Amended and Restated Credit Agreement during the period that such agreement was in effect. Without limiting the generality of the foregoing, the obligations of the Company pursuant to (I) Sections 4.01, 4.03, 4.04, 4.09 and
12.05 of the First Amended and Restated Credit Agreement and the Fee Letter, as such term is defined in the First Amended and Restated Credit Agreement, and
(II) under Section 12.19(a), shall not be superseded, modified or otherwise affected by this Agreement.

                  (ii) Simultaneously with the occurrence of the PTI Effective Date, each First Amended and Restated Credit Agreement Lender shall be deemed to have assigned (subject to Section 11.06 of this Agreement) a portion of its Commitments under, and as defined in, the First Amended and Restated Credit Agreement to the Lenders under this Agreement in such amounts so that the allocation of the Commitments as of the PTI Effective Date shall be in the amounts specified on Schedule 2.01 hereto, and each Lender hereby accepts such assignment and assumes its portion of the Commitments in accordance with the terms and conditions hereunder (and the First Amended and Restated Credit Agreement Lenders shall have no further obligations with respect to such Commitments).

                  (iii) In furtherance of and without limiting the foregoing, all amounts owing with respect to accrued fees with respect to the Commitments under, and as defined in, the First Amended and Restated Credit Agreement shall have been paid to the First Amended and Restated Credit Agreement Lenders currently on and as of the PTI Effective Date in their entirety.



                           [Signature pages to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                             MacDERMID, INCORPORATED

                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________


                             NATIONSBANK, N.A., as Administrative Agent

                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________



                             NATIONSBANK, N.A.,
                             Individually as a Lender, the Swing Line Lender and as the Issuing Bank

                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________



                              [TO CREDIT AGREEMENT]

                             BANKBOSTON, N.A., as Documentation Agent and as a Lender

                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________



                             [TO CREDIT AGREEMENT]

                              FLEET NATIONAL BANK, as Syndication Agent and as a Lender

                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________



                             [TO CREDIT AGREEMENT]

                              THE BANK OF NEW YORK, as Co-Agent and as a Lender

                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________



                             [TO CREDIT AGREEMENT]

                             FIRST UNION NATIONAL BANK, as Co-Agent and as a Lender

                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________


                             [TO CREDIT AGREEMENT]

                             LLOYDS BANK PLC, MIAMI, as Co-Agent and as a
                             Lender

                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________

                             LLOYDS BANK PLC, MIAMI, as Co-Agent and as a Lender

                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________



                             [TO CREDIT AGREEMENT]

                             THE CHASE MANHATTAN BANK

                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________


                             [TO CREDIT AGREEMENT]

                             COMERICA BANK


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________


                             [TO CREDIT AGREEMENT]

                             THE FIRST NATIONAL BANK OF CHICAGO


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________



                             [TO CREDIT AGREEMENT]

                             ABN AMRO BANK N.V.


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________



                             ABN AMRO BANK N.V.


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________


                             [TO CREDIT AGREEMENT]

                             BANK OF MONTREAL


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________




                             [TO CREDIT AGREEMENT]

                             BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________

                             [TO CREDIT AGREEMENT]

                             DG BANK DEUTSCHE
                             GENOSSENSCHAFTSBANK AG, CAYMAN
                             ISLAND BRANCH


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________



                             DG BANK DEUTSCHE
                             GENOSSENSCHAFTSBANK AG, CAYMAN
                             ISLAND BRANCH


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________


                             [TO CREDIT AGREEMENT]

                             THE ROYAL BANK OF SCOTLAND plc


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________






                             [TO CREDIT AGREEMENT]

                             UNICREDITO ITALIANO S.p.A., New York Branch


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________


                             UNICREDITO ITALIANO S.p.A., New York Branch


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________


                             [TO CREDIT AGREEMENT]

                             HSBC BANK USA


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________





                             [TO CREDIT AGREEMENT]

                             GENERALE (USA) FINANCE LLC


                             By:_______________________________________

                             Name:_____________________________________

                             Title:____________________________________






                             [TO CREDIT AGREEMENT]

                                  SCHEDULE 1(a)

                        CALCULATION OF THE MANDATORY COST


(a) The Mandatory Cost for a Lender in relation to a Loan for each of its Interest Periods is the rate determined by that Lender to be equal to the following formulae:

                  in relation to a Loan denominated in Sterling:

         BY + S(Y-Z) + F x 0.01 % per annum = Mandatory Cost
         ----------------------
         100-(B + S)


         in relation to any other Loan:

         F  x 0.01 % per annum = Mandatory Cost
         ---------
            300

         where on the day of application of the formula:

         B is the percentage of the relevant Lender's eligible liabilities (in excess of any stated minimum) which the Bank of England requires that Lender to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is the rate at which Sterling deposits are offered by the relevant Lender to leading banks in the London interbank market at or about 11.00 a.m. on that day for the relevant period;

         S is the percentage of the relevant Lender's eligible liabilities which the Bank of England requires that Lender to place as a special deposit;

         Z is the interest rate per annum allowed by the Bank of England on special deposits; and

         F is the charge payable by the relevant Lender to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero expressed in pounds per pound sterling
                  1 million of the fee base of the relevant Lender.

(b)      For the purposes of this Schedule 3:

         (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

         (ii)     "fee base" has the meaning given to it in the Fees
                  Regulations;

         (iii) "Fees Regulations" means:

                  (1)      prior to 31st March, 1999, the Banking Supervision
                           (Fees) Regulations 1998; and

                  (2) on and after 31st March, 1999, any regulations governing the payment of fees for banking supervision.

         (ii)     "relevant period" in relation to each Interest Period, means:

                  (A)      if it is three months or less, that Interest Period;
                           or

                  (B) if it is more than three months, each successive period of three months and any necessary shorter period comprised in that Interest Period.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) If the relevant Lender can not determine a rate, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by reference banks selected by the relevant Lender.

(e)      (i) The formula is applied on the first day of each relevant period comprised in the relevant Interest Period.

        (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(f) If the relevant Lender determines that a change in circumstances has rendered, or will render, the formula inappropriate, the relevant Lender (after consultation with the other Lenders) shall notify the Company of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the relevant Lender shall, in the absence of manifest error, be binding on all the Parties.

                                  SCHEDULE 2.01
                                   COMMITMENTS

          LENDERS                  $75,000,000.00            $200,300,000.00      POUND STERLING 45,000,000.00
                                       REVOLVER                     TERM                            STERLING
                                                                                                   ACQUISITION
-------------------------------------------------------------------------------------------------------------------------
NationsBank, N.A.                     9,214,285.72              24,608,285.69                      5,528,571.41
BankBoston, N.A.                      7,714,285.72              20,602,285.71                      4,628,571.41
Fleet National Bank                   7,714,285.72              20,602,285.71                      4,628,571.41
The Bank of New York                  5,785,714.30              15,451,714.27                      3,471,428.57
First Union National Bank             5,785,714.30              15,451,714.27                      3,471,428.57
Lloyds Bank Plc, Miami                5,785,714.30              15,451,714.27                      3,471,428.57
The Chase Manhattan Bank              4,928,571.43              13,162,571.43                      2,957,142.86
Comerica Bank                         4,928,571.43              13,162,571.43                      2,957,142.86
The First National Bank of            4,928,571.43              13,162,571.43                      2,957,142.86
Chicago
ABN Amro Bank N.V.                    3,214,285.70               8,584,285.73                      1,928,571.43
Bank of Montreal                      3,214,285.70               8,584,285.73                      1,928,571.43
Bank of Tokyo-Mitsubishi Trust        3,214,285.70               8,584,285.73                      1,928,571.43
Company
DG Bank                               3,214,285.70               8,584,285.73                      1,928,571.43
Deutschegenossenschaftbank AG,
Cayman Island Branch
Royal Bank of Scotland plc            3,214,285.70               8,584,285.73                      1,928,571.43
Generale Bank                                 0.00                       0.00                              0.00
HSBC                                          0.00                       0.00                              0.00
UniCredito Italiano S.p.A., New       2,142,857.15               5,722,857.14                      1,285,714.29
York Branch
TOTAL COMMITMENT                    $75,000,000.00            $200,300,000.00      pound sterling 45,000,000.00





          LENDERS                  $50,000,000            $115,000,000
                                     REVOLVER                PTI
                                     INCREASE                TERM
---------------------------------------------------------------------
NationsBank, N.A.                   3,636,363.64         8,363,636.36
BankBoston, N.A.                    1,515,151.52         3,484,848.48
Fleet National Bank                 1,515,151.52         3,484,848.48
The Bank of New York                3,939,393.94         9,060,606.06
First Union National Bank           3,939,393.94         9,060,606.06
Lloyds Bank Plc, Miami              3,939,393.94         9,060,606.06
The Chase Manhattan Bank                    0.00                 0.00
Comerica Bank                       2,121,212.12         4,878,787.88
The First National Bank of          5,151,515.15        11,848,484.85
Chicago
ABN Amro Bank N.V.                  1,515,151.51         3,484,848.49
Bank of Montreal                    4,545,454.55        10,454,545.45
Bank of Tokyo-Mitsubishi Trust      1,515,151.51         3,484,848.49
Company
DG Bank                             1,515,151.51         3,484,848.49
Deutschegenossenschaftbank AG,
Cayman Island Branch
Royal Bank of Scotland plc          1,515,151.51         3,484,848.49
Generale Bank                       7,575,757.58        17,424,242.42
HSBC                                6,060,606.06        13,939,393.94
UniCredito Italiano S.p.A., New             0.00                 0.00
York Branch
TOTAL COMMITMENT                   50,000,000.00       115,000,000.00